                                                                   EXHIBIT 10.21






                                  VELOCOM INC.


                            SERIES B PREFERRED STOCK
                               PURCHASE AGREEMENT

                                TABLE OF CONTENTS

1. Agreement To Sell And Purchase.................................................................................1

    1.1 Authorization of Shares ..................................................................................1

    1.2 Sale and Purchase ........................................................................................1

2. Closing, Delivery And Payment..................................................................................1

    2.1 Initial Closing ..........................................................................................1

    2.2 Subsequent Closing .......................................................................................1

    2.3 Certificates; Payment ....................................................................................2

3. Representations And Warranties Of The Company..................................................................2

    3.1 Organization and Standing. ...............................................................................2

    3.2 Capitalization of the Company ............................................................................2

    3.3 Authority ................................................................................................3

    3.4 Consents and Approvals ...................................................................................3

    3.5 Compliance with Laws .....................................................................................3

    3.6 Trademarks, Patents, Trade Names, etc ....................................................................4

    3.7 Actions Pending ..........................................................................................4

    3.8 Contracts ................................................................................................5

    3.9 Investments in United States Real Property Interests .....................................................5

    3.10 Unrelated Business Taxable Income .......................................................................5

    3.11 Not a Qualified Small Business ..........................................................................6

    3.12 Subsidiaries ............................................................................................6

    3.13 Capitalization of the Company's Subsidiaries ............................................................6

    3.14 Share Ownership .........................................................................................6

    3.15 Financial Statements ....................................................................................6

    3.16 Material Changes ........................................................................................7

    3.17 Title ...................................................................................................7

    3.18 Licenses ................................................................................................7

    3.19 Insurance ...............................................................................................8

    3.20 Liabilities .............................................................................................8

    3.21 Taxes ...................................................................................................8

    3.22 Collective Bargaining Agreements, Employment Agreements and Employee Relations ..........................8

    3.23 Employee Benefits .......................................................................................9

    3.24 Recordkeeping Compliance ................................................................................9

    3.25 Condition of the Companies; Operation of Business in the Ordinary Course ................................9

    3.26 Y2K Compliance ..........................................................................................9

    3.27 Broker's Fees. .........................................................................................10

    3.28 Foreign Corrupt Practices Act ..........................................................................10

    3.29 Offering ...............................................................................................10

4. Representations And Warranties Of The Purchasers..............................................................10

    4.1 Requisite Power and Authority ...........................................................................10

    4.2 Investment Representations ..............................................................................11

    4.3 Broker's Fees ...........................................................................................12

5. Conditions Precedent To Purchasers' Obligations...............................................................12

6. Additional Closings...........................................................................................13

7. Use of Proceeds...............................................................................................13

8. Miscellaneous.................................................................................................13

    8.1 Governing Law ...........................................................................................13

    8.2 Survival ................................................................................................13

    8.3 Successors and Assigns ..................................................................................13

    8.4 Entire Agreement; Amendment and Waiver ..................................................................13

    8.5 Specific Enforcement ....................................................................................14

    8.6 Severability ............................................................................................14

    8.7 Notices .................................................................................................14

    8.8 Counterparts ............................................................................................14

    8.9 Future Financings .......................................................................................14

    8.10 Expense Reimbursement ..................................................................................15

9. Certain Definitions...........................................................................................15


EXHIBITS:
---------
Exhibit A                    Schedule of Purchasers                                                 A-1
Exhibit B                    Form of Amended and Restated Certificate of Incorporation              B-1
Exhibit C                    Form of Second Amended and Restated Investors Agreement                C-1
Exhibit D                    Form of Legal Opinion                                                  D-1

                                  VELOCOM INC.

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         This Series B Preferred Stock Purchase Agreement (this "Agreement") is entered into as of December 6, 1999, by and among VELOCOM INC., a Delaware corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (collectively the "Purchasers" and individually a "Purchaser").

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       AGREEMENT TO SELL AND PURCHASE

         1.1 Authorization of Shares. On or prior to the Initial Closing (as defined in Section 2 below), the Company shall have authorized the sale and issuance to the Purchasers of shares of its Series B Preferred Stock (the "Shares") having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, attached hereto as Exhibit B (the "Certificate of Incorporation").

         1.2 Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser severally and not jointly agrees to purchase from the Company, up to the aggregate number of Shares set forth opposite such Purchaser's name on Exhibit A (the "Purchaser Share Limit"), at a purchase price of Six Dollars ($6.00) per Share, at the Initial Closing and the Subsequent Closing (as defined in Section 2 below) as more fully set forth on Exhibit A.

2.       CLOSING, DELIVERY AND PAYMENT

         2.1 Initial Closing. The initial closing of the sale and purchase of the Shares under this Agreement (the "Initial Closing") shall take place at 9:00 a.m. on December 6, 1999, at the offices of Holland & Hart LLP, 555 Seventeenth Street, Suite 3200, Denver, CO 80202 or at such other time or place as the Company and the Purchasers may mutually agree (such date is hereinafter referred to as the "Initial Closing Date"). The total number of Shares to be purchased by all Purchasers in the Initial Closing shall be seven million six hundred fifty-seven thousand seventy-three (7,657,073), as set forth on Exhibit A.

         2.2 Subsequent Closing. A subsequent closing of the sale and purchase of the Shares under this Agreement (the "Subsequent Closing") shall take place at 9:00 a.m. on December 31, 1999, at the offices of Holland & Hart LLP, 555 Seventeenth Street, Suite 3200, Denver, CO 80202, or at such other time or place as the Company and the

Purchasers may mutually agree (such date is hereinafter referred to as the "Subsequent Closing Date"). The total number of Shares to be purchased by all Purchasers in the Subsequent Closing shall be sixteen million two hundred seventy-one thousand one hundred thirteen (16,271,113), as set forth on Exhibit A.

         2.3 Certificates; Payment. Each of the Initial Closing and the Subsequent Closing are referred to herein individually as a "Closing," and collectively they are referred to herein as the "Closings." At each Closing, subject to the terms and conditions hereof, the Company shall deliver to the Purchasers certificates representing the number of Shares to be purchased at each such Closing by each Purchaser, against payment of the purchase price therefor by certified check or wire transfer of immediately available funds.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except for the representations and warranties of the Company set forth in Sections 3.13 and 3.14, all representations and warranties made by the Company pursuant to this Section 3 regarding the Brazilian Companies and the Acquired Subsidiaries shall be made to the knowledge of the Company. The Company hereby represents and warrants to each Purchaser as of the date hereof, as follows:

         3.1 Organization and Standing. Each of the Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Companies has all requisite corporate power and authority to own and operate its properties and assets and to carry on its businesses as presently conducted and as presently proposed to be conducted. Each of the Companies is qualified to do business in each jurisdiction where the failure to be so qualified would result in a material adverse effect on the business, operations, assets, prospects or condition (financial or otherwise) of any of the Companies (a "Material Adverse Effect").

         3.2 Capitalization of the Company. The authorized capital stock of the Company, immediately prior to the Initial Closing Date, shall consist of (a) one hundred six million six hundred sixty-six thousand, six hundred sixty-seven (106,666,667) shares of Common Stock, eleven million two hundred eighty-three thousand eight hundred twenty-six (11,283,826) of which are issued and outstanding as of the Initial Closing Date, and (b) seventy two million six hundred sixty-six thousand six hundred sixty-seven (72,666,667) shares of Preferred Stock, of which (i) thirty-one million (31,000,000) are designated as Series A Preferred Stock, thirty million seven hundred six thousand three hundred thirty-three (30,706,333) of which are issued and outstanding as of the Initial Closing Date, and (ii) forty one million six hundred sixty-six thousand six hundred sixty-seven (41,666,667) are designated as Series B Preferred Stock, of which none is issued and outstanding as of the Initial Closing Date. All issued and outstanding shares of the Company's Common Stock and Series A Preferred Stock have been duly authorized, validly issued and are fully paid and non-assessable. Except for the three million seven hundred ninety-eight thousand five hundred forty-four (3,798,544) options outstanding immediately prior to the Initial Closing Date, there are no options, warrants or other rights to purchase from the Company any of its equity securities that are outstanding as of the Initial Closing Date.

         3.3 Authority.

                  (a) The Company has full power, right and authority to execute the Transaction Documents and to perform all of its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents by the Company has been, and consummation by the Company of the transactions contemplated thereby has been, duly authorized by all necessary action of the Company. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid, binding and enforceable obligation of the Company subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any Contracts or Permits to which the Companies are a party or bound and, in particular, will not cause prepayment of any banking or other indebtedness of any of the Companies and will not otherwise give any other Person the right to accelerate, renegotiate or terminate or receive any payment and will not constitute a default, event of default or an event which with the passage of time or lack of notice, or both, would constitute a default or event of default under such Contract, (ii) conflict with or violate any provision of any applicable Legal Requirement to which any Company is subject, (iii) conflict with or violate any Judgment applicable to any of the Companies, or (iv) conflict with, or result in a breach or default under, any term or condition of the constituent documents of the Companies.

                  (b) When issued in compliance with the provisions of this Agreement and paid for by each Purchaser, the Shares and, when issued upon conversion of the Shares, the Common Stock so issuable, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights. The Shares will have the benefit of the terms and provisions of the Certificate of Incorporation.

         3.4 Consents and Approvals. Except as set forth on Schedule 3.4, no consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration with, any governmental authority, agency, bureau or commission, or any other Person (a "Consent"), is required to be obtained or made by the Company, in connection with its execution, delivery, performance of the Transaction Documents and enforceability of its respective obligations under the Transaction Documents and the transactions contemplated thereby.

         3.5 Compliance with Laws.

                  (a) Except as set forth on Schedule 3.5(a), each of the Companies has been in compliance in all material respects with all (i) Environmental Laws, (ii) applicable telecommunications Laws, and (iii) material Legal Requirements. None of the Companies has received (A) any citations, notices of violations, complaints, consent orders (or amendments to or modifications of such orders), compliance schedules or other similar enforcement orders, or (B) any written notice in any form, including inspection reports, from any governmental entity or any other Person which in any case would indicate that there was not then or is not currently such compliance with all such Legal Requirements.

                  (b) Schedule 3.5(b) sets forth an accurate and complete list of all material Permits which are used or held by each of the Companies in connection with the operation of its business. The Company represents that (i) all material Permits of each of the Companies are in full force and effect, (ii) any applications for renewal of any material Permit due prior to the Closing have been, or will be, timely filed prior to the Closing, (iii) no proceeding or other legal action to modify, suspend, revoke, withdraw, terminate or otherwise limit any such material Permit is pending or, to the knowledge of the Company, threatened, and (iv) each of the Companies has made all payments required to be made under all material Permits, including, without limitation, in respect of any Licenses.

         3.6 Trademarks, Patents, Trade Names, etc.

                  (a) Schedule 3.6 contains a listing of all patents, know-how, trademarks, trade names, service marks, service names, copyrights and other intellectual or proprietary property used in the conduct of each of the Companies' businesses (the "Patent and Trademark Rights"). Except as set forth on Schedule 3.6, none of the Companies has received any notice from any other Person challenging the right of any of them to use any such Patent and Trademark Rights owned or used by or licensed to each of the Companies. The Company has no knowledge that any Patent and Trademark Right is being infringed upon or appropriated by others, and none is subject to any outstanding Judgment affecting the scope of the free and unrestricted use by any of the Companies or is used contrary to the provisions of any licensing or other agreement. The Company has no knowledge that there are any geographic restrictions on the use by any of the Companies of the Patent and Trademark Rights.

                  (b) The Companies have not entered into any agreement or arrangement for the provision or acquisition of any Patent and Trademark Rights.

         3.7 Actions Pending. There is no suit, action, claim, arbitration or similar proceeding or investigation pending or, to the Company's knowledge, threatened against any of the Companies (i) which, if adversely resolved, would be reasonably likely to have a Material Adverse Effect, (ii) with respect to which there is a reasonable likelihood of a determination which would prevent the Company from consummating the transactions contemplated by the Transaction Documents. None of the Companies is a party to or is bound by any Judgment of any governmental authority, arbitrator or any other Person. None of the Companies has compromised, settled or lost any arbitration or judicial or administrative proceeding.

         3.8 Contracts.

                  (a) Schedule 3.8 contains an accurate and complete list of all Contracts to which any of the Companies is a party or by which any of such Companies' assets or properties are bound or affected and which (i) involve the obligation (including contingent obligations) to pay by or to any of such Companies amounts in excess of US$100,000 in the aggregate in respect of the Company and the Subsidiaries and amounts in excess of US$1,000,000 in the aggregate in respect of the Brazilian Companies, (ii) are Contracts with any stockholder or member or any Affiliate of any stockholder or member, (iii) are Contracts with governmental entities, or (iv) were not entered into in the ordinary course of business of any of such Companies.

                  (b) All Contracts are valid, binding and enforceable by each of the respective Companies in accordance with their respective terms and none of such Companies is in default in any material respect under any of such Contracts nor, to the knowledge of the Company, is there any basis for any valid claim of default or violation under any Contract. To the knowledge of the Company, no other party to any of such Contracts is in default in any material respect thereunder nor does there exist any event or condition, which upon the giving of notice or the lapse of time or both, would (i) constitute a default in any material respect or event of default thereunder or (ii) entitle any other party thereto to terminate such Contract.

                  (c) None of the Companies is a party to any Contract containing an undertaking on its part not to compete in any business, industry or geographical area except as set forth in the Licenses.

         3.9 Investments in United States Real Property Interests. The Company's capital stock does not, and the Company shall use its reasonable commercial efforts to ensure that its capital stock will not, constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended (the "Code"). The preceding representation is based on a determination by the Company that the Company is not and has not been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) ("USRPHC") during the five (5) year period preceding the date of this Agreement. From time to time, upon the request of any Purchaser, the Company shall make a determination as to its status as a USRPHC. If at any time in the future the Company should become a United States real property holding corporation, the Company shall, as promptly as possible, notify each Purchaser of such change in status.

         3.10 Unrelated Business Taxable Income. The Company shall use its reasonable commercial efforts to ensure that any gross income derived by a Purchaser from the Company shall be in the form of dividends, interest, capital gains and losses from the disposition of property, and rents and royalties, but only such rents and royalties as are excluded pursuant to Code Sections 512(b)(2) and 512(b)(3), respectively, in calculating unrelated business taxable income and only such dividends, interest, capital gains and losses, and rents and royalties that are not included under Section 512(b)(4) of the Code in calculating unrelated business taxable income.

         3.11 Not a Qualified Small Business. The Company does not qualify as a "Qualified Small Business" as defined in Section 1202(d) of the Code.

         3.12 Subsidiaries. Schedule 3.12 sets forth the current ownership structure of the Company and its Subsidiaries.

         3.13 Capitalization of the Company's Subsidiaries Schedule 3.13 sets forth the outstanding capital of each of the Companies (other than the Company), the number of their authorized and issued shares or equity interests and their nominal value. All of the shares or equity interests of the Companies (other than the Company) have been duly authorized, validly issued and are fully paid and non-assessable. The Companies (other than the Company) have no other shares or equity interests of any kind authorized or outstanding, no outstanding securities convertible into or exchangeable for or carrying the right to acquire any equity security of any of the Companies (other than the Company) and no outstanding options, warrants or other agreements or commitments under which any of the Companies (other than the Company) are obligated to issue any additional shares or equity interests. None of the shares of the Companies (other than the Company) is subject to any Encumbrances except as set forth on Schedule 3.13.

         3.14 Share Ownership.

                  (a) Schedule 3.14(a) sets forth a true and correct list of the stockholders of the Company, the number of shares owned by the stockholders of the Company and the percentage ownership represented by each such stockholding.

                  (b) Schedule 3.14(b) sets forth a true and complete list of
(i) all stockholders agreements, limited liability company agreements or other agreements in respect of or relating to the equity interests in the Companies to which the Company or any of its Subsidiaries is a party, and (ii) all Contracts relating to the purchase, sale, transfer or other disposition of any securities or equity interests of any of the Companies to which the Company or any of its Subsidiaries is a party.

         3.15 Financial Statements. The Company has delivered to each Purchaser unaudited balance sheets and the related unaudited income statement and retained earnings statements for the periods set forth therein of (x) the Company at December 31, 1998 and September 30, 1999, (y) MegaTel do Brasil S.A., Telelatina Management Company, Smartel S.A., Formus S.A. and Telelatina S.A. at June 30, 1999 and (z) Vesper S.A. at May 31, 1999 (the items referred to in (x), (y) and
(z) are referred to herein collectively as the "Financial Statements"). Except as may be otherwise noted therein, the Financial Statements present fairly, in all material respects in accordance with generally accepted accounting principles then in effect, the financial position of each of the Companies as of the date set forth therein and the results of operations of each of such Companies for the periods set forth therein, except that the Financial Statements (i) do not have all footnotes required by generally accepted accounting principles and (ii) are subject to normal, year-end adjustments.

         3.16 Material Changes. Except as set forth in the Financial Statements, since the date of the latest respective Financial Statements (i) there have been no changes in the business, operations, assets or liabilities of any of the respective Companies which, individually or in the aggregate, has had or would be reasonably likely to have, a Material Adverse Effect; (ii) none of such Companies has made or declared any dividend or declared, made or paid any other distribution in respect of its capital stock; (iii) none of such Companies has suffered any casualty which resulted in damage, destruction or loss (whether or not covered by insurance); and (iv) none of such Companies has suffered any strike or other work stoppage.

         3.17 Title. Each of the Companies has (i) with respect to real property which is leased and used by it in its business, valid and subsisting leasehold interests and (ii) with respect to the owned or leased personal property and assets used by it in its business, good title or valid leasehold interests, in each instance, free and clear of any Encumbrances, except Permitted Encumbrances or any Encumbrances reflected on the Financial Statements.

         3.18 Licenses.

                  (a) Schedule 3.18(a) sets forth a complete list of all of the telecommunications licenses held by the Companies (the "Licenses"). Each of the Licenses listed in Schedule 3.18(a) was duly authorized, granted and delivered by the appropriate governmental entity or an instrumentality thereof to such of the Companies identified in Schedule 3.18(a) as holding such License and recorded with the appropriate government entity in accordance with all applicable Legal Requirements. Each of the Licenses is held by such of the Companies identified in Schedule 3.18(a) as holding such License, free and clear of any Encumbrance or other attachments and duties of any kind except as set forth in the relevant License. There are no restrictions or limitations on the use of the rights granted by the Licenses except for those expressly set forth in each of the Permits, Licenses and applicable Law.

                  (b) Since the award of the Licenses, each of the Companies holding a License has complied in all material respects with the terms and conditions of the License held by it (including any required build-out deadlines and notice or filing obligations) and has made all necessary payments required to be made thereunder. None of the transactions contemplated hereby will result or has resulted in the termination or revocation of any License.

         3.19 Insurance. Each of the Companies has in place adequate and appropriate insurance policies, given its industry and its current stage of development. None of the Companies has been notified of any cancellation of or any refusal of any insurance coverage relating to its operations by any insurance carrier to which it has applied for insurance since its formation. Each of the Companies is in compliance in all material respects with such insurance policies and has paid all outstanding premiums when and as due. There is no pending claim under any insurance policy to which any of the Companies is an insured or beneficiary or any fact or circumstance reasonably likely to give rise to such a claim.

         3.20 Liabilities. Except as set forth in the Financial Statements, on
Schedule 3.20, or in the Licenses or Contracts, none of the Companies has incurred any outstanding material obligation, debt or liability, fixed or contingent ("Liabilities") to any Person.

         3.21 Taxes.

                  (a) The Companies have filed all federal, state, departmental, municipal and foreign Tax returns required by law to be filed by them other than such filings, the failure of which to have been made, would not reasonably be likely to have a Material Adverse Effect. Except as set forth on the Financial Statements, and except for taxes the failure of which to pay would not reasonably be likely to have a Material Adverse Effect, each of the Companies has paid all such taxes that have already become due and payable. The provisions shown on the Financial Statements are adequate to reflect any material amount of unpaid Taxes of the Companies due or to become due with respect to fiscal periods ended on or before the date of the Financial Statements. As of the date hereof, there is no claim or assessment pending against the Company or, to the Company's knowledge, any of the other Companies, based on a failure to pay Taxes and no basis exists for any such claim.

                  (b) The Company is not aware of and, to the Company's knowledge, there are no circumstances which, either by passage of time or issuance of an assessment binding on any of the Companies to pay any Tax or contribution, may give rise to any type of dispute with any Tax authority in relation to any Tax obligation or liability.

         3.22 Collective Bargaining Agreements, Employment Agreements and Employee Relations.

                  (a) Except as set forth on Schedule 3.22(a), none of the Companies has in effect any collective bargaining agreement or employment agreement which is not terminable at will in accordance with the laws of the jurisdictions in which it operates. Except as set forth on Schedule 3.22(a), there are no disputes currently subject to any grievance procedure, arbitration or litigation under such collective bargaining agreements or employment agreements nor is there any default under any such agreements, by any of the Companies or to the knowledge of the Company, any other party thereto.

                  (b) Schedule 3.22(b) sets forth all employees and directors of the Company and their remuneration rates, applicable benefits and the applicable term of their employment.

         3.23 Employee Benefits.

                  (a) Except as set forth on Schedule 3.23(a), the Companies do not maintain or contribute to or have any liability with respect to (i) any incentive, bonus, commission or deferred compensation or severance or termination pay plan, agreement or arrangement for the benefit of employees employed by it or any director, (ii) any pension, profit-sharing, stock purchase, stock option, group life insurance, hospitalization insurance, disability, retirement or any other employee benefit plan, agreement or arrangement, for the benefit of employees employed by it or any director or
(iii) any fringe benefit plan, agreement or arrangement for the benefit of employees employed by it or any director (the items referred to in (i), (ii), and (iii) above are hereinafter referred to collectively as, the "Plans" and individually as a "Plan").

                  (b) There are no scheduled or agreed-upon future increases of benefit levels for employees employed by any of the Companies, and no increases in benefits have (i) been proposed by any of the Companies for the benefit of its employees or any director, (ii) been made the subject of representation or similar communication by any of the Companies to their employees or directors or
(iii) to the knowledge of the Company, been requested or demanded by employees employed by any of the Companies under circumstances which make it reasonable to expect that such increase will be granted.

                  (c) Each of the Companies has made all requisite pension and other governmental and/or social security contributions on its own behalf and on behalf of its employees and is in compliance in all material respects with all labor and social security obligations pursuant to the applicable Laws and Legal Requirements.

         3.24 Recordkeeping Compliance. Except as set forth on Schedule 3.24, each of the Companies has maintained its books and records and accounts in accordance with all applicable Legal Requirements, and all corporate and other documents required to be submitted to relevant federal, state, departmental and municipal authorities by each of such Companies have been duly and punctually submitted and have been true and correct in all material respects.

         3.25 Condition of the Companies; Operation of Business in the Ordinary Course. All of the material equipment, buildings and other assets of each of the Companies used in connection with the operation of its businesses are in good, workmanlike condition and fit for use for its intended purpose, ordinary wear and tear excepted.

         3.26 Y2K Compliance. Each of the Companies has taken steps to verify from vendors that, in and following the Year 2000, (i) its computer systems and
(ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of such Company interface) will function properly. The cost to each of the Companies of the reasonably foreseeable consequences of Year 2000 to the respective Company resulting from the failure of its systems cannot be reasonably expected to have a Material Adverse Effect.

         3.27 Broker's Fees. Except for any fees owed to Lehman Brothers, Donaldson Lufkin & Jenrette and TD Securities, for which the Purchasers have no liability, the Company has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by the Transaction Documents that would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

         3.28 Foreign Corrupt Practices Act. The Company represents that (i) it has not taken any action which is or could be deemed to be a violation of the Foreign Corrupt Practices Act in respect of any of the Companies; (ii) it is not aware of any action or conduct which could be deemed to be a violation of the Foreign Corrupt Practices Act in respect of any of the Companies and (iii) none of its managers, officers, directors, employees, stockholders, members, agents or representatives has offered, given, paid, authorized the payment of, or promised, directly or indirectly, any money, gift, promise or other thing of value to any Foreign Official (or to any other Person while knowing it will be offered, given or promised to a Foreign Official) for any purpose including, by way of example but not limitation, influencing any act or decision of such Person acting in their official capacity, inducing such Person to do or omit to do any action in violation of their lawful duty, inducing such Person to use their influence with the government of the Republic of Argentina, the Republic of Peru, the Republic of Colombia, the Republic of Venezuela, the Republic of Uruguay, the Republic of Chile, or the Federative Republic of Brazil or any instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist any of the Companies or their stockholders or members to obtain or retain business for or with, or in directing business to, any Person.

         3.29 Offering. Subject to the accuracy of the Purchasers' representations in Section 4 hereof, the offer, sale and issuance of the Shares, and of any Common Stock into which the Shares are convertible (the "Conversion Shares") constitute transactions exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser severally and not jointly hereby represents and warrants to the Company, as of the date hereof, as follows:

         4.1 Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on such Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Initial Closing.

         4.2 Investment Representations. Such Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Such Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement.

                  (a) Purchaser Bears Economic Risk. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Such Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times such Purchaser might propose.

                  (b) Acquisition for Own Account. Such Purchaser is acquiring the Shares and the Conversion Shares for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

                  (c) Purchaser Can Protect Its Interest. Such Purchaser represents that, by reason of its or of its management's business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by the Agreement.

                  (d) Accredited Investor. Such Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) Company Information. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. Such Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                  (f) Rule 144. Such Purchaser acknowledges and agrees that the Shares and the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.3 Broker's Fees. None of the Purchasers has employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by the Transaction Documents that would be entitled to a broker's finder's or similar fee or commission in connection therewith.

5.       CONDITIONS PRECEDENT TO PURCHASERS' OBLIGATIONS

         The obligation of each Purchaser to purchase and pay for the Shares to be delivered to it at any Closing shall be subject to the satisfaction of the following conditions as of each Closing Date:

                  (A) the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of such Closing Date;

                  (B) with respect to the Initial Closing only, concurrent with the Initial Closing, the Company and the Purchasers shall have entered into the Second Amended and Restated Investors Agreement in the form attached hereto as Exhibit C;

                  (C) each Purchaser shall have received from Holland & Hart LLP, counsel for the Company, an opinion in substantially the form attached hereto as Exhibit D, dated the date of each Closing;

                  (D) any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act") with respect to such Purchaser's acquisition of Shares in such Closing, shall have expired or otherwise been terminated;

                  (E) the Certificate of Incorporation shall have been filed with the Delaware Secretary of State;

                  (F) with respect to the Initial Closing only, the Company shall have provided to Centennial Fund V, L.P. and Centennial Fund VI, L.P. a certification of the direct and indirect holdings of securities of the Company by certain persons designated by Centennial Fund V, L.P. and Centennial Fund VI, L.P.;

                  (G) with respect to Telecom Partners III, L.P.'s obligation to purchase Shares in the Subsequent Closing, Telecom Partners III, L.P. shall have closed on at least US$200 million of funding by the Subsequent Closing Date; and

                  (H) with respect to the obligations of Centennial Fund VI, L.P., Centennial Entrepreneurs Fund VI, L.P. and Centennial Holdings I, LLC to purchase an aggregate of US$8.36 million of the Shares they have committed to purchase in the Subsequent Closing, Centennial Fund VI, L.P. shall have received the requisite approval of such investments by its limited partners.

6.       ADDITIONAL CLOSINGS

         In the event that the Company agrees to sell additional Shares in one or more closings other than the Initial Closing or the Subsequent Closing (the "Additional Closings"), the Company and the Purchasers hereby agree that the Purchasers shall benefit from any provisions in the documents relating to such Additional Closings that are more favorable to the purchasers in such Additional Closings than comparable provisions in the Transaction Documents. In such event, the Company and the Purchasers hereby agree to take all reasonable actions required to amend the Transaction Documents in order to make appropriate adjustments to reflect such favorable provisions and to facilitate the consummation of such Additional Closings.

7.       USE OF PROCEEDS

         The Company shall use the proceeds from the sale of the Shares to finance its commitments to the Brazilian Companies and the Subsidiaries, to fund general corporate purposes including development activities, and to cover fees and expenses related to the sale of the Shares.

8.       MISCELLANEOUS

         8.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

         8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         8.4 Entire Agreement; Amendment and Waiver. This Agreement, the Exhibits, Schedules and the other documents expressly delivered pursuant hereto, including the Second Amended and Restated Investors Agreement, supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto (including, without limitation, the Equity Investment Agreement dated

October 21, 1999 by and among the Company and certain of the Purchasers) relating to the matters contemplated hereby and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the holders of a majority of the Shares held by the Purchasers, and any such amendment, waiver, discharge or termination shall be binding on all Purchasers.

         8.5 Specific Enforcement. Any Purchaser shall be entitled to specific enforcement of its rights under this Agreement. The parties acknowledge that money damages would be an inadequate remedy for its breach of this Agreement and consent to an action for specific performance or other injunctive relief in the event of any such breach.

         8.6 Severability. Unless otherwise expressly provided herein, a Purchaser's rights hereunder are several rights, not rights jointly held with any of the other Purchasers. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent to the Company at 6400 South Fiddlers Green Circle, Suite 710, Englewood, CO 80111, Attention: Vice President - Strategic and Legal Affairs, with a copy to Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, CO 80202, Attention: Mark D. Ebel, and to a Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

         8.8 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered by facsimile.

         8.9 Future Financings. Nothing contained in this Agreement or any Purchaser's prior dealings with the Company shall be deemed to constitute a commitment on the part of any Purchaser to participate in any future financings by the Company.

         8.10 Expense Reimbursement. The Company hereby agrees to reimburse the Purchasers for the fees and expenses of Cooley Godward LLP in connection with the Initial Closing (not to exceed $20,000), and for the reasonable fees and expenses of Cooley Godward LLP incurred in connection with the Subsequent Closing, and for any filing fees and other expenses of any Purchaser in connection with any filing required under the HSR Act as a result of the transactions contemplated by this Agreement.

9.       CERTAIN DEFINITIONS.

         "Acquired Subsidiaries" means Smartel S.A., PCN Investments S.A., Interloop Americas Inc., Telelatina S.A., Formus S.A., Telelatina Management Company, Formus Communications Latin America LLC, Formus Communications Argentina LLC, Formus Communications Bolivia LLC, Formus Communications Colombia LLC, Formus Communications Peru LLC, Formus Communications Venezuela LLC, Formus S.A., Formus Bolivia S.A., Formus Comunicaciones de Chile Limitada, Formus Colombia S.A. E.S.P., Formus Peru S.A. and Telecomunicaciones Interactivas de Venezuela C.A..

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person; for purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

         "Brazilian Companies" shall mean Vesper S.A., Vesper Holding S.A., Vesper Sao Paulo Holding S.A. and MegaTel do Brasil S.A., each of which is a sociedade anonima formed under the Laws of the Federative Republic of Brazil.

         "Companies" shall mean the Company, the Brazilian Companies and the Subsidiaries (including the Acquired Subsidiaries).

         "Contracts" shall mean any and all written contracts, agreements, obligations, franchises, warranties, guaranties, undertakings, commitments, understandings, arrangements, leases, licenses, registrations, easements, rights-of-way, mortgages, bonds, notes and other instruments and obligations and interests therein or rights thereunder, excluding any Permits, in each case which are material to the business of any of the Companies, as the case may be.

         "Encumbrances" shall mean any mortgage, imperfection of title, lien, pledge, option, security interest, claim, charge or other encumbrance of any kind whatsoever.

         "Environmental Laws" shall mean any Laws or Legal Requirements relating to human health and safety, pollution, protection or cleanup of the environment (including, but not limited to, ambient air, surface water, groundwater, land surface or subsurface strata and flora or fauna) and such other Laws or Legal Requirements relating to the release, containment, removal, remediation, response, cleanup or abatement of any sort of chemical or hazardous substance.

         "Foreign Corrupt Practices Act" shall mean the Foreign Corrupt Practices Act of the United States of America (15 U.S.C.A. Section 78dd) and any successor statute or legislation.

         "Foreign Official" means (i) an officer or employee of the government of the Republic of Argentina, the Republic of Peru, the Republic of Colombia, the Republic of Venezuela, the Republic of Uruguay, the Republic of Chile or the Federative Republic of Brazil or any political subdivision, department, agency or instrumentality thereof; (ii) a Person acting in an official capacity for or on behalf of any such government or department, agency or instrumentality; (iii) a member or official of a political party in the Republic of Argentina, the Republic of Peru, the Republic of Colombia, the Republic of Venezuela, the Republic of Uruguay, the Republic of Chile or the Federative Republic of Brazil;
(iv) a candidate for political office in the Republic of Argentina, the Republic of Peru, the Republic of Colombia, the Republic of Venezuela, the Republic of Uruguay, the Republic of Chile or the Federative Republic of Brazil or (v) any other meanings or interpretations given to the term under the Foreign Corrupt Practices Act as it applies to any of the Companies.

         "Judgments" shall mean any and all judgments, orders, directives, rulings, decisions, injunctions, decrees or awards of any federal, state, municipal, departmental or foreign court, arbitrator or administrative or governmental authority, bureau or agency.

         "Laws" shall mean all laws (whether statutory or otherwise), rules and regulations of all governmental, judicial, legislative, executive, administrative or regulatory authorities (federal, state, municipal, departmental, foreign or otherwise).

         "Legal Requirements" shall mean any and all applicable (i) Permits,
(ii) Laws, (iii) Judgments, and (iv) contracts with any federal, state, municipal or departmental or foreign court, arbitrator or administrative or governmental authority, bureau or agency relating to compliance with matters described in (ii) and (iii) above.

         "Liabilities" shall have the meaning set forth in Section 3.20 of this Agreement.

         "Licenses" shall have the meaning set forth in Section 3.18 of this Agreement.

         "Material Adverse Effect" shall have the meaning set forth in Section
3.1 of this Agreement.

         "Permits" shall mean any and all permits, authorizations, approvals, registrations, waivers, variances and licenses (i) under any (x) Laws or (y) Judgments with any federal, state, municipal or departmental court, arbitrator or administrative or governmental authority, bureau or agency relating to compliance with the matters described in (x) above or (ii) granted by any federal, state, municipal or departmental administrative or governmental authority, bureau or agency (whether domestic or foreign).

         "Permitted Encumbrances" shall mean undetermined or inchoate liens arising or potentially arising under statutory provisions which have not at the time been filed and of which written notice has not been served pursuant to Laws or which relate to obligations not overdue or delinquent, minor imperfections in title, if any, not material in nature and which, individually and in the aggregate, do not materially interfere with or affect the conduct of the Companies' businesses.

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other similar entity or any government or political subdivision or any agency, department or instrumentality thereof.

         "Subsidiaries" or "Subsidiary" shall mean any subsidiary of the Company over which the Company exercises control. For purposes of this definition, "control" shall mean the direct or indirect ownership by the Company of at least 50.1% of the voting securities of such subsidiary.

         "Tax" and "Taxes" shall mean (i) all taxes, assessments, levies, imports, duties, license fees, registration fees or other similar governmental charges including, without limitation, income taxes, franchise taxes, transfer taxes or fees, value added taxes, sales taxes, excise taxes, ad valorem taxes, withholding taxes, minimum taxes and social security or other employee-related taxes and (ii) any interest, penalties or additions to tax imposed on a tax described in clause (i) hereof imposed by any federal, state, municipal, departmental or foreign governmental agency or political subdivision.

         "Transaction Documents" shall mean this Stock Purchase Agreement and the Second Amended and Restated Investors Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

                                COMPANY:

                                    VELOCOM INC.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                PURCHASERS:

                                    TELECOM PARTNERS II, L.P.
                                         By:  Telecom Management II, L.L.C.,
                                         Its General Partner


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    TELECOM MANAGEMENT III, L.L.C.
                                    (on behalf of Telecom Partners III, L.P. to be formed hereafter)


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    CENTENNIAL FUND V, L.P.
                                    By:  Centennial Holdings V, L.P.
                                    Its General Partner


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:  General Partner

                                    CENTENNIAL FUND VI, L.P.
                                    By:  Centennial Holdings VI, LLC
                                    Its General Partner


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:  Managing Principal

                                    CENTENNIAL ENTREPRENEURS FUND VI, L.P.
                                    By:  Centennial Holdings VI, LLC
                                    Its General Partner


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:  Managing Principal

                                    CENTENNIAL HOLDINGS I, LLC


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    CENTENNIAL STRATEGIC PARTNERS VI, L.P.
                                    By:  CSP VI Management, LLC
                                    Its General Partner
                                           By:  Centennial Holdings VI, LLC
                                           Its:  Managing Member


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:  Managing Principal

                                    CRESCENDO WORLD FUND, L.L.C.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    EAGLE VENTURES WF, L.L.C.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                    CRESCENDO III, L.P.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                    CRESCENDO III, GbR


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                    CRESCENDO III EXECUTIVE FUND, L.P.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                    SLI WIRELESS S.A.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    FORMUS COMMUNICATIONS-LATIN AMERICA
                                    HOLDINGS, LLC
                                         By: Formus International, Inc.
                                         Its: Manager


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    JANCO CAPITAL MANAGEMENT, LLC


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    BRAD PEERY CAPITAL, L.P.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    BRAD PEERY CAPITAL VENTURES, L.P.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    BRAD PEERY CAPITAL INTERNATIONAL


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    BRAD PEERY CAPITAL, INC.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    MELLON VENTURES II, L.P.
                                    By:  MVMA II, L.P., a Delaware Limited
                                            Partnership
                                    Its:    General Partner

                                            By:     MVMA, Inc., a Delaware
                                                    Corporation
                                            Its:    General Partner


                                    By:
                                         --------------------------------------
                                         Name: Jeffrey H. Anderson
                                         Title:



                                    -------------------------------------------
                                    Bernard Schotters



                                    -------------------------------------------
                                    Fred A. Vierra



                                    -------------------------------------------
                                    Robert McKenzie



                                    -------------------------------------------
                                    Nicolas Kauser



                                    -------------------------------------------
                                    David J. Leonard



                                    -------------------------------------------
                                    Barry L. Rowan

                                    -------------------------------------------
                                    Gregory P. Sadler



                                    -------------------------------------------
                                    Bradley T. Johnson

                        SERIES B STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                                                       INITIAL CLOSING                            SUBSEQUENT CLOSING
                                                       ---------------                            ------------------

                                                NUMBER OF       AGGREGATE PURCHASE          NUMBER OF        AGGREGATE PURCHASE
        NAME AND ADDRESS                         SHARES               PRICE                   SHARES               PRICE
1.      Telecom Partners II, L.P.                833,333           $  4,999,998                     --                     --
        4600 S. Syracuse Street
        Suite 1000 Denver, CO 80237
        Phone: 303-874-1100
        Fax: 303-874-1110

2.      Telecom Partners III, L.P.                    --                     --              6,666,667           $ 40,000,002
        4600 S. Syracuse Street
        Suite 1000 Denver, CO 80237
        Phone: 303-874-1100
        Fax: 303-874-1110

3.      Centennial Fund V, L.P.                  250,000              1,500,000                250,000              1,500,000
        1428 15th Street
        Denver, CO 80202
        Phone:  303-405-7500
        Fax:  303-405-7575

4.      Centennial Fund VI, L.P.               1,309,809              7,858,854              1,190,191              7,141,146
        1428 15th Street
        Denver, CO 80202
        Phone:  303-405-7500
        Fax:  303-405-7575

5.      Centennial Entrepreneurs                  32,745                196,470                 29,755                178,530
        Fund VI, L.P.
        1428 15th Street
        Denver, CO 80202
        Phone:  303-405-7500
        Fax:  303-405-7575

6.      Centennial Holdings I, LLC                36,506                219,036                 34,114                204,684
        1428 15th Street
        Denver, CO 80202
        Phone:  303-405-7500
        Fax:  303-405-7575

                                                       INITIAL CLOSING                            SUBSEQUENT CLOSING
                                                       ---------------                            ------------------

                                                NUMBER OF       AGGREGATE PURCHASE          NUMBER OF        AGGREGATE PURCHASE
        NAME AND ADDRESS                         SHARES               PRICE                   SHARES               PRICE
7.      Centennial Strategic Partners                 --                     --                125,000                750,000
        VI, L.P.
        1428 15th Street
        Denver, CO 80202
        Phone:  303-405-7500
        Fax:  303-405-7575

8.      Crescendo World Fund, L.L.C.             106,033                636,198                212,067              1,272,402
        505 Hamilton Avenue
        Suite 315
        Palo Alto, CA 94301
        Phone: 650-470-1202
        Fax: 650-470-1201

9.      Eagle Ventures WF, LLC                     5,079                 30,474                 10,155                 60,930
        505 Hamilton Avenue
        Suite 315
        Palo Alto, CA 94301
        Phone: 650-470-1202
        Fax: 650-470-1201

10.     Crescendo III, L.P.                      633,333              3,799,998              1,746,897             10,481,382
        505 Hamilton Avenue
        Suite 315
        Palo Alto, CA 94301
        Phone: 650-470-1202
        Fax: 650-470-1201

11.     Crescendo III, GbR                        13,059                 78,354                 36,019                216,114
        505 Hamilton Avenue
        Suite 315
        Palo Alto, CA 94301
        Phone: 650-470-1202
        Fax: 650-470-1201

12.     Crescendo III Executive Fund, L.P.        18,810                112,860                 51,883                311,298
        505 Hamilton Avenue
        Suite 315
        Palo Alto, CA 94301
        Phone: 650-470-1202
        Fax: 650-470-1201

13.     SLI Wireless S.A.                      1,500,000              9,000,000              3,333,333             19,999,998
        Bouchard 547, Piso 14
        Buenos Aires, 1106
        Argentina
        Phone: 5411-4316-9961
        Fax: 5411-4313-7934

                                                       INITIAL CLOSING                            SUBSEQUENT CLOSING
                                                       ---------------                            ------------------

                                                NUMBER OF       AGGREGATE PURCHASE          NUMBER OF        AGGREGATE PURCHASE
        NAME AND ADDRESS                         SHARES               PRICE                   SHARES               PRICE
14.     Formus Communications-                    933,333              5,599,998                933,333              5,599,998
        Latin America Holdings, LLC
        720 South Colorado Blvd.
        Suite 600N
        Denver, CO 80246
        Phone: 303-504-3223
        Fax: 303-504-3201

15.     Janco Capital Management, LLC             41,667                250,002                 41,667                250,002
        5251 DTC Parkway
        Suite 995
        Englewood, CO 80111
        Phone: 303-770-3200
        Fax: 303-770-4666

16.     Brad Peery Capital, L.P.                  25,850                155,100                 25,850                155,100
        145 Chapel Drive
        Mill Valley, CA 94941
        Phone: 415-389-0625
        Fax: 415-389-1336

17.     Brad Peery Capital Ventures, L.P.         21,900                131,400                 21,900                131,400
        145 Chapel Drive
        Mill Valley, CA 94941
        Phone: 415-389-0625
        Fax: 415-389-1336

18.     Brad Peery Capital International          16,900                101,400                 16,900                101,400
        145 Chapel Drive
        Mill Valley, CA 94941
        Phone: 415-389-0625
        Fax: 415-389-1336

19.     Brad Peery Capital, Inc.                   2,050                 12,300                  2,050                 12,300
        145 Chapel Drive
        Mill Valley, CA 94941
        Phone: 415-389-0625
        Fax: 415-389-1336

20.     Mellon Ventures II, L.P.               1,666,667             10,000,002              1,666,667             10,000,002
        400 S. Hope Street
        5th Floor
        Los Angeles, CA 90071-2806
        Phone:
        Fax: 213-553-9690

                                                       INITIAL CLOSING                            SUBSEQUENT CLOSING
                                                       ---------------                            ------------------

                                                NUMBER OF       AGGREGATE PURCHASE          NUMBER OF        AGGREGATE PURCHASE
        NAME AND ADDRESS                         SHARES               PRICE                   SHARES               PRICE
21.     Bernard Schotters                        125,000                750,000                125,000                750,000
        6400 S. Fiddlers Green Circle
        Suite 710
        Englewood, CO 80111
        Phone: 303-874-1146
        Fax: 303-874-1125

22.     Fred A. Vierra                            41,667                250,002                 41,667                250,002
        6400 S. Fiddlers Green Circle
        Suite 710
        Englewood, CO 80111
        Phone: 303-874-1146
        Fax: 303-874-1125

23.     Robert McKenzie                           12,500                 75,000                 12,500                 75,000
        6400 S. Fiddlers Green Circle
        Suite 710
        Englewood, CO 80111
        Phone: 303-874-1146
        Fax: 303-874-1125

24.     Nicolas Kauser                             8,333                 49,998                  8,333                 49,998
        6400 S. Fiddlers Green Circle
        Suite 710
        Englewood, CO 80111
        Phone: 303-874-1146
        Fax: 303-874-1125

25.     David J. Leonard                           8,333                 49,998                  8,333                 49,998
        6400 S. Fiddlers Green Circle
        Suite 710
        Englewood, CO 80111
        Phone: 303-874-1146
        Fax: 303-874-1125

26.     Barry L. Rowan                             8,333                 49,998                  8,333                 49,998
        6400 S. Fiddlers Green Circle
        Suite 710
        Englewood, CO 80111
        Phone: 303-874-1146
        Fax: 303-874-1125

27.     Gregory P. Sadler                          3,333                 19,998                  3,333                 19,998
        6400 S. Fiddlers Green Circle
        Suite 710
        Englewood, CO 80111
        Phone: 303-874-1146
        Fax: 303-874-1125

28.     Bradley T. Johnson                         2,500                 15,000                  2,500                 15,000
        6400 S. Fiddlers Green Circle
        Suite 710
        Englewood, CO 80111
        Phone: 303-874-1146
        Fax: 303-874-1125

        TOTAL                                  7,657,073           $ 45,942,438             16,271,113           $ 97,626,678
                                             -----------           ------------           ------------           ------------

                        SERIES B STOCK PURCHASE AGREEMENT
                                    EXHIBIT B
            FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  VELOCOM INC.
                    (Pursuant to Section 242 and Section 245)

         VELOCOM INC., originally filed in the state of Delaware as WLL International, Inc., hereby certifies as follows:

         1. The name of the corporation is VELOCOM INC. (the "Corporation"). The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 29, 1998.

         2. This Amended & Restated Certificate of Incorporation restates and further amends the original Certificate of Incorporation and the various amendments and certificates thereto.

         3. This Amended & Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 and Section 245 of the Delaware General Corporation Law.

                                  ARTICLE ONE.

         The name of this corporation is VELOCOM INC.

                                  ARTICLE TWO.

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

                                 ARTICLE THREE.

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOUR.

Section 4.1    AUTHORIZED CAPITAL.

              (a) The Corporation shall be authorized to issue two classes of stock to be designated respectively "Common Stock" and "Preferred Stock." The aggregate number of shares which the Corporation shall have the authority to issue is one hundred eighty-three million three hundred thirty-three thousand three hundred thirty-four (183,333,334); the total number of shares of Common Stock shall be one hundred six million six hundred sixty-six thousand six hundred sixty-seven (106,666,667), with a par value of $.0001 per share, and the total number of shares of Preferred Stock shall be seventy-six million six hundred sixty-six thousand six hundred sixty-seven (76,666,667), with a par value of $.0001 per share. Such Preferred Shares may be issued in series.


              (B) Subject to the voting requirements set forth in Section 4.2(b)(ii), the Corporation's Board of Directors shall have the authority, without stockholder action, to determine the preferences, limitations and relative rights of any Preferred Stock (whether in a series or as a class), including without limitation the following: (i) the designation of any series of Preferred Stock; (ii) unlimited, special, conditional, or limited voting rights, or no right to vote; except that no condition, limitation, or prohibition on voting shall eliminate any right to vote provided by the Delaware General Corporation Law; (iii) redemption rights; (iv) conversion rights, (v) distribution or dividend rights, including the determination of whether such rights are cumulative, non-cumulative or partially cumulative, and (vi) preference rights over any other class or series of shares with respect to distributions, including dividends and distributions upon the dissolution of the Corporation.

Section 4.2    DESIGNATION OF PREFERRED STOCK

         Thirty one million (31,000,000) of the authorized shares of Preferred Stock are hereby designated as "Series A Preferred Stock" (the "Series A Preferred"), and forty-one million six hundred sixty-six thousand six hundred sixty-seven (41,666,667) of the authorized shares of Preferred Stock are hereby designated as "Series B Preferred Stock" (the "Series B Preferred"). The Series A Preferred and the Series B Preferred are hereinafter collectively referred to as the "Series Preferred." The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

              (a) DIVIDEND RIGHTS.

                   (i) Declared Dividends. Holders of the Series Preferred, in preference to the holders of Common Stock and any other stock of the Corporation that is not by its terms expressly senior in right of payment to the Series Preferred (collectively, "Junior Stock"), shall be entitled to receive dividends, when and as declared by the Board of Directors, but only out of funds that are legally available therefor. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series Preferred had all of the outstanding Series Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

                   (ii) Preference. So long as any of the Series Preferred remains outstanding, without the prior written consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Series Preferred (the "Required Holders"), the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Stock. The provisions of this Section 4.2(a)(ii) shall not, however, apply to (i) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, (ii) the payment of cash dividends on the Common Stock to the extent that equivalent dividends are paid on the Series Preferred as provided above, or (iii) any repurchase of any Reserved Employee Stock from former employees, directors or consultants in connection with termination of employment or service as a director or consultant that is approved by the Corporation's Board of Directors.

              (b) VOTING RIGHTS.

                   (i) Generally. Except as otherwise provided herein or as required by law, the Series Preferred shall vote with the shares of the Common Stock of the Corporation (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of the Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of the Series Preferred are convertible (pursuant to Section 4.2(e) below) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

                   (ii) Class Vote Requirement. Without the affirmative vote of the Required Holders, the Corporation shall not (i) create, issue or authorize the issuance of any additional Preferred Stock or create or authorize any new class or series of the Company's capital stock, (ii) amend the Corporation's Certificate of Incorporation or bylaws, (iii) engage in any merger, consolidation, recapitalization, liquidation or sale or purchase of substantial assets outside the ordinary course of business, (iv) engage in any business other than the business of the Corporation, described in the Company's most recent annual business plan approved by the Board of Directors of the Corporation and activities incidental thereto, (v) increase the amount of Reserved Employee Stock above twelve percent (12%) of the Company's Common Stock Deemed Outstanding, or (vi) engage in any transaction with an affiliate of the

Corporation that is not approved by a majority of the Corporation's disinterested directors.

              (c) LIQUIDATION RIGHTS.

                   (i) Liquidation Value. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock or Common Stock, (i) first, the holders of the Series B Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of the Series B Preferred equal to the sum of (A) the Original Series B Issue Price (as defined below) plus (B) all declared but unpaid dividends thereon (the "Series B Liquidation Value") and (ii) second, the holders of the Series A Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of the Series A Preferred equal to the sum of (A) the Original Series A Issue Price (as defined below), plus (B) all declared but unpaid dividends thereon (the "Series A Liquidation Value"). The "Original Series A Issue Price" shall be Three Dollars ($3.00) per share, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A Preferred. The "Original Series B Issue Price" shall be Six Dollars ($6.00) per share, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series B Preferred.

                   (ii) Participation. After the payment of the full liquidation preference of the Series Preferred as set forth in Section 4.2(c)(i) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed to the holders of Junior Stock entitled to a preference over the Common Stock and, thereafter, to the holders of Common Stock. The holders of the Series Preferred shall be entitled to participate in distributions to holders of the Common Stock such that, giving effect to all distributions pursuant to Section 4.2(c)(i), the holders of the Series Preferred receive aggregate distributions equal to the greater of (A) the Series A Liquidation Value (in the case of the Series A Preferred) or the Series B Liquidation Value (in the case of the Series B Preferred), or (B) the amounts that such holders would have received if the Series Preferred had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

                   (iii) Liquidation Events. At the option of the Required Holders, the following events shall be considered a liquidation for purposes of
Section 4.2(c).

                        (A) any merger, consolidation, business combination, reorganization or recapitalization of the Corporation in which the stockholders of the Corporation immediately prior to such transaction own capital stock representing less than fifty percent (50%) of the Corporation's voting power in electing the board of directors immediately after such transaction, or any transaction or series of related transactions in which capital stock representing in excess of fifty percent (50%) of the

Corporation's voting power in electing the board of directors is transferred (an "Acquisition"); or

                        (B) a sale, lease or other disposition of all or substantially all of the assets of the Corporation (an "Asset Transfer").

                   (iv) Proportionate Payments. If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of the Series Preferred, then such assets shall be distributed first, among the holders of the Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be entitled and second, any remaining assets shall be distributed among the holders of the Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be entitled.

              (d) REDEMPTION RIGHTS.

                   (i) Scheduled Redemptions. The Corporation shall redeem thirty three and one-third percent (33%) of the then-outstanding shares of each of the Series A Preferred and the Series B Preferred on January 26, 2005, shall redeem fifty percent (50%) of the then-outstanding shares of each of the Series A Preferred and the Series B Preferred on January 26, 2006 and shall redeem all remaining shares of the Series A Preferred and the Series B Preferred on January 26, 2007 (the "Scheduled Redemption Dates"), at a price per share equal to the Series A Liquidation Value or the Series B Liquidation Value, respectively.

                   (ii) Redemption Payments. For each share of the Series Preferred which is to be redeemed hereunder, the Corporation shall be obligated on the Scheduled Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in cash equal to the Series A Liquidation Value or the Series B Liquidation Value, as applicable. If the funds of the Corporation legally available for redemption of the Series Preferred on any Scheduled Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares pro rata among the holders of the Series Preferred to be redeemed based upon the aggregate Liquidation Value of such shares of the Series Preferred held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the Series Preferred, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Scheduled Redemption Date but which it has not redeemed.

                   (iii) Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of the Series Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the Scheduled Redemption Date. The holders of the Series Preferred to be redeemed shall in any event have the right to convert any or all of their shares into Common Stock at any time prior to the close of business on the Scheduled Redemption Date. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares.

                   (iv) Determination of the Number of Shares to be Redeemed.

                        (A) The number of shares of the Series A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares determined by multiplying the total number of shares of the Series A Preferred to be redeemed by a fraction, the numerator of which shall be the total number of shares of the Series A Preferred then held by such holder and the denominator of which shall be the total number of shares of the Series A Preferred then outstanding.

                        (B) The number of shares of the Series B Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares determined by multiplying the total number of shares of the Series B Preferred to be redeemed by a fraction, the numerator of which shall be the total number of shares of the Series B Preferred then held by such holder and the denominator of which shall be the total number of shares of the Series B Preferred then outstanding.

                   (v) Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of the Series Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of the Series Preferred on the basis of the aggregate Liquidation Value of the shares of the Series Preferred owned by each such holder.

              (e) CONVERSION RIGHTS.

         The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common
Stock:

                   (i) Optional Conversion. Subject to and in compliance with the provisions of this Section 4.2(e), any shares of the Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of the Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Conversion Rate" then in effect (determined as provided in Section 4.2(e)(ii)) by the number of shares of the Series A Preferred being converted. The number of shares of Common Stock to which a holder of the Series B Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series B Conversion Rate" then in effect (determined as provided in Section 4.2(e)(ii)) by the number of shares of the Series B Preferred being converted.

                   (ii) Series Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred (the "Series A Conversion Rate") shall be the quotient obtained by dividing the Series A Liquidation Value by the "Series A Conversion Price" calculated as provided in Section 4.2(e)(iii). The conversion rate in effect at any time for conversion of the Series B Preferred (the "Series B Conversion Rate") shall be the quotient obtained by dividing the Series B Liquidation Value by the "Series B Conversion Price" calculated as provided in Section 4.2(e)(iii).

                   (iii) Conversion Price. The conversion price for the Series A Preferred (the "Series A Conversion Price") shall initially be the Original Series A Issue Price (i.e., $3.00). Such initial Series A Conversion Price shall be adjusted from time to time in accordance with this Section 4.2(e). If and whenever on or after the first date of issuance of any shares of Series A Preferred (the "Original Series A Issue Date") the Corporation issues or sells, or in accordance with this Section 4.2(e)(iii) is deemed to have issued or sold, any shares of its Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series A Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying the Series A Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted.

         The conversion price for the Series B Preferred (the "Series B Conversion Price") shall initially be the Original Series B Issue Price (i.e., $6.00). Such initial Series B Conversion Price shall be adjusted from time to time in accordance with this Section 4.2(e). If and whenever on or after the first date of issuance of any shares of Series B Preferred (the "Original Series B Issue Date") the Corporation issues or sells, or in accordance with this
Section 4.2(e)(iii) is deemed to have issued or sold, any shares of its Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series B Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying the Series B Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. All references to the Series B Conversion Price herein shall mean the Series B Conversion Price as so adjusted.

         For purposes of determining the adjusted Series A Conversion Price and/or the adjusted Series B Conversion Price, the following shall be applicable:

                        (A) Issuance of Rights or Options. Except for Permitted Issuances, if the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Series A Conversion Price and/or the Series B Conversion Price, as the case may be, in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series A Conversion Price and/or the Series B Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                        (B) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Series A Conversion Price and/or the Series B Conversion Price, as the case may be, in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (1) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series A Conversion Price and/or the Series B Conversion Price, as the case may be, shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series A Conversion Price and/or the Series B Conversion Price had been or are to be made pursuant to other provisions of this Section 4.2(e), no further adjustment of the Series A Conversion Price and/or the Series B Conversion Price shall be made by reason of such issue or sale.

                        (C) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series A Conversion Price and/or the Series B Conversion Price, as the case may be, in effect at the time of such change shall be immediately adjusted to the Series A Conversion Price and/or the Series B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                        (D) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series A Conversion Price and/or the Series B Conversion Price then in effect hereunder shall be adjusted immediately to the Series A Conversion Price and/or the Series B Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                        (E) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                        (F) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                        (G) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                   (iv) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time effect a subdivision of the outstanding Common Stock, the Series A Conversion Price and the Series B Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price and the Series B Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4.2(e)(iv) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                   (v) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a divided or other distribution payable in additional shares of Common Stock, in each such event the Series A Conversion Price and the Series B Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each of the Series A Conversion Price and the Series B Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price and the Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price and the Series B Conversion Price shall be adjusted pursuant to this Section 4.2(e)(v) to reflect the actual payment of such dividend or distribution.

                   (vi) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4.2(e) with respect to the rights of the holders of the Series Preferred or with respect to such other securities by their terms.

                   (vii) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4.2), in any such event each holder of the Series Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of the Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

                   (viii) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4.2), as a part of such capital reorganization, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.2(e) with respect to the rights of the holders of the Series Preferred after the capital reorganization to the end that the provisions of this Section 4.2 (including adjustment of the Series A Conversion Price and the Series B Conversion Price then in effect and the number of shares of Common Stock issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                   (ix) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Conversion Price and/or the Series B Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series A Conversion Price and/or the Series B Conversion Price at the time in effect, (3) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred.

                   (x) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4.2(c)(iii)(A)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, any Asset Transfer (as defined in Section 4.2(c)(iii)(B)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of the Series Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                   (xi) Automatic Conversion. Each share of the Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series A Conversion Price and/or the Series B Conversion Price, as the case may be, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which (i) the per share price to the public is at least $15.00 per share (as adjusted for stock splits, recapitalizations and the like), and (ii) the gross cash proceeds to the

Corporation (prior to expenses and underwriting commissions) are at least $50,000,000. Upon such automatic conversion, all declared but unpaid dividends, if any, shall be paid in accordance with Section 4.2(a).

                   (xii) Mechanics of Conversion.

                        (A) Optional Conversion. Each holder of the Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4.2(e) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of the Series Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared but unpaid dividends on the shares of the Series Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of the Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                        (B) Automatic Conversion. Upon the occurrence of the event specified in Section 4.2(e)(xi) above, the outstanding shares of the Series Preferred shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of the Series Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of the Series Preferred at the office of the Corporation or any transfer agent for the Series Preferred, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, at the option of the Corporation, Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion) or, at the option of the Corporation, a combination of both, all declared but unpaid dividends on the shares of the Series Preferred being converted. Until surrendered as provided above, each certificate formerly representing shares of the Series Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

                   (xiii) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

              (f) CERTAIN DEFINITIONS.

         "COMMON STOCK" means the Common Stock, par value $.0001 per share, of the Corporation.

         "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus (a) the number of shares of Common Stock which would be issued upon exercise of all of the Corporation's outstanding Options and (b) the number of shares of Common Stock which would be issued upon conversion or exchange of all of the Corporation's outstanding Convertible Securities (including Convertible Securities issuable upon exercise of Options).

         "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

         "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

         "PERMITTED ISSUANCE" means any issuance of Reserved Employee Stock.

         "RESERVED EMPLOYEE STOCK" means the shares of Common Stock issuable to employees, directors or consultants of the Corporation and its Subsidiaries pursuant to options granted under the VeloCom Inc. Amended and Restated 1998 Stock Option Plan.

         "SUBSIDIARY" means any corporation of which more than 50% of the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

              (a) AMENDMENT AND WAIVER.

         No amendment, modification or waiver of any of the terms or provisions of the Series Preferred shall be binding or effective without the prior written consent of the Required Holders and no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the Required Holders; provided, however, that no such action shall adversely alter or change any of the rights, preferences, or privileges of the Series A Preferred without the prior written consent of the holders of at least 75% of the Series A Preferred then outstanding; and provided, further, than no such action shall adversely alter or change any of the rights, preferences or privileges of the Series B Preferred without the prior written consent of at least 75% of the Series B Preferred then outstanding. Any amendment, modification or waiver of any of the terms or provisions of the Series Preferred by the Required Holders (or such higher vote as may be required), whether prospective or retroactively effective, shall be binding upon all holders of the Series Preferred.

              (h) GENERAL PROVISIONS.

                   (i) Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of the Series Preferred. Upon the surrender of any certificate representing the Series Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

                   (ii) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of the Series Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided, however, that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                   (iii) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series Preferred, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                   (iv) Notices. Any notice required by the provisions of this Amended and Restated Certificate of Incorporation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                   (v) Payment of Taxes. The Corporation shall pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of the Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the Series Preferred so converted were registered.

                   (vi) No Dilution or Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

                   (vii) No Reissuance of the Series Preferred. No share or shares of the Series Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

                                  ARTICLE FIVE.

         The Corporation is to have perpetual existence.

                                  ARTICLE SIX.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                                 ARTICLE SEVEN.

         The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                 ARTICLE EIGHT.

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                                  ARTICLE NINE.

         The Corporation shall indemnify, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time, all persons who it may indemnify pursuant thereto. The personal liability of a director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may hereafter be amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN.

         The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                ARTICLE ELEVEN.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the Corporation has caused this Amended & Restated Certificate of Incorporation to be signed and executed in its corporate name by David J. Leonard, its President and Chief Executive Officer, and attested to by Michael S. Quinn, its Assistant Secretary, and its Corporate Seal to be affixed on this 3rd day of December, 1999.

                                        VELOCOM INC.

                                        By:
                                           ----------------------------------
                                           Name:  David J. Leonard
                                           Title: President and Chief Executive
                                                  Officer

Attest:


--------------------------------
Name:  Michael S. Quinn
Title:  Assistant Secretary

                        SERIES B STOCK PURCHASE AGREEMENT

                                    EXHIBIT C

             FORM OF SECOND AMENDED AND RESTATED INVESTORS AGREEMENT

                                  VELOCOM INC.


                 SECOND AMENDED AND RESTATED INVESTORS AGREEMENT

                                DECEMBER 6, 1999

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
Article I Certain Definitions.....................................................................................1


Article II Registration Rights....................................................................................6

     2.1 Demand Registrations ....................................................................................6
     2.2 Piggyback Registrations .................................................................................7
     2.3 Expenses of Registration ................................................................................8
     2.4 Registration Procedures .................................................................................8
     2.5 Indemnification ........................................................................................10
     2.6 Other Obligations ......................................................................................12
     2.7 Termination of Registration Rights .....................................................................12

Article III Restrictions On Transfer Of Stock....................................................................13

     3.1 Restrictions on Transfer of Management Stock ...........................................................13
     3.2 Right of First Negotiation .............................................................................14
     3.3 Tag-Along Rights .......................................................................................15

Article IV Covenants Of The Company..............................................................................17

     4.1 Basic Financial Information ............................................................................17
     4.2 Additional Information Rights ..........................................................................17
     4.3 Prompt Payment of Taxes, Etc ...........................................................................18
     4.4 Maintenance of Properties and Leases ...................................................................18
     4.5 Insurance...............................................................................................18
     4.6 Accounts and Records ...................................................................................18
     4.7 Independent Accountants ................................................................................19
     4.8 Compliance with Laws ...................................................................................19
     4.9 Maintenance of Corporate Existence, Etc ................................................................19
     4.10 Limited Preemptive Rights .............................................................................19
     4.11 Additional Investor Rights ............................................................................20

Article V Corporate Governance...................................................................................21

     5.1 Board of Directors .....................................................................................21
     5.2 Meetings of the Board ..................................................................................23
     5.3 Committees..............................................................................................23
     5.4 Reimbursement of Expenses ..............................................................................23
     5.5 Certain Approvals ......................................................................................23

Article VI Miscellaneous.........................................................................................23

     6.1 Governing Law ..........................................................................................23
     6.2 Successors and Assigns .................................................................................23
     6.3 Entire Agreement; Amendment and Waiver .................................................................23
     6.4 Specific Enforcement ...................................................................................24
     6.5 Severability ...........................................................................................24
     6.6 Notices, Etc ...........................................................................................24
     6.7 Counterparts; Facsimile ................................................................................24

     6.8 Delays or Omissions ....................................................................................24
     6.9 Termination ............................................................................................25

                 SECOND AMENDED AND RESTATED INVESTORS AGREEMENT

         This Second Amended and Restated Investors Agreement (this "Agreement") is dated as of December 6, 1999, by and among (i) VeloCom Inc. a Delaware corporation (the "Company"), (ii) the holders of the Company's Series B Preferred Stock, Series A Preferred Stock and/or Common Stock identified as "Investors" on the signature page (the "Investors") and (iii) the other holders of the Company's Series B Preferred Stock, Series A Preferred Stock and/or Common Stock, including Management Holders (as defined below) identified as "Other Holders" on the signature page (the "Other Holders"). The Investors and the Other Holders are referred to collectively as the "Stockholders."

         In consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

         "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person; for purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. A follow-on fund of an Investor shall be deemed to be an Affiliate of such Investor.

         "AGREEMENT" shall have the meaning set forth in the Introductory Paragraph of this Agreement.

         "CENTENNIAL ENTITIES" shall have the meaning set forth in Section 5.1(a)(ii)(C) of this Agreement.

         "CENTENNIAL ENTITIES DIRECTOR" shall have the meaning set forth in
Section 5.1(a)(ii)(C) of this Agreement.

         "CLOSING" shall have the meaning set forth in Section 5.1(a) of this Agreement.

         "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "COMMON STOCK" shall mean the Company's Common Stock, $.0001 par value per share.

         "COMPANY" shall have the meaning set forth in the Introductory Paragraph of this Agreement.

         "COMPANY NEGOTIATION PERIOD" shall have the meaning set forth in
Section 3.2(b) of this Agreement.

         "CRESCENDO ENTITIES" shall have the meaning set forth in Section 5.1(a)(ii)(D) of this Agreement.

         "CRESCENDO ENTITIES DIRECTOR" shall have the meaning set forth in
Section 5.1(a)(ii)(D) of this Agreement.

         "DEMAND REGISTRATION" shall have the meaning set forth in Section 2.1(a) of this Agreement.

         "EQUITY SECURITIES" shall have the meaning set forth in Section 4.10(a) of this Agreement.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "FLOOR PRICE" shall have the meaning set forth in Section 3.2(d) of this Agreement.

         "FORMUS DIRECTOR" shall have the meaning set forth in Section 5.1(a)(ii)(F) of this Agreement.

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section 2.5(c) of this Agreement.

         "INDEMNIFYING PARTY" shall have the meaning set forth in Section 2.5(c) of this Agreement.

         "INITIATING HOLDERS" shall mean holders of Registrable Securities representing not less than thirty-three percent (33%) of the then-outstanding Registrable Securities.

         "INVESTORS" shall have the meaning set forth in the Introductory Paragraph of this Agreement.

         "INVESTOR STOCK" shall mean (i) shares of Common Stock owned by the Investors or any transferee thereof; (ii) shares of Common Stock issued or issuable upon the conversion or exercise of any stock (including, without limitation, the Series A Preferred Stock and Series B Preferred Stock) warrants, options or other securities of the Company owned by the Investors or any transferee thereof; and (iii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above.

         "INVESTORS PRO RATA NUMBER OF SHARES" shall have the meaning set forth in Section 3.1 of this Agreement.

         "LONG FORM REGISTRATION" shall have the meaning set forth in Section 2.11(a) of this Agreement.

         "MANAGEMENT DIRECTORS" shall have the meaning set forth in Section 5.1(a)(ii)(A) of this Agreement.

         "MANAGEMENT HOLDERS" shall mean members of the Company's management that hold shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock and are parties to this Agreement or have agreed to be bound by the provisions of this Agreement. As of the date hereof, the Management Holders are as set forth on Schedule I.

         "MANAGEMENT STOCK" shall mean (i) shares of Common Stock owned by the Management Holders or any Permitted Transferee thereof; (ii) shares of Common Stock issued or issuable upon the conversion or exercise of any options or other securities of the Company owned by the Management Holders; and (iii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above.

         "NEGOTIATION PERIOD" shall have the meaning set forth in Section 3.2(c) of this Agreement.

         "OFFER" shall have the meaning set forth in Section 3.3(b) of this Agreement.

         "OFFEREES" shall have the meaning set forth in Section 3.2(a) of this Agreement.

         "OFFER NOTICE" shall have the meaning set forth in Section 3.2(a) of this Agreement.

         "OTHER HOLDERS" shall have the meaning set forth in the Introductory Paragraph of this Agreement.

         "OTHER STOCK" shall mean (i) shares of Common Stock owned by the Other Holders (including, without limitation, shares of Management Stock held by any Management Holder or any Permitted Transferee thereof); (ii) shares of Common Stock issued or issuable upon the conversion or exercise of any options or other securities of the Company owned by the Other Holders (including, without limitation, any Management Holder); and (iii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above.

         "OUTSIDE DIRECTOR" shall have the meaning set forth in Section 5.1(a)(ii)(G) of this Agreement.

         "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other similar entity or any government or political subdivision or agency, department or instrumentality thereof.

         "PERMITTED TRANSFEREE" shall mean with respect to a Management Holder, a member of such Management Holder's immediate family, a trust established for the benefit of members of such Management Holder's immediate family, or a transferee of such Management Holder by will or the laws of intestate succession.

         "PIGGYBACK REGISTRATION" shall have the meaning set forth in Section 2.2(a) of this Agreement.

         "QUALIFIED HOLDER" shall have the meaning set forth in Section 4.2(a) of this Agreement.

         "QUALIFIED PUBLIC OFFERING" shall mean an underwritten public offering of Common Stock resulting in proceeds to the Company of not less than $50,000,000 (prior to expenses and underwriting commissions) and at an offering price per share of at least $15.00 per share (as adjusted for stock splits, recapitalizations and the like).

         "REGISTRABLE SECURITIES" shall mean the Investor Stock and the Other Stock; provided, however, that Registrable Securities shall not include any shares of Investor Stock or Other Stock that have previously been registered under the Securities Act or that have otherwise been sold to the public in an open-market transaction under Rule 144.

         The terms "REGISTERS," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

         "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and the fees and expenses of one counsel for the selling holders of Registrable Securities, but excluding Selling Expenses.

         "RULE 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         "SALE NOTICE" shall have the meaning set forth in Section 3.1(a) of this Agreement.

         "SECURITIES ACT" shall mean the Securities Act of 1933 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

         "SELLING INVESTOR" shall have the meaning set forth in Section 3.2(a) of this Agreement.

         "SERIES A PREFERRED STOCK" shall mean the Company's Series A Preferred Stock, $.0001 par value per share.

         "SERIES B PREFERRED STOCK" shall mean the Company's Series B Preferred Stock, $.0001 par value per share.

         "SHARES" shall mean the shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock which, for purposes of any calculation under this Agreement, shall be calculated after giving effect to the conversion of Series A Preferred Stock and Series B Preferred Stock into Common Stock.

         "SHORT FORM REGISTRATION" shall have the meaning set forth in Section 2.1(a) of this Agreement.

         "SLI DIRECTORS" shall have the meaning set forth in Section 5.1(a)(ii)(E) of this Agreement.

         "STOCK" shall mean Investor Stock and Other Stock.

         "STOCKHOLDERS" shall have the meaning set forth in the Introductory Paragraph of this Agreement.

         "SUBJECT INVESTOR" shall have the meaning set forth in Section 3.3 of this Agreement.

         "SUBSIDIARY" means any subsidiary of the Company over which the Company exercises control. For purposes of this definition, "control" shall mean the direct or indirect ownership by the Company of at least 50.1% of the voting securities of such subsidiary.

         "TAG ALONG SHARES" shall have the meaning set forth in Section 3.3 of this Agreement.

         "TELECOM DIRECTORS" shall have the meaning set forth in Section 5.1(a)(ii)(B) of this Agreement.

         "THIRD PARTY" shall have the meaning set forth in Section 3.1(a) of this Agreement.

         "THIRD-PARTY OFFER" shall have the meaning set forth in Section 3.1(a) of this Agreement.

         "UNAFFILIATED DIRECTORS" shall have the meaning set forth in Section
3.2 of this Agreement.

                                   ARTICLE II
                               REGISTRATION RIGHTS

         2.1 DEMAND REGISTRATIONS.

                  (a) REQUEST FOR REGISTRATION. At any time or times after January 26, 2002 or at any time following the effective date of the first registration statement filed by the Company under the Securities Act in respect of its Common Stock, the Initiating Holders may require that the Company effect a registration under the Securities Act four times utilizing a registration on Form S-1 or any similar form (a "Long Form Registration") and as many times as requested by the Initiating Holders utilizing a Form S-3 or any similar form, if available (a "Short Form Registration") (each a "Demand Registration"). Upon receipt of written notice of such demand, the Company shall promptly give written notice of the proposed registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities specified in such demand, together with all Registrable Securities of any other holder of Registrable Securities joining in such demand as are specified in a written request received by the Company within twenty (20) days after delivery of the Company's notice.

                  (b) DEFERRAL OF DEMAND REGISTRATION. The Company shall file a registration statement with respect to each Demand Registration requested pursuant to Section 2.1(a) as soon as practicable after receipt of the demand of the Initiating Holders; provided, however, that if in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company in that such registration would interfere with a proposed primary registration of securities by the Company or any other material corporate transaction and the Board of Directors concludes, as a result, that it is advisable to defer the filing of such registration statement at such time (as evidenced by an appropriate resolution of the Board), then the Company shall have the right to defer such filing for the period during which such registration would be seriously detrimental; provided further, however, that (i) the Company may not defer the filing for a period of more than one hundred eighty (180) days after receipt of the demand of the Initiating Holders, (ii) the Company shall not exercise its right to defer a Demand Registration more than once, and (iii) if the Company undertakes a primary registration following an exercise of its deferral right, the holders of Registrable Securities shall have "piggyback" rights under Section 2.2 hereof with respect to not less than one-third (1/3) of the number of shares of Common Stock to be sold in such offering.

                  (c) UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwritten offering, they shall so advise the Company as a part of their demand made pursuant to Section 2.1 and the Company shall include such information in its written notice to holders of Registrable Securities. The Initiating Holders shall have the right to select investment banker(s) of a recognized national reputation to administer the offering, subject to the approval of the Company's Board of Directors, such approval not to be unreasonably withheld or delayed. The right of any holder of Registrable Securities to participate in an underwritten Demand Registration shall be conditioned upon such holder's participation in such underwriting in accordance with the terms and conditions thereof, and the Company and such holders shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Investors and approved by the Company's Board of Directors.

                  (d) PRIORITIES. The holders of Registrable Securities shall have absolute priority over any other securities included in a Demand Registration. If other securities are included in any Demand Registration that is not an underwritten offering, all Registrable Securities included in such offering shall be sold prior to the sale of any of such other securities. If other securities are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the amount of securities to be included exceeds the amount of securities which can be sold in such offering without adversely affecting the marketability thereof, the Company shall include in such registration all Registrable Securities requested to be included therein prior to the inclusion of any other securities. If the number of Registrable Securities requested to be included in such registration exceeds the amount of securities which in the opinion of such underwriter can be sold without adversely affecting the marketability of such offering, such Registrable Securities shall be included pro rata among the holders thereof based on the percentage of the outstanding Common Stock held by each such Stockholder (assuming the conversion of the Series A Preferred Stock and Series B Preferred Stock and the exercise of all options, warrants and similar rights held by such Stockholder).

         2.2 PIGGYBACK REGISTRATIONS.

                  (a) REQUEST FOR INCLUSION. If the Company shall determine to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8) which permits the inclusion of Registrable Securities (a "Piggyback Registration"), the Company shall promptly give each holder of Registrable Securities written notice thereof and, subject to Section 2.2(c), shall include in such registration all the Registrable Securities requested to be included therein pursuant to the written requests of holders of Registrable Securities received within twenty (20) days after delivery of the Company's written notice to such holders.

                  (b) UNDERWRITING. If the Piggyback Registration relates to an underwritten public offering, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to Section 2.2(a). In such event, the right of any holder of Registrable Securities to participate in such registration shall be conditioned upon such holder's participation in such underwriting in accordance with the terms and conditions thereof. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                  (c) PRIORITIES. If such proposed Piggyback Registration is an underwritten offering and the managing underwriter for such offering advises the Company that the securities requested to be included therein exceeds the amount of securities that can be sold in such offering, except as provided in Section 2.1(b), the priority for including securities in such offering shall be: (i) first, any securities to be sold by the Company in such offering, (ii) second, any Registrable Securities, and if necessary, the number of shares to be included by a holder of Registrable Securities in such registration shall be reduced pro rata on the basis of the percentage of the outstanding Common Stock held by such Stockholder (assuming the conversion of the Series A Preferred Stock and Series B Preferred Stock and the exercise of all options, warrants and similar rights held by such Stockholder), and (iii) third, all securities proposed to be included by other holders exercising similar registration rights.

         2.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with up to two Long-Form Registrations and all Short-Form and Piggyback Registrations shall be borne by the Company; provided, however, that no registration shall count as one of the Company-paid Long Form Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included. All Selling Expenses relating to Registrable Securities included in any Demand Registration or Piggyback Registration shall be borne by the holders of such securities pro rata on the basis of the number of shares sold by them.

         2.4 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Article II, the Company shall keep each holder of Registrable Securities advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company shall use its best efforts to:

                  (a) cause such registration to be declared effective by the Commission and, in the case of a Demand Registration, keep such registration effective for a period of one hundred eighty (180) days or until the holders of Registrable Securities included therein have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement (including post-effective amendments) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) obtain appropriate qualifications of the securities covered by such registration statement under state securities or "blue sky" laws in such jurisdictions as may be requested by the holders of Registrable Securities; provided, however, that the Company shall not be required to file a general consent to service of process in any jurisdiction in which it is not otherwise subject to service in order to obtain any such qualification;

                  (d) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a holder of Registrable Securities from time to time may reasonably request;

                  (e) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing and, at the request of any such holder, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                  (f) cause all Registrable Securities covered by such registration to be listed on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed;

                  (g) provide a transfer agent and registrar for all Registrable Securities covered by such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                  (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                  (i) in connection with any underwritten Demand Registration, the Company shall enter into an underwriting agreement reasonably satisfactory to the

Initiating Holders containing customary underwriting provisions, including indemnification and contribution provisions.

         2.5 INDEMNIFICATION.

                  (a) The Company shall indemnify each holder of Registrable Securities, each of such holders' officers, directors, partners, agents, employees and representatives, and each person controlling such holder within the meaning of Section 15 of the Securities Act, with respect to each registration, qualification or compliance effected pursuant to this Article II, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse each such indemnified person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder of Registrable Securities and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company.

                  (b) Each holder of Registrable Securities included in any registration effected pursuant to this Article II shall indemnify the Company, each of its directors, officers, agents, employees and representatives, and each person who controls the Company within the meaning of Section 15 of the Securities Act, each other such holder of Registrable Securities and each of their officers, directors and partners, agents, employees and representatives, and each person controlling such holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such indemnified persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case, to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in strict conformity with written information furnished to the Company by such holder of Registrable Securities; provided, however, that (x) no holder of Registrable Securities shall be liable hereunder for any amounts in excess of the net proceeds received by such holder pursuant to such registration, and (y) the obligations of such holder of Registrable Securities hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder.

                  (c) Each party entitled to indemnification under this Section
2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 2.5 to the extent such failure is not prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include an unconditional release of such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that no holder of Registrable Securities shall be liable hereunder for any amounts in excess of the net proceeds received by such holder pursuant to such registration.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         2.6 OTHER OBLIGATIONS. With a view to making available the benefits of certain rules and regulations of the Commission which may effectuate the registration of Registrable Securities or permit the sale of Registrable Securities to the public without registration, the Company agrees to:

                  (a) after its initial registration under the Securities Act, exercise reasonable efforts to cause the Company to be eligible to utilize Form S-3 (or any similar form) for the registration of Registrable Securities;

                  (b) at such time as any Registrable Securities are eligible for transfer under Rule 144(k), upon the request of the holder of such Registrable Securities, remove any restrictive legend from the certificates evidencing such securities at no cost to such holder;

                  (c) make and keep available public information as defined in Rule 144 under the Securities Act at all times from and after ninety (90) days following its initial registration under the Securities Act;

                  (d) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (e) furnish any holder of Registrable Securities upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as a holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission (including Rule 144A) allowing a holder of Registrable Securities to sell any such securities without registration.

         2.7 TERMINATION OF REGISTRATION RIGHTS. The right of any holder of Registrable Securities to request inclusion of Registrable Securities in any registration pursuant to this Article II shall terminate when (i) all Registrable Securities beneficially owned by such holder of Registrable Securities may immediately be sold under Rule 144(k), and (ii) the Company's Common Stock is listed on a national securities exchange or traded in The Nasdaq Stock Market; provided, however, that the provisions of this Section 2.7 shall not apply to any holder of Registrable Securities representing more than five percent (5%) of the Company's then-outstanding Common Stock.

                                   ARTICLE III
                        RESTRICTIONS ON TRANSFER OF STOCK

         3.1 RESTRICTIONS ON TRANSFER OF MANAGEMENT STOCK.

                  (a) No shares of Management Stock or any interest therein may be transferred other than in compliance with the provisions of this Section 3.1. If at any time a Management Holder receives a bona fide offer from any person (a "Third Party") to purchase shares of Stock held by such Management Holder (a "Third-Party Offer") which such Management Holder wishes to accept, such Management Holder shall cause such Third-Party Offer to be reduced to writing and shall notify the Company and each holder of Investor Stock of such Management Holder's desire to accept the Third-Party Offer. The Management Stockholder's notice (the "Sale Notice") shall contain an irrevocable offer to sell such Stock to the Company and/or the Investors at a purchase price equal to the price contained in, and on the same terms and conditions of, the Third-Party Offer and shall be accompanied by a copy of the Third-Party Offer (which shall identify the offeror); provided, however, the Company and the Investors may pay cash to the selling Management Holder equal in amount to the fair market value of any non-cash consideration offered by the Third Party in the Third-Party Offer. At any time within 10 business days after the date of receipt by the Company of the Sale Notice, the Company shall have the right to purchase the Stock covered by the Third-Party Offer at the same price and on the same terms and conditions as the Third-Party Offer. If, at the end of such 10-business day period, the Company has not elected to purchase all Stock covered by such Third-Party Notice, the Management Holder shall provide the Sale Notice to the Investors along with a statement as to the number of shares to be purchased by the Company (if any). Within 10 business days after receipt by the Investors of such Sale Notice, each Investor, by providing notice to the Management Holder, shall have the right to purchase that portion of the shares equal to the Investors Pro Rata Number of Shares (as defined below) at the same price and on the same terms and conditions as the Third-Party Offer. In the event any Investor does not exercise its right to purchase its respective Investors Pro Rata Number of Shares, the other Investors shall have the right to purchase such shares, and the purchase of such shares shall be allocated among the participating Investors pro rata in proportion to the Investor Stock held by such Investors, or in such other proportions as the participating Investors may agree upon. To the extent the Investors have not notified the selling Management Holder in writing of a desire to purchase all of the Stock as set forth herein, the selling Management Holder may within 90 days thereafter sell the remaining Management Stock covered by the Third-Party Offer to the Third Party on the terms set forth in the original Third-Party Offer. Any Management Stock covered by the Third Party Offer that is not so transferred during such 90-day period shall again be subject to this Section 3.1. The Company may assign its rights to purchase Management Stock pursuant to this Section 3.1 to one or more third parties subject only to compliance with applicable securities laws; provided, however, that the Company shall offer to assign such rights to the Investors pro rata prior to offering such rights to other persons. An Investor may assign its rights to purchase Management Stock pursuant to this Section 3.1 to any of its Affiliates subject only to compliance with applicable securities laws. For purposes of this Section 3.1, the "Investors Pro Rata Number of Shares" shall be equal to that number of shares of Common Stock derived by multiplying the total number of shares to be purchased by the Third Party as set forth in the Sale Notice by a fraction, the numerator of which is the total number of shares of Common Stock beneficially owned by such participating holder of Investor Stock and the denominator of which is the total number of shares beneficially owned by all holders of Investor Stock, in each case, determined on an as converted basis.

                  (b) The restrictions set forth in this Section 3.1 shall not apply to transfers of Management Stock to a Permitted Transferee of the transferring Management Holder; provided, however, that such Permitted Transferee shall agree in writing to be bound by such restrictions in connection with subsequent transfers.

         3.2 RIGHT OF FIRST NEGOTIATION.

                  (a) TRANSFER NOTICE. Any Investor (the "Selling Investor") that either (i) receives an offer to sell all or part of the Shares held by it that it wishes to accept or (ii) wishes to transfer all or part of the Shares held by it (in each case, the "Offered Shares") shall deliver a notice (the "Offer Notice") to that effect to the Company and to each of the other Investors and Other Holders (the "Offerees"), which Offer Notice shall state the number of Offered Shares it wishes to sell and the price at which it wishes to sell them.

                  (b) COMPANY NEGOTIATION PERIOD. Upon receipt by the Company of the Offer Notice, the Company shall have the exclusive right to negotiate with the Selling Investor for a period of 15 days from the receipt of the Offer Notice (the "Company Negotiation Period"). If the Selling Investor and the Company agree upon the terms of sale for all or a portion of the Offered Shares prior to the end of the Company Negotiation Period, such parties shall enter into definitive documentation to effect such transfer as contemplated by Section 3.2(e) of this Agreement. All offers made by the Selling Investor to the Company shall be delivered to the Company and to all Offerees in writing.

                  (c) INVESTOR NEGOTIATION PERIOD. If the Company elects not to enter into negotiations with the Selling Investor in respect of the Offered Shares or if the Company Negotiation Period has expired without an agreement between the Selling Investor and the Company, then the Selling Investor and the Offerees shall have a period of thirty (30) days (the "Negotiation Period") from the earlier of (i) the date the Company provides written notice of its election not to enter into negotiations with the Selling Investor or (ii) the expiration of the Company Negotiation Period, to reach an agreement on the terms of sale for the Offered Shares. Upon receipt of the Offer Notice, the Offerees shall promptly consult with each other prior to responding to the Offer Notice. If the Selling Investor and one or more Offerees agree upon the terms of sale for all or a portion of the Offered Shares prior to the end of the Negotiation Period, such parties shall enter into definitive documentation to effect such transfer as contemplated by Section 3.2(e). All offers made by the Selling Investor to any Offeree shall be delivered to all Offerees in writing. If two or more Offerees so elect to purchase the Offered Shares, unless the Offerees otherwise agree, the purchase of the Offered Shares by such electing Offerees shall be pro rata among such Offerees based on their relative ownership percentage of Stock. The Selling Investor will not be obligated to sell any Offered Shares to the Company and/or any Offerees unless the Company and/or the Offerees, as the case may be, agree to purchase all of the Offered Shares.

                  (d) SALE. If, at the end of the Negotiation Period, the Selling Investor has not reached an agreement with either the Company or with one or more Offerees to transfer all of the Offered Shares, or if the transfer is not completed within the period specified in Section 3.2(e), the Selling Investor shall have a period of one hundred and twenty (120) days following the expiration of the Negotiation Period in which to transfer the Offered Shares not otherwise sold to one or more Offerees to a third party at a price greater than or equal to (i) the lowest price at which the Selling Investor has agreed to sell any Offered Shares to the Company or any Offeree pursuant to Section 3.2(b) or (c), or (ii) if no price was agreed to, the last price offered by the Selling Investor to the Company or any Offeree during the Company Negotiation Period or the Negotiation Period, as the case may be, (the "Floor Price"). If the Selling Investor desires to transfer all or part of such remaining Offered Shares to a third party at a price less than the Floor Price, it may do so if it reoffers the Offered Shares to the Company and the Offerees pursuant to the provisions of this Section 3.2. The Selling Investor shall provide each Offeree with written proof that any sale to a third party was made in compliance with this Section 3.2.

                  (e) TRANSFER PROCEDURES. If the Company and/or the Offerees and the Selling Investor have reached agreement with respect to the transfer of the Offered Shares, the Company and/or the Offerees and the Selling Investor shall, as promptly as practicable, but in no event later than thirty (30) days from the date of termination of the Company Negotiation Period or the Negotiation Period, as the case may be, prepare and enter into the documentation necessary to provide for such transfer (including, if necessary, any modifications or amendment to this Agreement).

                  (f) EXCEPTION FOR TRANSFERS TO AFFILIATES. The restrictions in this Section 3.2 shall not apply to transfers of Investor Stock by any Investor to an Affiliate of the transferring Investor, which may be accomplished without the consent of any other party to this Agreement. Notwithstanding the foregoing, the transferring Investor shall give advance written notice to the Company of such transfer, and any such Affiliate transferee of the transferring Investor shall agree in writing to be bound by the restrictions of, and shall be given all rights of an Investor under, this Agreement.

         3.3 TAG-ALONG RIGHTS.

                  (a) Without prejudice to the provisions of Section 3.2, no Investor or group of Investors desiring to transfer 50% or more of the Shares in any transaction or series of related transactions (the "Subject Investors") shall accept an offer to transfer such Shares unless such Investors shall have received an Offer (as defined below) from a proposed transferee which includes an offer to purchase the Tag-Along Shares held by the other Investors or Other Holders, on the same terms and conditions as have been extended to the Subject Investors. For purposes of this Agreement, "Tag-Along Shares" shall mean the number of Shares obtained by multiplying the number of Shares held by the other Investors or Other Holders as of the date of the Transfer Notice by a fraction, the numerator of which is the number of Shares proposed to be transferred by the Subject Investors, and the denominator of which is the total number of Shares held by the Subject Investors. A Transfer Notice must be given by the Subject Investors to the other Investors or Other Holders and the Company at least forty-five (45) days in advance of the proposed transfer which: (i) sets forth the number of Shares that such Subject Investors propose to transfer; (ii) specifies the consideration to be received by the Subject Investors in exchange for such Shares; (iii) identifies the name and address of the proposed transferee; (iv) indicates the date on which the proposed transfer is to occur; and (v) includes a copy of the offer (and any related correspondence reasonably necessary to understand and evaluate such offer) (the "Offer"). Each of the other Investors or Other Holders may accept the offer to purchase included in the Offer for the Tag-Along Shares by providing written notice of its acceptance of such offer to the Company, the proposed transferee and the Subject Investors, on or prior to the twentieth
(20th) day after the delivery the Transfer Notice. If, within twenty (20) days after the receipt of the Transfer Notice, the other Investors or Other Holders have not accepted the offer to purchase included in the Offer, such Investors and Other Holders shall be deemed to have waived any and all tag-along rights with respect to the sale or other disposition of the Shares of the Subject Investors described in the Transfer Notice.

                  (b) If the prospective transferee limits its Offer to a specified number of Shares, and if the number of Shares that the Subject Investors propose to sell together with the number of Tag-Along Shares that the other Investors and Other Holders propose to sell exceeds such number, then the number of Shares and Tag-Along Shares to be sold by the Subject Investors, other Investors and Other Holders will be reduced ratably in proportion to the number of Shares and Tag-Along Shares proposed to be sold so that the aggregate number of Shares and Tag-Along Shares does not exceed the limit set by the prospective transferee.

                  (c) In the event that an Investor or Other Holder does not accept the offer from a proposed transferee as specified in Section 3.3(a), the proposed transferee shall purchase from the Subject Investors the number of Shares set forth in the Transfer Notice, plus the relevant number of Shares of the other Investors or Other Holders (if any) who have accepted such offer. In the event that an Investor or Other Holder accepts the offer from such proposed transferee, the proposed transferee shall purchase from the Subject Investors the number of Shares set forth in the Transfer Notice and from such other Investors and Other Holders, their Tag-Along Shares.

                                   ARTICLE IV
                            COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees, so long as any Registrable Securities are outstanding, as follows:

         4.1 BASIC FINANCIAL INFORMATION. The Company shall furnish the following reports to each holder of Registrable Securities:

                  (a) As soon as practicable after the end of each fiscal year of the Company and, in any event within ninety (90) days thereafter, (i) a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such fiscal year, (ii) consolidated statements of income and cash flow of the Company and its Subsidiaries, if any, for such year, prepared in accordance with United States generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of recognized national standing selected by the Company, and (iii) a fully-diluted capitalization table of the Company.

                  (b) As soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company and, in any event within forty-five (45) days thereafter, (i) a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of each such quarterly period, (ii) an unaudited consolidated statement of income and cash flow of the Company and its Subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with United States generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the chief financial officer of the Company (or the chief accounting officer if no chief financial officer is in place), except that such statements need not contain the notes required by generally accepted accounting principles, and (iii) a fully-diluted capitalization table of the Company.

         4.2 ADDITIONAL INFORMATION RIGHTS.

                  (a) The Company shall deliver the reports described below in this Section 4.2(b) to each holder of Registrable Securities owning at least two and one-half percent (2.5%) of the Company's then outstanding Common Stock (calculated on a fully diluted basis after giving effect to the conversion of all securities convertible into Common Stock and the exercise of all issued and outstanding stock options) (a "Qualified Holder"):

                           (i) Annually (prior to the commencement of each
fiscal year of the Company) the operating budget and updated five year strategic plan of the Company, in such manner and form as approved by the Board of Directors of the Company.

                           (ii) Concurrently with delivery thereof, copies of
all reports and other written material submitted to the Board of Directors.

                  (b) Each Qualified Holder shall have full access during normal business hours and on reasonable notice to the Company to the books, records, properties and personnel of the Company.

                  (c) Each Qualified Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 4.2; provided, however, that an Investor shall not be prohibited from using any such information for the purpose of generating and delivering portfolio valuation information to its investors and as required to comply with applicable state and federal securities laws and regulations.

         4.3 PROMPT PAYMENT OF TAXES, ETC. The Company shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any Subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and, provided further, however, that the Company shall pay, and shall cause its Subsidiaries to pay, all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore. The Company shall promptly pay or cause to be paid when due, in conformance with customary trade terms, all other obligations incident to the operations of the Company or its Subsidiaries, as the case may be.

         4.4 MAINTENANCE OF PROPERTIES AND LEASES. The Company shall keep its properties and those of its Subsidiaries, if any, in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its Subsidiaries shall at all times comply with each material provision of all leases and licenses to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material and adverse effect on the condition, financial or otherwise, or operations of the Company or such Subsidiaries.

         4.5 INSURANCE. The Company shall keep its assets and those of its Subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, and the Company shall maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

         4.6 ACCOUNTS AND RECORDS. The Company and its Subsidiaries shall keep true records and books of account in which full, true and correct entries shall be made of all dealings or transactions in relation to their respective businesses and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

         4.7 INDEPENDENT ACCOUNTANTS. The Company shall retain a "Big Five" national accounting firm as its independent public accountants who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected are terminated, the Company shall promptly thereafter notify the holders of Investor Stock and shall request the firm of independent public accountants whose services are terminated to deliver to the Investors a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company shall promptly thereafter engage another "Big Five" national accounting firm as its independent public accountants. In its notice to the holders of Investor Stock, the Company shall state whether the change of accounts was recommended or approved by the Board of Directors of the Company or any committee thereof.

         4.8 COMPLIANCE WITH LAWS. The Company and all its Subsidiaries shall duly observe and comply with all applicable laws and valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

         4.9 MAINTENANCE OF CORPORATE EXISTENCE, ETC. The Company shall maintain in full force and effect its corporate existence and shall cause all of its Subsidiaries, the existence of which is deemed by the Company as necessary to conduct its business, to maintain in full force and effect their respective corporate existence. The Company and its Subsidiaries shall maintain in full force and effect all rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by them and deemed by the Company or such Subsidiary to be necessary to the conduct of their business.

         4.10 LIMITED PREEMPTIVE RIGHTS.

                  (a) Except for the issuance of Common Stock or any securities containing options or rights to acquire any shares of Common Stock ("Equity Securities") (i) to the Company's employees pursuant to the Company's employee stock option plan, (ii) upon the conversion of the Series A Preferred Stock and Series B Preferred Stock, (iii) pursuant to a public offering registered under the Securities Act, (iv) pursuant to a merger, consolidation, acquisition or similar business combination approved by the Company's Board of Directors, (v) in connection with any stock split, stock dividend, or recapitalization, (vi) to a lender or equipment lessor in connection with any loan or lease financing transaction, (vii) in connection with strategic transactions involving the Company and other entities, the primary purpose of which is other than to raise funds for the Company (including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; provided, however, that such strategic transactions and the issuance of shares therein, have been approved by the Company's Board of Directors) or
(viii) issuances of Common Stock to the Company's employees approved by the Company's Board of Directors, if the Company authorizes the issuance or sale of any Equity Securities (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each of the holders of Stock its "pro rata portion" of 80% of such Equity Securities. A holder's "pro rata portion" shall equal the quotient determined by dividing (1) the number of shares of Stock held by each such holder by the (2) sum of the total number of shares of Stock held by all holders of Stock. Each holder of Stock shall be entitled to purchase such Equity Securities at the most favorable price and on the most favorable terms as such Equity Securities are to be offered to any other Persons. The purchase price for all Equity Securities offered to the holders of the Stock shall be payable in cash.

                  (b) In order to exercise its purchase rights hereunder, a holder of Stock must within 15 days after receipt of written notice from the Company describing in reasonable detail the Equity Securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the Equity Securities offered to the holders of Common Stock are not fully subscribed by such holders, the remaining Equity Securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this Section 4.10, except that such holders must exercise their purchase rights within two days after receipt of such reoffer.

                  (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such Equity Securities which the holders of Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Equity Securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Stock pursuant to the terms of this paragraph.

                  (d) Telecom Partners II, L.P. may assign its purchase rights pursuant to this Section 4.10 to Telecom Partners III, L.P. subject only to compliance with applicable securities laws.

         4.11 ADDITIONAL INVESTOR RIGHTS. The Investors that are investment funds or investment partnerships shall, in addition to the aforementioned rights, have further rights as required for the purpose of qualifying the Investors' ownership of Stock as a "venture capital investment" for purposes of the United States Department of Labor "plan assets" regulations, 29 C.F.R.
Section 2510.3-101 including, without limitation (a) the right to consult with and advise management of the Company on significant business issues including management's proposed annual operating plans, (b) the right to inspect the Company's facilities and books and records at reasonable times and at reasonable intervals and (c) the right to request information about the Company; provided that access to highly confidential proprietary information and facilities need not be provided. The rights set forth in this Section 4.11 may be exercised by an Affiliate of any Investor acting on behalf of such Investor.

                                    ARTICLE V
                              CORPORATE GOVERNANCE

         5.1 BOARD OF DIRECTORS.

                  (a) Concurrently with the Closing and at all times thereafter, each Stockholder agrees to vote all securities of the Company over which such Stockholder has voting control and to take all other necessary or desirable actions within its control (whether as a stockholder, director or officer of the Company or otherwise, and including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                           (i) the Company shall have a Board of Directors
comprising no more than twelve (12) members;

                           (ii) subject to subsection (iii) below, the following
persons shall be elected to the Board of Directors:

                                    (A) Three representatives designated by the
holders of a majority of the outstanding Management Stock (the "Management Directors"); provided, however, that, until the next annual meeting of the Company's stockholders, Nicolas Kauser, David J. Leonard and Bernard Schotters shall serve as the Management Directors;

                                    (B) One representative designated by Telecom
Partners II, L.P. and one representative designated by Telecom Partners III, L.P. (together, "Telecom Partners," and such representatives, the "Telecom Directors"); provided, however, that, until the next annual meeting of the Company's stockholders, William J. Elsner shall be the representative of Telecom Partners II, L.P. and Stephen W. Schovee shall serve as the representative of Telecom Partners III, L.P.;

                                    (C) One representative designated jointly by
Centennial Fund V, L.P. and Centennial Fund VI, L.P. (together, the "Centennial Entities," and such representative, the "Centennial Entities Director"); provided, however, that, until the next annual meeting of the Company's stockholders, Steven C. Halstedt shall serve as the Centennial Entities Director;

                                    (D) One representative designated jointly by
Crescendo World Fund, L.L.C., Eagle Ventures WF, L.L.C., Crescendo III, GbR, Crescendo III Executive Fund, L.P. and Crescendo III, L.P. (together, the "Crescendo Entities," and such representative, the "Crescendo Entities Director"); provided, however, that, until the next annual meeting of the Company's stockholders, Anthony Daffer shall serve as the Crescendo Entities Director;

                                    (E) Two representatives designated by SLI
Wireless S.A. (the "SLI Directors"); provided, however, that until the next annual meeting of the Company's stockholders, Guillermo Liberman and Luis Gonzalez Lanuza shall serve as the SLI Directors;

                                    (F) One representative designated by Formus
Communications, Inc. (the "Formus Director"); provided, however, that until the next annual meeting of the Company's stockholders, Bernard G. Dvorak shall serve as the Formus Director;

                                    (G) Two directors (the "Outside Directors")
approved by a Nominating Committee of the Board of Directors consisting of one of the Telecom Directors, one of the SLI Directors, the Centennial Entities Director, the Crescendo Entities Director and one of the Management Directors; provided, however, that, until the next annual meeting of the Company's stockholders, Robert F. McKenzie and Fred A. Vierra shall serve as the Outside Directors;

                           (iii) the director appointment provisions set forth
in subsection (ii)(B), (C), (D), (E) and (F) shall only be effective, with respect to each particular Investor, so long as such Investor entitled to appoint a director owns an aggregate of five percent (5%) or more of the Company's then outstanding Common Stock (calculated on a fully diluted basis after giving effect to the conversion of all securities convertible into Common Stock and the exercise of all issued and outstanding stock options). In the event this ownership threshold is not satisfied by any of such Investors, such particular Investor's appointment provisions shall be exercised by the Company;

                           (iv) in the event that any director for any reason
ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a majority vote of the Stockholders entitled to elect such director as provided in this Section 5.1;

                           (v) if the Stockholders fail within sixty (60) days
of a directorship being vacated to designate a representative to fill such directorship pursuant to the terms of this Section 5.1, the election of such director shall be accomplished in accordance with the Company's certificate of incorporation and bylaws and applicable law; and

                           (vi) any Investor who is entitled to appoint a
director pursuant to this Section 5.1 (and Taquari Participacoes S.A. and Mellon Ventures II, L.P.) shall be entitled to have an observer present at any meeting of the Board of Directors of the Company in the event such Investor is no longer entitled to appoint a director to the Board of Directors of the Company.

                  (b) To the extent that any provision of the Company's certificate of incorporation or bylaws is inconsistent with the provisions of this Agreement, the

Stockholders agree to take all actions necessary to effect such amendments to the certificate of incorporation or bylaws as may be necessary and appropriate to give full effect to the provisions of this Agreement.

         5.2 MEETINGS OF THE BOARD. The Board of Directors shall meet at least six times each calendar year in accordance with an agreed-upon schedule.

         5.3 COMMITTEES. Promptly after the Closing, the Board of Directors shall establish audit, nominating and compensation committees and shall delegate to such committees those duties and powers as are customarily performed by committees of such type. The audit committee shall not include any of the Management Directors.

         5.4 REIMBURSEMENT OF EXPENSES. The reasonable travel expenses of each director incurred in attending or observing Board or committee meetings shall be reimbursed by the Company.

         5.5 CERTAIN APPROVALS. Without the approval of the holders of a majority of the Investor Stock, which shall not be unreasonably withheld, the Company shall not (i) engage any underwriter or placement agent for any public or private offering of securities other than an investment banking firm of recognized national reputation, (ii) issue any stock or options to employees of the Company that are not subject to vesting and/or buy-back restrictions, or
(iii) waive or accelerate any vesting or buy-back restrictions with respect to Management Stock.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

         6.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         6.3 ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. In particular, the execution of this Agreement shall terminate all prior stockholders agreements and registration rights agreements, or any similar agreement to the foregoing, among any Investor or Other Holder and the Company. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the holders of two-thirds of the outstanding Stock, and any such amendment, waiver, discharge or termination shall be binding on all the Stockholders. Notwithstanding the foregoing, in the event that any such amendment would have a disproportionate effect on the Series A Preferred Stock and the Series B Preferred Stock, such amendment must be approved by the holders of two-thirds of the Stock that is Series A Preferred Stock, and also by the holders of two-thirds of the Stock that is Series B Preferred Stock. In addition, additional Management Holders may be added as parties to this Agreement by the execution of a Joinder Agreement executed solely by the Company and the new Management Holders.

         6.4 SPECIFIC ENFORCEMENT. Any holder of Stock shall be entitled to specific enforcement of its rights under this Agreement. The parties acknowledge that money damages would be an inadequate remedy for a breach of this Agreement and consent to an action for specific performance or other injunctive relief in the event of any such breach. The Company shall reimburse the holders of Stock for all reasonable expenses incurred in securing the relief provided by this
Section 6.4.

         6.5 SEVERABILITY. Unless otherwise expressly provided herein, a Stockholder's rights hereunder are several rights, not rights jointly held with any of the other Stockholders. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.6 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given:
(i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent to the Company at 6400 South Fiddlers Green Circle, Suite 710, Englewood, CO 80111, Attention: VP Strategic and Legal Affairs, with a copy to Holland & Hart LLP, 555 Seventeenth Street, Suite 3200, Denver, CO 80202, Attention: Mark D. Ebel, and to a Stockholder at the address reflected in the Company's stock ledger or at such other address as such Stockholder shall have furnished to the Company in writing.

         6.7 COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered by facsimile.

         6.8 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Stockholder under this Agreement shall impair any such right, power or remedy of such Stockholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Stockholder of any breach or default under this Agreement or any waiver on the part of any Stockholder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Stockholder, shall be cumulative and not alternative.

         6.9 TERMINATION. The provisions of this Agreement (other than Article II hereof) shall terminate (i) upon consummation of a Qualified Public Offering,
(ii) upon consummation of the sale of all of the capital stock of the Company or
(iii) on the effective date and immediately prior to: (a) the closing of any agreement for a merger or consolidation of the Company with another entity; provided that there shall be no termination of this Agreement if the persons and entities who were the stockholders of the Company immediately before such merger or consolidation continue to own, directly or indirectly, shares of the corporation resulting from such merger or consolidation having more than 70% of the total number of votes that may be cast for the election of directors of such corporation, in substantially the same proportion as their ownership of the voting securities of the Company outstanding immediately before such merger or consolidation; or (b) the closing of any sale, exchange or other disposition of all or substantially all of the Company's assets; or (c) a dissolution or liquidation of the Company's assets. The provisions of Article II shall terminate on the eighth anniversary of the date hereof.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors Agreement effective as of the day and year first above written.

                              COMPANY:

                              VELOCOM INC.


                              --------------------------------------------
                              Name:
                              Title:


                              INVESTORS:

                              TELECOM PARTNERS II, L.P.
                              BY: TELECOM MANAGEMENT II, L.L.C.
                              ITS: GENERAL PARTNER

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:


                              TELECOM MANAGEMENT III, L.L.C. (ON
                              BEHALF OF TELECOM PARTNERS III, L.P. TO BE
                              FORMED HEREAFTER)


                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:


                              CENTENNIAL FUND V, L.P.
                                 BY: CENTENNIAL HOLDINGS V, L.P.
                                 ITS: GENERAL PARTNER

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                              CENTENNIAL ENTREPRENEURS FUND V, L.P.
                                 BY: CENTENNIAL HOLDINGS V, L.P.
                                 ITS: GENERAL PARTNER


                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                              CENTENNIAL FUND VI, L.P.
                                 BY: CENTENNIAL HOLDINGS VI, LLC
                                 ITS: GENERAL PARTNER

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title: Managing Principal

                              CENTENNIAL ENTREPRENEURS FUND VI, L.P.
                                 BY: CENTENNIAL HOLDINGS VI, LLC
                                 ITS: GENERAL PARTNER

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title: Managing Principal

                              CENTENNIAL HOLDINGS I, LLC

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                              CENTENNIAL STRATEGIC PARTNERS FUND VI, L.P.
                                 BY: CSP VI MANAGEMENT, LLC
                                 ITS: GENERAL PARTNER
                                    BY: CENTENNIAL HOLDINGS VI, LLC
                                    ITS: MANAGING MEMBER


                              By:
                                 -----------------------------------------
                                 Name:
                                 Title: Managing Principal

                              CRESCENDO WORLD FUND, LLC
                                 BY: CRESCENDO VENTURES WORLD FUND, LLC
                                 ITS: GENERAL PARTNER

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:


                              CRESCENDO III, L.P.
                                 BY: CRESCENDO VENTURES III, LLC
                                 ITS: GENERAL PARTNER

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:


                              EAGLE VENTURES WF, LLC

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:


                              CRESCENDO III, GBR

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:


                              CRESCENDO III EXECUTIVE FUND, L.P.

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                              SLI WIRELESS S.A.

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                              FORMUS COMMUNICATIONS-LATIN AMERICA HOLDINGS, LLC
                                 BY: FORMUS INTERNATIONAL, INC.
                                 ITS: MANAGER


                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                              JANCO CAPITAL MANAGEMENT, LLC

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                              BRAD PEERY CAPITAL, L.P.


                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                              BRAD PEERY CAPITAL VENTURES, L.P.


                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                              BRAD PEERY INTERNATIONAL


                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                         BRAD PEERY CAPITAL, INC.


                         By:
                            -----------------------------------------
                            Name:
                            Title:

                         MELLON VENTURES II, L.P.
                            By: MVMA II, L.P., a Delaware Limited Partnership
                            Its: General Partner

                              By: MVMA, Inc., a Delaware Corporation
                              Its: General Partner


                         By:
                            -----------------------------------------
                            Name: Jeffrey H. Anderson
                            Title:


                         TAQUARI PARTICIPACOES S.A.

                         By:
                            -----------------------------------------
                            Name:
                            Title:


                         BLACK CORAL ENTERPRISES, INC.

                         By:
                            -----------------------------------------
                            Name:
                            Title:


                         OTHER HOLDERS:


                         --------------------------------------------
                         David J. Leonard


                         --------------------------------------------
                         Gregory P. Sadler

                              --------------------------------------------
                              Nicolas Kauser


                              --------------------------------------------
                              R. Dwayne House


                              --------------------------------------------
                              Michael S. Quinn


                              --------------------------------------------
                              Bradley T. Johnson


                              --------------------------------------------
                              Barry L. Rowan


                              --------------------------------------------
                              Fred A. Vierra


                              --------------------------------------------
                              Roxanne Vierra


                              --------------------------------------------
                              Robert McKenzie


                              --------------------------------------------
                              C. James Frank


                              --------------------------------------------
                              Clarence Endy


                              --------------------------------------------
                              Michael Lisogurski


                              --------------------------------------------
                              Bernard Schotters


                              --------------------------------------------
                              David Tomizuka

                              REINCO CORP.

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                                   SCHEDULE I
                               MANAGEMENT HOLDERS

         David J. Leonard
         Gregory P. Sadler
         Nicolas Kauser
         R. Dwayne House
         Michael S. Quinn
         Bradley T. Johnson
         Barry Rowan
         David Tomizuka
         Reinco Corp. (John Gowen)

                        SERIES B STOCK PURCHASE AGREEMENT

                                    EXHIBIT D

                              FORM OF LEGAL OPINION

                                                                       EXHIBIT D

                              FORM OF LEGAL OPINION

     We are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business. The Company is qualified to do business and in good standing in each jurisdiction in the United States where the failure to be so qualified would result in a material adverse effect on the business, operations, assets, prospects or condition (financial or otherwise) of the Company (a "Material Adverse Effect").

     2. The Company's authorized capital stock consists of (a) one hundred six million six hundred sixty-six thousand, six hundred sixty-seven (106,666,667) shares of Common Stock, of which eleven million two hundred eighty-three thousand eight hundred twenty-six (11,283,826) shares were issued and outstanding as of the Initial Closing Date, and (b) seventy two million six hundred sixty-six thousand six hundred sixty-seven (72,666,667) shares of Preferred Stock of which (i) thirty-one million (31,000,000) shares have been designated as Series A Preferred Stock, thirty million seven hundred six thousand three hundred thirty-three (30,706,333) of which were issued and outstanding as of the Initial Closing Date, and (ii) forty-one million six hundred sixty-six thousand six hundred sixty-seven (41,666,667) shares have been designated as Series B Preferred Stock, none of which is outstanding prior to the Initial Closing Date. To our knowledge, except for the three million seven hundred ninety-eight thousand five hundred forty-four (3,798,544) options outstanding immediately prior to the Initial Closing Date, except for the conversion privileges of the Series A Preferred Stock and Series B Preferred Stock and except as disclosed in the Agreements or the exhibits or schedules attached thereto, there are no options, warrants, conversion privileges, preemptive rights, rights of first refusal or other rights to purchase from the Company any of its equity securities that are outstanding as of the Initial Closing Date.

     3. All the shares of capital stock of the Company outstanding prior to the Initial Closing Date have been duly authorized, validly issued and are fully paid and nonassessable. The rights, preferences and privileges of the Series B Preferred Stock are as stated in the Certificate of Incorporation.

     4. To our knowledge, Schedule 3.12 to the Purchase Agreement sets forth the current ownership structure of the Company and its Subsidiaries.

     5. Each of the Agreements has been duly authorized, validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity under Section 2.5 of the Investors Agreement may be limited by applicable laws and public policy and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     6. The issuance, sale and delivery of the Series B Preferred Stock has been duly authorized by the Company and, upon delivery to the Purchasers against payment therefor in accordance with the Purchase Agreement and the terms of the Series B Preferred Stock, the shares of Series B Preferred Stock will be validly issued, fully paid and nonassessable.

     7. The shares of Common Stock to be issued upon conversion of the Series B Preferred Stock have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon conversion of the Series B Preferred Stock in accordance with the Certificate of Incorporation, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

     8. The execution of the Agreements by the Company, the compliance by the Company with the terms thereof, and the offer and sale of the Series B Preferred Stock pursuant to the Purchase Agreement (a) do not and will not violate any provision of the Company's Certificate of Incorporation or Bylaws, and (b) do not violate or contravene (i) the laws of the State of Colorado, the General Corporation Law of the State of Delaware or any Federal law of the United States of America applicable to the Company or (ii) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we have knowledge, the default, violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

     9. All consents, approvals, authorizations or orders of, and filings, registrations, and qualifications with, any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Purchase Agreement have been made or obtained, except for any filings required under federal or state securities laws, and except for any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     10. To our knowledge, there is no suit, action, claim, arbitration or similar proceeding or investigation pending or threatened against the Company or against the Company's business or assets which, if adversely resolved, would be reasonably likely to have a Material Adverse Effect.

     11. Subject to the accuracy of the Purchasers' representations in Section 4 of the Purchase Agreement and assuming all required filings are made under federal and state securities laws, the offer, sale and issuance of the Series B Preferred Stock pursuant to the Purchase Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and from the securities registration requirements of the Colorado securities laws. In addition, subject to the accuracy of the Purchasers' representations in Section 4 of the Purchase Agreement, assuming such securities are not being exchanged in a case under title 11 of the United States Code, and assuming no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange, the issuance of the Common Stock issuable upon conversion of the Series B Preferred Stock would also constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act and from the securities registration requirements of the Colorado securities laws.

                                  VELOCOM INC.

                   AMENDMENT NO. 1 TO SERIES B PREFERRED STOCK

                               PURCHASE AGREEMENT


         This Amendment No. 1 (this "Amendment No. 1") to the Series B Preferred Stock Purchase Agreement is entered into as of December 31, 1999, by and among VeloCom Inc., a Delaware corporation (the "Company") and each of the parties listed on the signature page hereto. The holders of the Company's Series B Preferred Stock listed on the Schedule of Purchasers attached hereto as Exhibit A are collectively referred to as the "Purchasers" and individually, as a "Purchaser".

                                    RECITALS

         WHEREAS, the Company entered into the Series B Preferred Stock Purchase Agreement dated as of December 6, 1999 (the "Purchase Agreement") with the purchasers listed in Exhibit A to such Purchase Agreement in which the parties to the Purchase Agreement purchased from the Company shares of the Company's Series B Preferred Stock (the "Series B Preferred");

         WHEREAS, the Purchase Agreement needs to be amended to reflect that the shares purchased by Barry L. Rowan pursuant to that Purchase Agreement are actually purchased by Barry L. Rowan and Linda N. Rowan; that the shares purchased by Bernard Schotters pursuant to that Purchase Agreement are instead purchased by Communications Capital Partners, Inc.; and that the shares purchased by Janco Capital Management, LLC are actually purchased by Janco Capital, L.P.

         WHEREAS, Section 6 of the Purchase Agreement provides that in the event that the Company agrees to sell shares of Series B Preferred Stock other than the Shares to be sold pursuant to the Purchase Agreement, the Purchasers shall benefit from any provisions that are more favorable to the purchasers in such additional closings than comparable provisions in the Purchase Agreement.

         WHEREAS, the Company has entered into a Follow-On Series B/B-1 Preferred Stock Purchase Agreement dated as of December 20, 1999 (the "Follow-On Purchase Agreement"), and pursuant to Section 6 of the Purchase Agreement, desires to enter into this Amendment No. 1 to reflect the favorable provisions contained in the Follow-On Purchase Agreement.

                                    AGREEMENT

         In consideration of the mutual agreements, covenants and considerations contained herein, the parties hereto agree as follows:

1. GENERAL

1.1 All references to the Certificate of Incorporation shall mean the Second Amended and Restated Certificate of Incorporation of the Company, a copy of which is attached hereto as Exhibit B.

1.2 All references to the Investors Agreement shall mean the Third Amended and Restated Investors Agreement dated January 7, 2000, a copy of which is attached hereto as Exhibit D.

1.3 The disclosure schedules attached to the Purchase Agreement are hereby updated and replaced with the Revised Schedules attached to this Amendment No. 1.

1.4 All other capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement.

2. AGREEMENT TO SELL AND PURCHASE

         Sections 1.1 and 1.2 of the Purchase Agreement are deleted in their entirety and replaced with the following:

                  "1.1 AUTHORIZATION OF SHARES.

                  On or prior to the Initial Closing (as defined in Section 2 below), the Company shall have authorized the sale and issuance to the Purchasers of shares of its Series B Preferred Stock (the "Shares"). The Shares shall have the rights, preferences, privileges and restrictions set forth in the Second Amended and Restated Certificate of Incorporation of the Company, a copy of which is attached hereto as Exhibit B (the "Certificate of Incorporation").

                  "1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser severally and not jointly agrees to purchase from the Company, the aggregate number of Shares set forth opposite such Purchaser's name on Exhibit A (the "Purchaser Share Limit"), at a purchase price of six dollars ($6.00) per Share, at the Initial Closing, Second Closing and the Subsequent Closings (all as defined in Section 2 below) as more fully set forth on Exhibit A. The parties hereto acknowledge and agree that the Initial Closing took place on December 6, 1999, and that the Company has already received the purchase price for the Shares indicated on Exhibit A to be purchased in the Initial Closing."

3. CLOSING, DELIVERY AND PAYMENT

3.1 Section 2.2 and Section 2.3 of the Purchase Agreement are deleted in their entirety and replaced with the following Sections 2.2, 2.3, 2.4 and 2.5:

                  "2.2 SECOND CLOSING. A second closing of the sale and purchase of the Shares under this Agreement (the "Second Closing") shall take place at 9:00 a.m. on January 7, 2000, at the offices of Holland & Hart LLP, 555 Seventeenth Street, Suite 3200, Denver, CO 80202 or at such other time or place as the Company and the Purchasers may mutually agree (such date is hereinafter referred to as the "Second Closing Date"). The total number of Shares to be purchased by all Purchasers pursuant to this Agreement in the Second Closing shall be four million eight hundred ninety thousand three hundred fifty four (4,890,354), as set forth on Exhibit A.

                  2.3 SUBSEQUENT CLOSINGS. Subject to satisfaction of the conditions to closing set forth in Section 5, two subsequent closings of the sale and purchase of the Shares under this Agreement (together, the "Subsequent Closings") shall take place, the first at 9:00 a.m. on June 30, 2000 (the "Third Closing") and the second at 9:00 a.m. on September 29, 2000 (the "Final Closing"), at the offices of Holland & Hart LLP, 555 Seventeenth Street, Suite 3200, Denver, CO 80202, or at such other time or place as the Company and the Purchasers may mutually agree (such dates are hereinafter referred to together as the "Subsequent Closing Dates"). Notwithstanding the foregoing, the Company's Board of Directors (the "Board of Directors"), in its sole discretion, may accelerate either of the Subsequent Closing Dates at any time upon at least 5 business days advance written notice to the Purchasers, although the Company will use commercially reasonable efforts to attempt to provide at least 10 business days advance written notice of any such accelerated Subsequent Closing Date. The total number of Shares to be purchased by all Purchasers pursuant to this Agreement in the Third Closing is five million eight hundred thirty six thousand two hundred nineteen (5,836,219) and the total number of Shares to be purchased by all Purchasers pursuant to this Agreement in the Final Closing is five million eight hundred thirty six thousand two hundred seven (5,836,207), as set forth on Exhibit A. Each Purchaser shall have the right to purchase the Shares which could have been purchased in any Subsequent Closing at the price set forth in Section 1.2 above at any time in its sole discretion prior to a liquidity event or for any other reason.

                  2.4 CERTIFICATES; PAYMENT. Each of the Initial Closing, the Second Closing, the Third Closing and the Final Closing is referred to herein individually as a "Closing," and collectively they are referred to herein as the "Closings." Each of the Initial Closing Date, the Second Closing Date and the Subsequent Closing Dates is referred to herein individually as a "Closing Date," and collectively they are referred to herein as the "Closing Dates." On each Closing Date, the Company shall deliver to each Purchaser a certificate (or certificates in denominations reasonably designated by Purchaser) representing all of the Shares purchased by such Purchaser at such Closing.

                  2.5 ABSOLUTE COMMITMENT. Each Purchaser acknowledges and agrees that its obligation to purchase a number of Shares in all Closings equal to its Purchaser Share Limit constitutes an absolute, irrevocable and unconditional obligation, and shall not be subject to counterclaim, set-off, deduction or defense, or to abatement, suspension, deferment, diminution or reduction for any reason whatsoever (other than the failure to satisfy the closing conditions set forth in Sections 5.2 and
                  5.3 below). By way of amplification, and not in limitation of the foregoing, each Purchaser further acknowledges and agrees to fulfill its obligations regardless of any claims it may have against the Company, any other Purchaser or Person (whether or not related to the transactions contemplated hereby) and regardless of the existence or non-existence of any facts or circumstances (whether or not such facts and circumstances existed on the date hereof or any of the Closing Dates or were then known by it)."

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1 Section 3.1 is amended by adding the following sentence to the end of the paragraph:

                  "The copies of the Company's and each Subsidiaries' charter documents and by-laws or other constituent documents which have been furnished to the Purchasers reflect all amendments made thereto at any time prior to the date of this Amendment No. 1 and are correct and complete."

4.2 Section 3.2 is deleted in its entirety and replaced with the following:

                  "3.2 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company, immediately prior to the Second Closing Date, shall consist of (a) one hundred eight million six hundred thirty four thousand four hundred twenty one (108,634,421) shares of Common Stock, of which (i) one hundred six million six hundred sixty six thousand six hundred sixty seven (106,666,667) will be designated as

                  Voting Common Stock, eleven million two hundred eighty three thousand eight hundred twenty six (11,283,826) of which will be issued and outstanding immediately prior to the Second Closing Date, and (ii) one million nine hundred sixty seven thousand seven hundred fifty four (1,967,754) will be designated as Non-Voting Common Stock, none of which will be issued and outstanding immediately prior to the Second Closing Date, and (b) seventy eight million six hundred thirty four thousand four hundred twenty one (78,634,421) shares of Preferred Stock, of which (i) thirty-one million (31,000,000) will be designated as Series A Preferred Stock, thirty million seven hundred six thousand three hundred thirty-three (30,706,333) of which will be issued and outstanding immediately prior to the Second Closing Date, (ii) forty one million six hundred sixty six thousand six hundred sixty seven (41,666,667) will be designated as Series B Preferred Stock, of which seven million six hundred fifty-seven thousand seventy-three (7,657,073) will be issued and outstanding immediately prior to the Second Closing Date, and an additional thirty four million nine thousand five hundred ninety three (34,009,593) shares of which will have been committed to be sold by the Company immediately prior to the Second Closing Date and (iii) one million nine hundred sixty seven thousand seven hundred fifty four (1,967,754) will be designated as Series B-1 Preferred Stock, of which no shares will be issued and outstanding immediately prior to the Second Closing Date, but all of which will have been committed to be sold by the Company immediately prior to the Second Closing Date. All issued and outstanding shares of the Company's Common Stock, Series A Preferred Stock and Series B/B-1 Preferred Stock have been duly authorized, validly issued and are fully paid and non-assessable. Except for the three million seven hundred ninety-eight thousand five hundred forty-four (3,798,544) options outstanding immediately prior to the Second Closing Date, except for the conversion privilege of the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, except as disclosed in the Follow-On Series B/B-1 Preferred Stock Purchase Agreement dated as of December 20, 1999 among the Company and the Purchasers listed on the Schedule of Purchasers attached thereto, and except as disclosed in this Agreement on the exhibits or schedules attached hereto, there will be no options, warrants or other rights to purchase from the Company any of its equity securities that are outstanding immediately prior to the Second Closing Date. The Company will not have in place any stock appreciation rights or phantom stock plans immediately prior to the Second Closing Date. A chart showing the accurate and complete capitalization of the Company immediately prior to and immediately after the Second Closing Date is attached hereto as Exhibit C."

4.3 Section 3.4 is deleted in its entirety and replaced with the following:

                  "3.4 CONSENTS AND APPROVALS. Except as set forth on Schedule 3.4, no consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration with, any municipal, local, state, federal, domestic or foreign governmental authority, agency, bureau or commission, or any other Person (a "Consent"), is required to be obtained or made by the Companies, in connection with its execution, delivery, and performance of the Transaction Documents and enforceability of its respective obligations under the Transaction Documents and the transactions contemplated thereby."

4.4 Section 3.5(a) is amended by deleting the first portion of the first sentence and replacing it with the following:

                  "(a) Except as set forth on Schedule 3.5(a), each of the Companies has been and is currently in compliance in all material respects with all . . ."

4.5 Section 3.18(b) is deleted in its entirety and replaced with the following:

                  "(b) Since the award of the Licenses, each of the Companies holding a License has complied in all material respects with the terms and conditions of the License held by it and with the applicable telecommunications Laws (including any required build-out deadlines and notice or filing obligations) and has made all necessary payments required to be made thereunder. None of the transactions contemplated hereby will result or has resulted in the termination, modification, suspension or revocation of any License."

4.6 Section 3.21(a) is deleted in its entirety and replaced with the following:

                  "(a) The Companies have filed all federal, state, departmental, municipal and foreign Tax returns required by law to be filed by them other than such filings, the failure of which to have been made, would not reasonably be likely to result in the imposition of significant penalties on any of the Companies. Except as set forth on the Financial Statements, and except for taxes the failure of which to pay would not reasonably be likely to result in the imposition of significant penalties on any of the Companies, each of the Companies has paid all such taxes that have already become due and payable. The provisions shown on the Financial Statements are adequate to reflect any material amount of unpaid Taxes of the Companies due or to become due with respect to fiscal periods ended on or before the date of the Financial Statements. As of the date hereof, there is no claim or assessment pending against the Company or, to the

                  Company's knowledge, any of the other Companies, based on a failure to pay Taxes and no basis exists for any such claim."

4.6 Section 3.26 is deleted in its entirety and replaced with the following:

                  "3.26 Y2K COMPLIANCE. Each of the Companies has taken steps to verify from vendors that on and following January 1, 2000, (i) its computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of such Company interface) will function properly. The cost to each of the Companies of the reasonably foreseeable consequences of the Year 2000 to the respective company resulting from the failure of its systems cannot be reasonably expected to have a Material Adverse Effect. Each of the Companies has complied with the Year 2000 requirements, if any, established by the corresponding authorities."

4.7 Section 3.28 is deleted in its entirety and replaced with the following:

                  "3.28 FOREIGN CORRUPT PRACTICES ACT. The Company represents that (i) it has not taken any action which is or could be deemed to be a violation of the Foreign Corrupt Practices Act in respect of any of the Companies; (ii) it is not aware of any action or conduct which could be deemed to be a violation of the Foreign Corrupt Practices Act in respect of any of the Companies and (iii) none of its managers, officers, directors, employees, stockholders, members, agents or representatives has offered, given, paid, authorized the payment of, or promised, directly or indirectly, any money, gift, promise or other thing of value to any Foreign Official (or to any other Person while knowing it will be offered, given or promised to a Foreign Official) for any purpose including, by way of example but not limitation, influencing any act or decision of such Person acting in their official capacity, inducing such Person to do or omit to do any action in violation of their lawful duty, inducing such Person to use their influence with the government of the Republic of Argentina, the Republic of Peru, the Republic of Colombia, the Republic of Venezuela, the Republic of Uruguay, the Republic of Chile, the Federative Republic of Brazil or any other government or any instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist any of the Companies or their stockholders or members to obtain or retain business for or with, or in directing business to, any Person."

4.8 Section 3.29 is amended by adding the following to the end of the paragraph:

                  "and state Blue Sky laws."

 4.9 Section 3 is amended by adding the following paragraph:

                  "3.30 SPECTRUM ALLOCATION. The spectrum allocation held by or available for use by each of the Companies is reasonably sufficient to enable such of the Companies to satisfy its current business plan as presented to the Purchasers except where the failure to have such allocation will not have a Material Adverse Effect on such of the Companies; provided that in respect of the Brazilian Companies, in the event any such Brazilian Company needs additional spectrum to satisfy its current business plan objectives, the Company reasonably believes that such spectrum should be available from ANATEL so long as such Brazilian Company has complied with its existing license obligations."

5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

5.1 Section 4.2 (c) is amended by deleting the last sentence of that subsection
(c) beginning "Further, such Purchaser . . . ."

6. CONDITIONS TO ADDITIONAL OBLIGATIONS AT EACH SUBSEQUENT CLOSING.

6.1 Section 5 of the Purchase Agreement is amended by titling the existing section "5.1 Conditions to Initial Closing" and adding the following new Sections 5.2 and 5.3:

                  "5.2 CONDITIONS TO SECOND CLOSING. The obligation of each Purchaser to purchase and pay for the Shares to be delivered to it at the Second Closing shall be subject to the satisfaction of the following conditions as of the Second Closing Date:

                  (A) the representations and warranties of the Company contained in the Purchase Agreement as amended by Amendment No. 1 shall be true and correct on and as of the Second Closing Date (a certificate stating such representations and warranties are true and correct shall be delivered by the Company to the Purchasers on the Second Closing Date);

                  (B) concurrent with the Second Closing, the Company and the Purchasers shall have entered into the Third Amended and Restated Investors Agreement in the form attached hereto as Exhibit D;

                  (C) each Purchaser shall have received from Holland & Hart LLP, counsel for the Company, an opinion in substantially the form attached hereto as Exhibit E, dated as of the Second Closing Date;

                  (D) any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act") with respect to such Purchaser's acquisition of Shares in the Second Closing, shall have expired or otherwise been terminated; and

                  (E) the Certificate of Incorporation shall have been filed with the Delaware Secretary of State."

                  "5.3 CONDITIONS TO SUBSEQUENT CLOSINGS. The obligation of each Purchaser to purchase and pay for the Shares to be delivered to it at any Subsequent Closing shall be subject to the satisfaction of the following conditions as of such Subsequent Closing Date:

                  (A) any applicable waiting periods under the HSR Act with respect to such Purchaser's acquisition of Shares in the Subsequent Closing, shall have expired or otherwise been terminated."

7. ADDITIONAL PROVISIONS

7.1 The Purchase Agreement is further amended by adding a new Section 10 as follows:

                  "10. CONSEQUENCES UPON DEFAULT.

                  If any Purchaser fails to pay to the Company on any Subsequent Closing Date the full purchase price for the Shares to be purchased by such Purchaser in such Closing, as set forth in Exhibit A (a "Default", and the amount of such defaulted purchase price, the "Defaulted Commitment"), then such Purchaser shall be subject to all of the consequences set forth in this Section 10 (such Purchaser is referred to as a "Defaulting Purchaser").

                  10.1 SPECIFIC PERFORMANCE. The Company shall be entitled to specific performance of each Purchaser's obligation to purchase the Shares in each Closing set forth opposite such Purchaser's name on Exhibit A and the Company's right to receive the full amount of the purchase price for those Shares. Each Purchaser acknowledges that money damages would be an inadequate remedy for any Default or other breach of its obligations under this Agreement and consents to an action for specific performance or other injunctive relief in the event of any Default or other breach of this Agreement by such Purchaser.

                  10.2 BOARD REPRESENTATIVE(S). Immediately upon the occurrence of a Default, the representative(s) appointed by the Defaulting Purchaser to the Board of Directors, if any, (the "Board Representative(s)") in accordance with Section 5.1 of the Investor's Agreement, shall resign effective immediately and the Defaulting Purchaser shall forfeit its right to designate any representative(s) to fill such vacancy(ies) or to appoint any other representative(s) to the

                  Board of Directors. If the Default continues uncured for a period exceeding 10 days after the Default, the Defaulting Purchaser shall also lose its right to have an observer present at any meeting of the Board of Directors, as provided in Section 5.1(a)(vi) of the Investors Agreement or at any meeting of the board of directors or other governing body of any subsidiary of the Company. If the Defaulting Purchaser cures its Default within the 10-day period following such Default by making payment to the Company of (i) the Defaulted Commitment, (ii) the Premium (as that term is defined below) and (iii) the Liquidated Damages (as that term is defined below) (such actions collectively are referred to herein as a "Cure" for a Default), the Defaulting Purchaser shall regain its right to designate such Board Representative(s) and to have observers present at such meetings of the Board of Directors of the Company and its subsidiaries.

                  10.3 IRREVOCABLE PROXY.

                  (a) Each Purchaser hereby irrevocably appoints the Company as its attorney-in-fact and proxy of such Purchaser, with full power of substitution, to be immediately effective without any action on the part of such Purchaser or the holder thereof on each occurrence and during the continuance of a Default (unless the Default is Cured):

                  (i) to attend any meeting (whether annual or special) of the Company at which the vote of the holders of the Series B/B-1 Preferred Stock is permitted or required, including any adjournment or postponement of any such meetings;

                  (ii) to vote the Shares owned by such Purchaser on any matter permitted or required to be voted upon by the holders of Series B/B-1 Preferred Stock under the Certificate of Incorporation or the Investors Agreement, including the right to designate or remove any representative to the Board of Directors; and

                  (iii) to execute and deliver one or more consents in writing pursuant to any action by the Company's stockholders proposed to be taken by unanimous written consent under any applicable law in lieu of voting at any such meeting or adjournment thereof.

                  (b) Each Purchaser affirms that this proxy and power of attorney is issued in order to facilitate the transactions contemplated by this Agreement and the Investors Agreement and as such is coupled with an interest and is irrevocable. This proxy will terminate upon each Purchaser's satisfying in full its obligations hereunder.

                  (c) Each Purchaser agrees that prior to the full funding of the purchase price of the Shares comprising such Purchaser's Purchaser Share Limit, it will not sell, transfer, or otherwise dispose of or cause to be disposed of any Shares owned by such Purchaser unless such Purchaser or transferee agrees in writing prior to the sale, transfer or other disposition to be bound by and subject to the provisions contained in this Section 10.3.

                  (d) All authority conferred or agreed to be conferred in this
                  Section 10.3 shall survive the death, dissolution, liquidation or incapacity of each Purchaser and any obligation of such Purchaser shall be binding upon the heirs, personal representatives, successors and assigns of such Purchaser. No Purchaser will give any subsequent proxy with respect to such Shares owned by the Purchaser that purports to grant authority within the scope of the authority conferred in this Section 10.3.

                  10.4 PREMIUM. In the event a Defaulting Purchaser elects to Cure its Default, such Defaulting Purchaser shall pay to the Company within the 10-day Cure period a premium equal to 25% of the Defaulted Commitment due in respect of such Shares (the "Premium"). This amount shall be in addition to the Defaulted Commitment and the Liquidated Damages provided for below.

                  10.5 LIQUIDATED DAMAGES. Immediately upon the occurrence of a Default, the Defaulting Purchaser shall pay to the Company a sum equal to 50% of the Defaulted Commitment as liquidated damages (the "Liquidated Damages"). Each Purchaser agrees that this amount is reasonable in light of the fact that damages resulting from a Default would be difficult to determine because the Company would be required to invest significant time and resources in order to find another purchaser or source of funding to replace the Defaulted Commitment by such Defaulting Purchaser. Each Purchaser also acknowledges that this amount is not a penalty.

                  10.6 CONVERSION RIGHTS. If a Defaulting Purchaser does not Cure such Default within the 10-day cure period, the conversion price for the Shares owned by such Defaulting Purchaser shall be adjusted as provided in the Certificate of Incorporation."

7.2 The Purchase Agreement is further amended by adding a new Section 11 as follows:

                  "11. VESPER BOARD OBSERVATION RIGHTS

                  The Company shall use its best efforts to permit one representative of the holders of the Company's Series B/B-1 Preferred Stock to attend board meetings of Vesper Holding S.A. and Vesper Sao Paulo

                  Holding S.A. as an observer. The observer for the initial 12-month period following the Initial Closing Date shall be designated by BankAmerica Investment Corporation and thereafter by the vote of two of the three largest holders of Series B/B-1 Preferred Stock."

8. MISCELLANEOUS

8.1 Section 8.4 is deleted in its entirety and replaced with the following:

                  "8.4 ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement, the Exhibits, Schedules and the other documents expressly delivered pursuant hereto, including the Investors Agreement, supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto (including, without limitation, the Equity Investment Agreement dated October 21, 1999 by and among the Company and certain of the Purchasers) relating to the matters contemplated hereby and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the holders of a majority of the Shares held by the Purchasers, and any such amendment, waiver, discharge or termination shall be binding on all Purchasers, except that if such amendment, waiver, discharge or termination creates an obligation by any Purchaser, or if it adversely affects a particular Purchaser in a manner different from the other Purchasers, the consent of the affected Purchaser shall be required."

8.2 Section 8.9 is deleted in its entirety and replaced with the following:

                  "8.9 FUTURE FINANCINGS; PURCHASER OBLIGATIONS. Nothing contained in this Agreement or any Purchaser's prior dealings with the Company shall be deemed to constitute a commitment on the part of any Purchaser to participate in any future financings by the Company. In connection with any merger involving the Company, the indemnification obligations of each Purchaser (if any) shall be several and not joint, and shall in no event exceed the amount of consideration to be received by such Purchaser in the merger."

8.3 Section 8.10 is amended by deleting the reference to "Subsequent Closing" and replacing it with "Subsequent Closings."

8.4 The Purchase Agreement is amended by adding the following Section 8.11:

                  "8.11 UNDERSTANDING AMONG THE PURCHASERS. The determination of each Purchaser to purchase shares of Series B Preferred Stock pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given to such Purchaser by any other Purchaser or by any agent or employee of any other Purchaser. Each Purchaser acknowledges and agrees that no other Purchaser shall be responsible in any way or held liable or accountable to any extent for any information, documents, materials, analysis, projections, plans or other data (or compilations thereof) relating to the Company or the transactions contemplated hereby (collectively, "Investment Data") provided to such Purchaser by any other Purchaser, and each Purchaser agrees to hold harmless and not make any claims against any other Purchaser with respect to any Investment Data provided to such Purchaser by such other Purchaser."

9. DEFINITIONS

9.1 The definition of "Foreign Official" is deleted in its entirety and replaced with the following definition:

                  "Foreign Official" means (i) an officer or employee of any government other than the U.S. including but not limited to the Republic of Argentina, the Republic of Peru, the Republic of Colombia, the Republic of Venezuela, the Republic of Uruguay, the Republic of Chile or the Federative Republic of Brazil or any political subdivision, department, agency or instrumentality thereof; (ii) a Person acting in an official capacity for or on behalf of any such government or department, agency or instrumentality; (iii) a member or official of a political party in the Republic of Argentina, the Republic of Peru, the Republic of Colombia, the Republic of Venezuela, the Republic of Uruguay, the Republic of Chile or the Federative Republic of Brazil; (iv) a candidate for political office in the Republic of Argentina, the Republic of Peru, the Republic of Colombia, the Republic of Venezuela, the Republic of Uruguay, the Republic of Chile or the Federative Republic of Brazil or (v) any other meanings or interpretations given to the term under the Foreign Corrupt Practices Act as it applies to any of the Companies.

9.2 The definition of "Investors Agreement" is deleted in its entirety and replaced with the following definition:

                  "Investors Agreement" shall mean the Third Amended and Restated Investors Agreement dated as of the Second Closing Date, among the

                  Company, the Purchasers and certain other stockholders of the Company, a copy of which is attached hereto as Exhibit D.

9.3 The following definition of "Purchaser Share Limit" is inserted:

                  "Purchaser Share Limit" shall have the meaning set forth in
                  Section 1.2 of this Agreement.

9.4 The definition of "Subsidiary" is deleted in its entirety and replaced with the following:

                  "Subsidiaries" or "Subsidiary" shall mean any subsidiary of the Company over which the Company exercises control. For purposes of this definition, "control" shall mean the direct or indirect ownership by the Company of 50% or more of the voting securities of such subsidiary.

9.5 The definition of "Transaction Documents" is deleted in its entirety and replaced with the following:

                  "Transaction Documents" shall mean this Stock Purchase Agreement, as amended, and the Third Amended and Restated Investors Agreement."

10. GOVERNING LAW.

         This Amendment No. 1 shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

11. SUCCESSORS AND ASSIGNS.

         Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

12. COUNTERPARTS; FACSIMILE.

         This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment No. 1 may be executed and delivered by facsimile.

13. OTHER TERMS AND CONDITIONS.

         All other terms and conditions of the Purchase Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Series B Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

                                      COMPANY:

                                        VELOCOM INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        TELECOM PARTNERS II, L.P.
                                            By: Telecom Management II, L.L.C.,
                                            Its General Partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        TELECOM PARTNERS III, L.P.
                                            By: Telecom Management III, L.L.C.,
                                            Its General Partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        CENTENNIAL FUND V, L.P.
                                        By: Centennial Holdings V, L.P.
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: General Partner

                                        CENTENNIAL FUND VI, L.P.
                                        By: Centennial Holdings VI, LLC
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: Managing Principal

                                        CENTENNIAL ENTREPRENEURS FUND VI, L.P.
                                        By: Centennial Holdings VI, LLC
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: Managing Principal

                                        CENTENNIAL HOLDINGS I, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        CENTENNIAL STRATEGIC PARTNERS VI, L.P.
                                        By: CSP VI Management, LLC
                                        Its General Partner
                                               By:  Centennial Holdings VI, LLC
                                               Its: Managing Member


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: Managing Principal

                                        CRESCENDO WORLD FUND, L.L.C.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        EAGLE VENTURES WF, L.L.C.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        CRESCENDO III, L.P.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        CRESCENDO III, GbR


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        CRESCENDO III EXECUTIVE FUND, L.P.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SLI WIRELESS S.A.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        FORMUS COMMUNICATIONS-LATIN AMERICA
                                        HOLDINGS, LLC
                                             By: Formus International, Inc.
                                             Its: Manager


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        JANCO CAPITAL, L.P.
                                             By: Janco Capital Management, LLC,
                                             Its General Partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        BRAD PEERY CAPITAL, L.P.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        BRAD PEERY CAPITAL VENTURES, L.P.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        BRAD PEERY CAPITAL INTERNATIONAL


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        BRAD PEERY CAPITAL, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        MELLON VENTURES II, L.P.
                                        By:  MVMA II, L.P., a Delaware
                                             Limited Partnership
                                        Its: General Partner

                                             By:  MVMA, Inc., a Delaware
                                                  Corporation
                                             Its: General Partner


                                        By:
                                            ------------------------------------
                                            Name:  Jeffrey H. Anderson
                                            Title:


                                        ----------------------------------------
                                        Bernard Schotters

                                        COMMUNICATIONS CAPITAL PARTNERS, INC.

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        Fred A. Vierra


                                        ----------------------------------------
                                        Robert McKenzie


                                        ----------------------------------------
                                        Nicolas Kauser

                                        ----------------------------------------
                                        David J. Leonard


                                        ----------------------------------------
                                        Barry L. Rowan


                                        ----------------------------------------
                                        Barry L. Rowan and Linda N. Rowan


                                        ----------------------------------------
                                        Gregory P. Sadler


                                        ----------------------------------------
                                        Bradley T. Johnson

              AMENDMENT NO. 1 TO SERIES B STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                                                                                      SUBSEQUENT CLOSINGS
                                     INITIAL CLOSING           SECOND CLOSING             THIRD CLOSING           FINAL CLOSING
                                  ----------------------   ----------------------    ----------------------   ----------------------
                                    NUMBER    AGGREGATE      NUMBER    AGGREGATE       NUMBER    AGGREGATE      NUMBER    AGGREGATE
                                      OF      PURCHASE         OF      PURCHASE          OF      PURCHASE         OF      PURCHASE
   NAME AND ADDRESS                 SHARES      PRICE        SHARES      PRICE         SHARES      PRICE        SHARES      PRICE
   ----------------               ---------  -----------   ---------  -----------    ---------  -----------   ---------  -----------

1. Telecom Partners II, L.P.        833,333  $ 4,999,998          --           --           --           --          --           --
   4600 S. Syracuse Street
   Suite 1000
   Denver, CO 80237
   Phone: 303-874-1100
   Fax: 303-874-1110

2. Telecom Partners III, L.P.            --           --   3,333,333  $19,999,998    1,666,667  $10,000,002   1,666,667  $10,000,002
   4600 S. Syracuse Street
   Suite 1000
   Denver, CO 80237
   Phone: 303-874-1100
   Fax: 303-874-1110

3. Centennial Fund V, L.P.          250,000  $ 1,500,000          --           --      125,000  $   750,000     125,000  $   750,000
   1428 15th Street
   Denver, CO 80202
   Phone: 303-405-7500
   Fax: 303-405-7575

                                                                                      SUBSEQUENT CLOSINGS
                                     INITIAL CLOSING           SECOND CLOSING             THIRD CLOSING           FINAL CLOSING
                                  ----------------------   ----------------------    ----------------------   ----------------------
                                    NUMBER    AGGREGATE      NUMBER    AGGREGATE       NUMBER    AGGREGATE      NUMBER    AGGREGATE
                                      OF      PURCHASE         OF      PURCHASE          OF      PURCHASE         OF      PURCHASE
   NAME AND ADDRESS                 SHARES      PRICE        SHARES      PRICE         SHARES      PRICE        SHARES      PRICE
   ----------------               ---------  -----------   ---------  -----------    ---------  -----------   ---------  -----------

4. Centennial Fund VI, L.P.       1,309,809  $ 7,858,854          --           --      595,096  $ 3,570,576     595,095  $ 3,570,570
   1428 15th Street
   Denver, CO 80202
   Phone: 303-405-7500
   Fax: 303-405-7575

5. Centennial Entrepreneurs          32,745  $   196,470          --           --       14,878  $    89,268      14,877  $    89,262
   Fund VI, L.P.
   1428 15th Street
   Denver, CO 80202
   Phone: 303-405-7500
   Fax: 303-405-7575

6. Centennial Holdings I, LLC        36,506  $   219,036          --           --       17,057  $   102,342      17,057  $   102,342
   1428 15th Street
   Denver, CO 80202
   Phone: 303-405-7500
   Fax: 303-405-7575

7. Centennial Strategic                  --           --          --           --       62,500  $   375,000      62,500  $   375,000
   Partners VI, L.P.
   1428 15th Street
   Denver, CO 80202
   Phone: 303-405-7500
   Fax: 303-405-7575

8. Crescendo World Fund, L.L.C.     106,033  $   636,198      53,017  $   318,102       79,525  $   477,150      79,525  $   477,150
   505 Hamilton Avenue
   Suite 315
   Palo Alto, CA 94301
   Phone: 650-470-1202
   Fax: 650-470-1201

                                                                                      SUBSEQUENT CLOSINGS
                                     INITIAL CLOSING           SECOND CLOSING             THIRD CLOSING           FINAL CLOSING
                                  ----------------------   ----------------------    ----------------------   ----------------------
                                    NUMBER    AGGREGATE      NUMBER    AGGREGATE       NUMBER    AGGREGATE      NUMBER    AGGREGATE
                                      OF      PURCHASE         OF      PURCHASE          OF      PURCHASE         OF      PURCHASE
   NAME AND ADDRESS                 SHARES      PRICE        SHARES      PRICE         SHARES      PRICE        SHARES      PRICE
   ----------------               ---------  -----------   ---------  -----------    ---------  -----------   ---------  -----------

9.  Eagle Ventures WF, LLC            5,079  $    30,474       2,538  $    15,228        3,809  $    22,854       3,808  $    22,848
    505 Hamilton Avenue
    Suite 315
    Palo Alto, CA 94301
    Phone: 650-470-1202
    Fax: 650-470-1201

10. Crescendo III, L.P.             633,333  $ 3,799,998     556,782  $ 3,340,692      595,058  $ 3,570,348     595,057  $ 3,570,342
    505 Hamilton Avenue
    Suite 315
    Palo Alto, CA 94301
    Phone: 650-470-1202
    Fax: 650-470-1201

11. Crescendo III, GbR               13,059  $    78,354      11,480  $    68,880       12,270  $    73,620      12,269  $    73,614
    505 Hamilton Avenue
    Suite 315
    Palo Alto, CA 94301
    Phone: 650-470-1202
    Fax: 650-470-1201

12. Crescendo III Executive          18,810  $   112,860      16,537  $    99,222       17,673  $   106,038      17,673  $   106,038
    Fund, L.P.
    505 Hamilton Avenue
    Suite 315
    Palo Alto, CA 94301
    Phone: 650-470-1202
    Fax: 650-470-1201

                                                                                      SUBSEQUENT CLOSINGS
                                     INITIAL CLOSING           SECOND CLOSING             THIRD CLOSING           FINAL CLOSING
                                  ----------------------   ----------------------    ----------------------   ----------------------
                                    NUMBER    AGGREGATE      NUMBER    AGGREGATE       NUMBER    AGGREGATE      NUMBER    AGGREGATE
                                      OF      PURCHASE         OF      PURCHASE          OF      PURCHASE         OF      PURCHASE
   NAME AND ADDRESS                 SHARES      PRICE        SHARES      PRICE         SHARES      PRICE        SHARES      PRICE
   ----------------               ---------  -----------   ---------  -----------    ---------  -----------   ---------  -----------

13. SLI Wireless S.A.             1,500,000  $ 9,000,000     916,667  $ 5,500,002    1,208,333  $ 7,249,998   1,208,333  $ 7,249,998
    Bouchard 547, Piso 14
    Buenos Aires, 1106
    Argentina
    Phone: 5411-4316-9961
    Fax: 5411-4313-7934

14. Formus Communications-          933,333  $ 5,599,998          --           --      466,667  $ 2,800,002     466,666  $ 2,799,996
    Latin America Holdings, LLC
    720 South Colorado Blvd
    Suite 600N
    Denver, CO 80246
    Phone: 303-504-3223
    Fax: 303-504-3201

15. Janco Capital, L.P.              41,667  $   250,002          --           --       20,834  $   125,004      20,833  $   124,998
    5251 DTC Parkway
    Suite 995
    Englewood, CO 80111
    Phone: 303-770-3200
    Fax: 303-770-4666

16. Brad Peery Capital, L.P.         25,850  $   155,100          --           --       12,925  $    77,550      12,925  $    77,550
    145 Chapel Drive
    Mill Valley, CA 94941
    Phone: 415-389-0625
    Fax: 415-389-1336

                                                                                      SUBSEQUENT CLOSINGS
                                     INITIAL CLOSING           SECOND CLOSING             THIRD CLOSING           FINAL CLOSING
                                  ----------------------   ----------------------    ----------------------   ----------------------
                                    NUMBER    AGGREGATE      NUMBER    AGGREGATE       NUMBER    AGGREGATE      NUMBER    AGGREGATE
                                      OF      PURCHASE         OF      PURCHASE          OF      PURCHASE         OF      PURCHASE
   NAME AND ADDRESS                 SHARES      PRICE        SHARES      PRICE         SHARES      PRICE        SHARES      PRICE
   ----------------               ---------  -----------   ---------  -----------    ---------  -----------   ---------  -----------

17. Brad Peery Capital               21,900  $   131,400          --           --       10,950  $    65,700      10,950  $    65,700
    Ventures, L.P.
    145 Chapel Drive
    Mill Valley, CA 94941
    Phone: 415-389-0625
    Fax: 415-389-1336

18. Brad Peery Capital               16,900  $   101,400          --           --        8,450  $    50,700       8,450  $    50,700
    International
    145 Chapel Drive
    Mill Valley, CA 94941
    Phone: 415-389-0625
    Fax: 415-389-1336

19. Brad Peery Capital, Inc.          2,050  $    12,300          --           --        1,025  $     6,150       1,025  $     6,150
    145 Chapel Drive
    Mill Valley, CA 94941
    Phone: 415-389-0625
    Fax: 415-389-1336

20. Mellon Ventures II, L.P.      1,666,667  $10,000,002          --           --      833,334  $ 5,000,004     833,333  $ 4,999,998
    400 S. Hope Street
    5th Floor
    Los Angeles, CA 90071-2806
    Phone:
    Fax: 213-553-9690

                                                                                      SUBSEQUENT CLOSINGS
                                     INITIAL CLOSING           SECOND CLOSING             THIRD CLOSING           FINAL CLOSING
                                  ----------------------   ----------------------    ----------------------   ----------------------
                                    NUMBER    AGGREGATE      NUMBER    AGGREGATE       NUMBER    AGGREGATE      NUMBER    AGGREGATE
                                      OF      PURCHASE         OF      PURCHASE          OF      PURCHASE         OF      PURCHASE
   NAME AND ADDRESS                 SHARES      PRICE        SHARES      PRICE         SHARES      PRICE        SHARES      PRICE
   ----------------               ---------  -----------   ---------  -----------    ---------  -----------   ---------  -----------

21. Communications Capital          125,000  $   750,000          --           --       62,500  $   375,000      62,500  $   375,000
    Partners, Inc.
    6400 S. Fiddlers Green Circle
    Suite 710
    Englewood, CO 80111
    Phone: 303-874-1146
    Fax: 303-874-1125

22. Fred A. Vierra                   41,667  $   250,002          --           --           --           --          --           --
    6400 S. Fiddlers Green Circle
    Suite 710
    Englewood, CO 80111
    Phone: 303-874-1146
    Fax: 303-874-1125

23. Robert McKenzie                  12,500  $    75,000          --           --        6,250  $    37,500       6,250  $    37,500
    6400 S. Fiddlers Green Circle
    Suite 710
    Englewood, CO 80111
    Phone: 303-874-1146
    Fax: 303-874-1125

24. Nicolas Kauser                    8,333  $    49,998          --           --        4,167  $    25,002       4,166  $    24,996
    6400 S. Fiddlers Green Circle
    Suite 710
    Englewood, CO 80111
    Phone: 303-874-1146
    Fax: 303-874-1125

                                                                                      SUBSEQUENT CLOSINGS
                                     INITIAL CLOSING           SECOND CLOSING             THIRD CLOSING           FINAL CLOSING
                                  ----------------------   ----------------------    ----------------------   ----------------------
                                    NUMBER    AGGREGATE      NUMBER    AGGREGATE       NUMBER    AGGREGATE      NUMBER    AGGREGATE
                                      OF      PURCHASE         OF      PURCHASE          OF      PURCHASE         OF      PURCHASE
   NAME AND ADDRESS                 SHARES      PRICE        SHARES      PRICE         SHARES      PRICE        SHARES      PRICE
   ----------------               ---------  -----------   ---------  -----------    ---------  -----------   ---------  -----------

25. David J. Leonard                  8,333  $    49,998          --           --        4,167  $    25,002       4,166  $    24,996
    6400 S. Fiddlers Green Circle
    Suite 710
    Englewood, CO 80111
    Phone: 303-874-1146
    Fax: 303-874-1125

26. Barry L. Rowan and Linda N.       8,333  $    49,998          --           --        4,167  $    25,002       4,166  $    24,996
    Rowan
    6400 S. Fiddlers Green Circle
    Suite 710
    Englewood, CO 80111
    Phone: 303-874-1146
    Fax: 303-874-1125

27. Gregory P. Sadler                 3,333  $    19,998          --           --        1,667  $    10,002       1,666  $     9,996
    6400 S. Fiddlers Green Circle
    Suite 710
    Englewood, CO 80111
    Phone: 303-874-1146
    Fax: 303-874-1125

28. Bradley T. Johnson                2,500  $    15,000          --           --        1,250  $     7,500       1,250  $     7,500
    6400 S. Fiddlers Green Circle
    Suite 710 Englewood, CO 80111
    Phone: 303-874-1146
    Fax: 303-874-1125

   TOTAL                          7,657,073  $45,942,438   4,890,354  $29,342,124    5,836,219  $35,017,314   5,836,207  $35,017,242
                                  ---------  -----------   ---------  -----------    ---------  -----------   ---------  -----------

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  VELOCOM INC.
                   (Pursuant to Section 242 and Section 245)

     VELOCOM INC., originally filed in the state of Delaware as WLL International, Inc., hereby certifies as follows:

     1. The name of the corporation is VELOCOM INC. (the "Corporation"). The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 29, 1998, and the Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on December 3, 1999.

     2. This Second Amended & Restated Certificate of Incorporation restates and amends the original Certificate of Incorporation, the Amended and Restated Certificate of Incorporation and all amendments and certificates thereto.

     3. This Second Amended & Restated Certificate of Incorporation (the "Certificate of Incorporation") has been duly adopted in accordance with Section 242 and Section 245 of the Delaware General Corporation Law.

                                  ARTICLE ONE.

     The name of this corporation is VELOCOM INC.

                                  ARTICLE TWO.

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

                                 ARTICLE THREE.

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR.

Section 4.1 AUTHORIZED CAPITAL.

          (a) The Corporation shall be authorized to issue two classes of stock to be designated respectively "Common Stock" and "Preferred Stock." The aggregate number of shares which the Corporation shall have the authority to issue is one hundred eighty seven million two hundred sixty eight thousand eight hundred forty two (187,268,842); the total number of shares of Common Stock shall be one hundred eight million six hundred thirty four thousand four hundred twenty one (108,634,421), with a par value of $.0001 per share, and the total number of shares of Preferred Stock shall be seventy eight million six hundred thirty four thousand four hundred twenty one (78,634,421), with a par value of $.0001 per share. Such Preferred Stock may be issued in series.

          (b) Subject to the voting requirements set forth in Section 4.2(b)(iii), the Corporation's board of directors shall have the authority, without stockholder action, to determine the preferences, limitations and relative rights of any Preferred Stock (whether in a series or as a class), including without limitation the following: (i) the designation of any series of Preferred Stock; (ii) unlimited, special, conditional, or limited voting rights, or no right to vote; except that no condition, limitation, or prohibition on voting shall eliminate any right to vote provided by the Delaware General Corporation Law; (iii) redemption rights; (iv) conversion rights, (v) distribution or dividend rights, including the determination of whether such rights are cumulative, non-cumulative or partially cumulative, and (vi) preference rights over any other class or series of shares with respect to distributions, including dividends and distributions upon the dissolution of the Corporation.

          (c) Common Stock shall be divided into one hundred six million six hundred sixty six thousand six hundred sixty seven (106,666,667) shares of voting common stock (the "Voting Common Stock") and one million nine hundred sixty seven thousand seven hundred fifty four (1,967,754) shares of non-voting Common Stock (the "Non-Voting Common Stock, and together, the "Common Stock"). Except as otherwise required by law, the Non-Voting Common Stock shall not be entitled to vote on any matter on which the Stockholders of the Corporation shall be entitled to vote; and shares of Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. Except for the difference in voting rights, both the Voting Common Stock and the Non-Voting Common stock shall be identical in their rights.

Section 4.2 DESIGNATION OF PREFERRED STOCK.

     Thirty one million (31,000,000) of the authorized shares of Preferred Stock are hereby designated as "Series A Preferred Stock" (the "Series A Preferred"), forty one million six hundred sixty six thousand six hundred sixty seven (41,666,667) of the authorized shares of Preferred Stock are hereby designated as "Series B Preferred Stock" (the "Series B Preferred") and one million nine hundred sixty seven thousand seven hundred fifty four (1,967,754) of the authorized shares of Preferred Stock are hereby designated as "Series B-1 Preferred Stock" (the "Series B-1 Preferred," and together with the Series B Preferred, the "Series B/B-1 Preferred"). Except for the differences in voting and conversion rights set forth herein, both the Series B Preferred and the Series B-1 Preferred shall be identical in their rights. The Series A Preferred and the Series B/B-1 Preferred are hereinafter collectively referred to as the "Series Preferred." The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

          (a) DIVIDEND RIGHTS.

               (i) Declared Dividends. Holders of the Series Preferred, in preference to the holders of Common Stock and any other stock of the Corporation that is not by its terms expressly senior in right of payment to the Series Preferred (collectively, "Junior Stock"), shall be entitled to receive dividends, when and as declared by the board of directors, but only out of funds that are legally available therefor. In addition, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series Preferred had all of the outstanding Series Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. The Corporation shall not declare dividends on one Series of Preferred Stock and not on each other Series of Preferred Stock.

              (ii) Preference. So long as any of the Series Preferred remains outstanding, without the prior written consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Series Preferred (the "Required Holders"), the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Stock. The provisions of this Section 4.2(a)(ii) shall not, however, apply to (i) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock,
(ii) the payment of cash dividends on the Common Stock to the extent that equivalent dividends are paid on the Series Preferred as provided above, or
(iii) any repurchase of any Reserved Employee Stock from former employees, directors or consultants in connection with termination of employment or service as a director or consultant that is approved by the Corporation's board of directors.

          (b) VOTING RIGHTS.

               (i) Generally. Except as otherwise provided herein or as required by law, the Series Preferred shall vote with the shares of the Common Stock of the Corporation (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of the Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of the Series Preferred are convertible (pursuant to Section 4.2(e) below) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

              (ii) Except as specifically set forth in this Article Four, or as otherwise required by law, each outstanding share of Series B-1 Preferred shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote; and shares of Series B-1 Preferred shall not be included in determining the number of shares voting or entitled to vote on any such matters.

             (iii) Class Vote Requirement. Without the affirmative vote of the Required Holders, the Corporation shall not (i) create, issue or authorize the issuance of any additional Common Stock or Preferred Stock or create or authorize any new class or series of the Corporation's capital stock (except for issuances of Reserved Employee Stock, issuances upon conversion of Preferred Stock, and issuances in connection with strategic transactions involving the Corporation and the non-affiliates of the Corporation approved by the Corporation's board of directors, the primary purpose of which is other than to raise funds for the Corporation (including (1) joint ventures, manufacturing, marketing or distribution arrangements or (2) technology transfer or development arrangements)); (ii) amend this Certificate of Incorporation or the Corporation's Bylaws; (iii) engage in (1) any merger, consolidation, business combination, recapitalization, or reorganization in which (A) the stockholders of the Corporation immediately prior to such transaction own capital stock representing less than seventy percent (70%) of the surviving company's voting power in the election of directors immediately after such transaction or (B) the stockholders of the Corporation immediately prior to such transaction do not own substantially the same proportion of capital stock of the surviving company after the transaction as they owned of the Corporation immediately prior to the transaction (a "Disproportionate Change"); provided, however, that any change in a stockholder's ownership percentage of less than ten percentage points shall not be deemed to be a Disproportionate Change, (2) a liquidation or sale of substantially all of the assets by the Corporation or any of its subsidiaries outside the ordinary course of business, or (3) a purchase of substantial assets by the Corporation or any of its subsidiaries outside the ordinary course of business; (iv) engage in any business other than telecommunications and multimedia communications services, including but not limited to data, voice or video transmission, cable, IP telephony, MMDS, Internet access or any other telecommunications service using wireless, wireline, fiber, LMDS or broadband access or any other technology, and also including any Internet content business; (v) increase the amount of Reserved Employee Stock above twelve percent (12%) of the Corporation's Common Stock Deemed Outstanding; or (vi) engage in any transaction with an affiliate of the Corporation, except for transactions involving wholly-owned subsidiaries, that is not approved by a majority of the Corporation's disinterested directors.

          (c) LIQUIDATION RIGHTS.

               (i) Liquidation Value. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock or Common Stock, (i) first, the holders of the Series B/B-1 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of the Series B/B-1 Preferred equal to the sum of (A) the Original Series B/B-1 Issue Price (as defined below) plus (B) all declared but unpaid dividends thereon (the "Series B/B-1 Liquidation Value") and (ii) second, after the payment of the full liquidation preference of the Series B/B-1 Preferred, the holders of the Series A Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of the Series A Preferred equal to the sum of (A) the Original Series A Issue Price (as defined below), plus (B) all declared but unpaid dividends thereon (the "Series A Liquidation Value"). The "Original Series A Issue Price" shall be Three Dollars ($3.00) per share, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A Preferred. The "Original Series B/B-1 Issue Price" shall be Six Dollars ($6.00) per share, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series B/B-1 Preferred.

              (ii) Participation. After the payment of the full liquidation preference of the Series Preferred as set forth in Section 4.2(c)(i) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed to the holders of Junior Stock entitled to a preference over the Common Stock and, thereafter, to the holders of Common Stock. The holders of the Series Preferred shall be entitled to participate in distributions to holders of the Common Stock such that, giving effect to all distributions pursuant to Section 4.2(c)(i), the holders of the Series Preferred receive aggregate distributions equal to the greater of (A) the Series A Liquidation Value (in the case of the Series A Preferred) or the Series B/B-1 Liquidation Value (in the case of the Series B/B-1 Preferred), or (B) the amounts that such holders would have received if the Series Preferred had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

             (iii) Liquidation Events. At the option of the Required Holders, the following events shall be considered a liquidation for purposes of Section 4.2(c).

                    (A) any (1) merger, consolidation, business combination, reorganization or recapitalization of the Corporation that involves a Disproportionate Change; provided, however, that any change in a stockholder's ownership percentage of less than ten percentage points shall not be deemed to be a Disproportionate Change; or (2) transaction or series of related transactions in which capital stock representing in excess of thirty percent (30%) of the Corporation's voting power in electing the board of directors is transferred (an "Acquisition"); or

                    (B) a sale, lease or other disposition of all or substantially all of the assets of the Corporation (an "Asset Transfer").

              (iv) Proportionate Payments. If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of the Series Preferred, then such assets shall be distributed first, among the holders of the Series B/B-1 Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be entitled and second, any remaining assets shall be distributed among the holders of the Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be entitled.

          (d) REDEMPTION RIGHTS.

               (i) Scheduled Redemptions. Unless a holder of Series Preferred elects otherwise in accordance with Section 4.2(d)(iii) below, on January 26, 2005, the Corporation shall redeem thirty three and one-third percent (33 1/3%) of the then-outstanding shares of each of the Series A Preferred and the Series B/B-1 Preferred held by such holder; on January 26, 2006, the Corporation shall redeem fifty percent (50%) of the then-outstanding shares of each of the Series A Preferred and the Series B/B-1 Preferred held by such holder; and shall redeem all remaining shares of the Series A Preferred and the Series B/B-1 Preferred held by such holder on January 26, 2007 (the "Scheduled Redemption Dates"), at a price per share equal to the Series A Liquidation Value or the Series B/B-1 Liquidation Value, respectively.

              (ii) Redemption Payments. For each share of the Series Preferred which is to be redeemed hereunder, the Corporation shall be obligated on the Scheduled Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in cash equal to the Series A Liquidation Value or the Series B/B-1 Liquidation Value, as applicable. If the funds of the Corporation legally available for redemption of the Series Preferred on any Scheduled Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares pro rata among the holders of the Series Preferred to be redeemed based upon the aggregate Liquidation Value of such shares of the Series Preferred held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the Series Preferred, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Scheduled Redemption Date but which it has not redeemed.

             (iii) Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of the Series Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the Scheduled Redemption Date (the "Corporation's Notice"). Any holder of the Series Preferred may elect not to participate in the redemption on any Scheduled Redemption Date by providing written notice to the Corporation of its election not to have its shares of Preferred Stock redeemed within 10 days after receipt of the Corporation's Notice. The holders of the Series Preferred to be redeemed shall in any event have the right to convert any or all of their shares into Common Stock at any time prior to the close of business on any Scheduled Redemption Date. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares.

              (iv) Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of the Series Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of the Series Preferred on the basis of the aggregate Liquidation Value of the shares of the Series Preferred owned by each such holder. If the assets of the Corporation shall be insufficient to make payment in full to all holders whose shares of Series Preferred are being redeemed or otherwise acquired, such assets shall be used first to redeem shares of Series B/B-1 Preferred, ratably in proportion to the redemption price for the shares that such holders otherwise would have been entitled to redeem, and second, any remaining assets shall be used to redeem shares of Series A Preferred, ratably in proportion to the redemption price for the shares that such holders otherwise would have been entitled to redeem.

          (e) CONVERSION RIGHTS - CONVERSION OF SERIES PREFERRED INTO COMMON STOCK.

     The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock:

               (i) Optional Conversion into Common Stock. Subject to and in compliance with the provisions of this Section 4.2(e), any shares of the Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock (either Voting Common Stock, in the case of Series A Preferred or Series B Preferred, or Non-Voting Common Stock, in the case of Series B-1 Preferred). The number of shares of Common Stock to which a holder of the Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Conversion Rate" then in effect (determined as provided in Section 4.2(e)(ii)) by the number of shares of the Series A Preferred being converted. The number of shares of Common Stock to which a holder of the Series B/B-1 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series B/B-1 Conversion Rate" then in effect (determined as provided in Section 4.2(e)(ii)) by the number of shares of the Series B/B-1 Preferred being converted.

              (ii) Series Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred (the "Series A Conversion Rate") shall be the quotient obtained by dividing the Series A Liquidation Value by the "Series A Conversion Price" calculated as provided in Section 4.2(e)(iii). The conversion rate in effect at any time for conversion of the Series B/B-1 Preferred (the "Series B/B-1 Conversion Rate") shall be the quotient obtained by dividing the Series B/B-1 Liquidation Value by the "Series B/B-1 Conversion Price" calculated as provided in Section 4.2(e)(iii).

             (iii) Conversion Price. The conversion price for the Series A Preferred (the "Series A Conversion Price") shall initially be the Original Series A Issue Price (i.e., $3.00). Such initial Series A Conversion Price shall be adjusted from time to time in accordance with this Section 4.2(e). If and whenever on or after the first date of issuance of any shares of Series A Preferred (the "Original Series A Issue Date") the Corporation issues or sells, or in accordance with this Section 4.2(e)(iii) is deemed to have issued or sold, any shares of its Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series A Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying the Series A Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted.

     The conversion price for the Series B/B-1 Preferred (the "Series B/B-1 Conversion Price") shall initially be the Original Series B/B-1 Issue Price (i.e., $6.00). Such initial Series B/B-1 Conversion Price shall be adjusted from time to time in accordance with this Section 4.2(e). Except with respect to Defaulting Purchasers (as defined in Section 4.2 (e)(ix) below) for whom the Series B/B-1 Conversion Price shall be as set forth in Section 4.2(e)(ix) below, if and whenever on or after the first date of issuance of any shares of Series B/B-1 Preferred (the "Original Series B/B-1 Issue Date") the Corporation issues or sells, or in accordance with this Section 4.2(e)(iii) is deemed to have issued or sold, any shares of its Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than the Series B/B-1 Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series B/B-1 Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying the Series B/B-1 Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus
(2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. All references to the Series B/B-1 Conversion Price herein shall mean the Series B/B-1 Conversion Price as adjusted pursuant to this Section 4.2(e)(iii) and Section 4.2 (e)(ix) below.

     For purposes of determining the adjusted Series A Conversion Price for any holder of Series Preferred and/or the adjusted Series B/B-1 Conversion Price for any holder of Series Preferred except for a Defaulting Purchaser, the following shall be applicable:

                    (A) Issuance of Rights or Options. Except for Permitted Issuances, if the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Series A Conversion Price and/or the Series B/B-1 Conversion Price, as the case may be, in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series A Conversion Price and/or the Series B/B-1 Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (B) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Series A Conversion Price and/or the Series B/B-1 Conversion Price, as the case may be, in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (1) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series A Conversion Price and/or the Series B/B-1 Conversion Price, as the case may be, shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series A Conversion Price and/or the Series B/B-1 Conversion Price had been or are to be made pursuant to other provisions of this Section 4.2(e), no further adjustment of the Series A Conversion Price and/or the Series B/B-1 Conversion Price shall be made by reason of such issue or sale.

                    (C) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series A Conversion Price and/or the Series B/B-1 Conversion Price, as the case may be, in effect at the time of such change shall be immediately adjusted to the Series A Conversion Price and/or the Series B/B-1 Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                    (D) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series A Conversion Price and/or the Series B/B-1 Conversion Price then in effect hereunder shall be adjusted immediately to the Series A Conversion Price and/or the Series B/B-1 Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                    (E) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                    (F) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                    (G) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

              (iv) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time effect a subdivision of the outstanding Common Stock, the Series A Conversion Price and the Series B/B-1 Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price and the Series B/B-1 Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4.2(e)(iv) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (v) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a divided or other distribution payable in additional shares of Common Stock, in each such event the Series A Conversion Price and the Series B/B-1 Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each of the Series A Conversion Price and the Series B/B-1 Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price and the Series B/B-1 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price and the Series B/B-1 Conversion Price shall be adjusted pursuant to this Section 4.2(e)(v) to reflect the actual payment of such dividend or distribution.

              (vi) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4.2(e) with respect to the rights of the holders of the Series Preferred or with respect to such other securities by their terms.

             (vii) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4.2), in any such event each holder of the Series Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of the Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

            (viii) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4.2), as a part of such capital reorganization, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.2(e) with respect to the rights of the holders of the Series Preferred after the capital reorganization to the end that the provisions of this Section 4.2 (including adjustment of the Series A Conversion Price and the Series B/B-1 Conversion Price then in effect and the number of shares of Common Stock issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

              (ix) Adjustment upon Default under Stock Purchase Agreements. With respect to the shares of Series B/B-1 Preferred owned by a Defaulting Purchaser who has not Cured such Default within a 10-day cure period, (as such terms are defined in Amendment No. 1 to Series B Preferred Stock Purchase Agreement dated as of December 31, 1999, and in Article 3 of the Follow-On Series B/B-1 Preferred

Stock Purchase Agreement dated December 20, 1999, in each case among the Corporation and certain purchasers of the Corporation's Series B/B-1 Preferred (collectively, the "Stock Purchase Agreements")), immediately upon the expiration of such 10-day cure period, the Series B/B-1 Conversion Price for such shares in effect immediately prior to such Default shall be increased to an amount equal to two (2) times the Original Series B/B-1 Issue Price. Once the Series B/B-1 Conversion Price for such shares of Series B/B-1 Preferred held by the Defaulting Purchaser is adjusted in accordance with this Section 4.2(e)(ix), it shall no longer be subject to any other adjustment provided in Section 4.2(e)(iii) of this Certificate of Incorporation. This Section 4.2(e)(ix) shall not affect the Series B/B-1 Conversion Price for any holder of Series B/B-1 Preferred other than the Defaulting Purchaser, shall not affect the Series A Conversion Price for shares of Series A Preferred held by the Defaulting Purchaser, and shall not affect the Series B/B-1 Liquidation Value for any holder of Series B/B-1 Preferred.

               (x) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Conversion Price and/or the Series B/B-1 Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series A Conversion Price and/or the Series B/B-1 Conversion Price at the time in effect,
(3) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred.

              (xi) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4.2(c)(iii)(A)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, any Asset Transfer (as defined in Section 4.2(c)(iii)(B)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of the Series Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

             (xii) Automatic Conversion into Common Stock. Each share of the Series Preferred shall automatically be converted into shares of Common Stock (Voting Common Stock in the case of Series A Preferred and Series B Preferred, and Non-Voting Common Stock in the case of Series B-1 Preferred), based on the then-effective Series A Conversion Price and/or the Series B/B-1 Conversion Price, as the case may be, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which (i) the per share price to the public is at least $15.00 per share (as adjusted for stock splits, recapitalizations and the like), and (ii) the gross cash proceeds to the Corporation (prior to expenses and underwriting commissions) are at least $50,000,000. Upon such automatic conversion, all declared but unpaid dividends, if any, shall be paid in accordance with Section 4.2(a).

            (xiii) Mechanics of Conversion.

                    (A) Optional Conversion. Each holder of the Series Preferred who desires to convert the same into shares of Common Stock pursuant to this
Section 4.2(e) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of the Series Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Corporation's board of directors as of the date of such conversion), any declared but unpaid dividends on the shares of the Series Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of the Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                    (B) Automatic Conversion. Upon the occurrence of the event specified in Section 4.2(e)(xii) above, the outstanding shares of the Series Preferred shall be converted into Common Stock (Voting Common Stock in the case of Series A Preferred and Series B Preferred, and Non-Voting Common Stock in the case of Series B-1 Preferred) automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the

Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of the Series Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of the Series Preferred at the office of the Corporation or any transfer agent for the Series Preferred, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, at the option of the Corporation, Common Stock (at the Common Stock's fair market value determined by the Corporation's board of directors as of the date of such conversion) or, at the option of the Corporation, a combination of both, all declared but unpaid dividends on the shares of the Series Preferred being converted. Until surrendered as provided above, each certificate formerly representing shares of the Series Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

             (xiv) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Corporation's board of directors) on the date of conversion.

          (f) CONVERSION RIGHTS - CONVERSION OF SERIES B PREFERRED INTO SERIES B-1 PREFERRED OR VICE-VERSA.

     The holders of Series B/B-1 Preferred shall have the following rights with respect to the conversion of Series B Preferred into Series B-1 Preferred or vice-versa:

               (i) Conversion of Series B Preferred into Series B-1 Preferred. At any Regulated Holder's request at any time (whether in connection with any action by the Corporation referred to in Section 4.2(f)(ii)(B) or otherwise), such Regulated Holder shall have the right, upon the occurrence or possible occurrence of a Regulatory Problem, to convert any number of shares of Series B Preferred then held by such Regulated Holder into an equal number of shares of Series B-1 Preferred.

              (ii) Conversion of Series B-1 Preferred into Series B Preferred.

                    (A) In connection with the occurrence (or the expected occurrence as described in Section 4.2(f)(ii)(C) below) of any Conversion Event, each holder of Series B-1 Preferred shall be entitled to convert into an equal number of Series B Preferred all of such holder's Series B-1 Preferred being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event.

                    (B) A "Conversion Event" shall mean (i) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act and a public sale pursuant to Rule 144 of the Securities Exchange Commission or any similar rule then in force), (ii) any sale of securities of the Corporation to a person or group of persons (within the meaning of the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary power to elect a majority of the Corporation's board of directors (provided that such sale has been approved by the Corporation's board of directors or a committee thereof), (iii) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Series B-1 Preferred being converted and disposed of in connection with such Conversion Event) which possesses in the aggregate the ordinary power to elect a majority of the Corporation's board of directors, (iv) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (v) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving company's directors (provided that the transaction has been approved by the Corporation's board of directors or a committee thereof).

                    (C) Each Regulated Holder holding Series B-1 Preferred shall be entitled to convert Series B-1 Preferred in connection with any Conversion Event if such Regulated Holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any Regulated Holder holding Series B-1 Preferred to the Corporation shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such Regulated Holder to participate in such Conversion Event. The Corporation shall not cancel the Series B-1 Preferred so converted before the tenth day following such Conversion Event and shall reserve such Series B-1 Preferred until such tenth day for reissuance in compliance with the next sentence. If any Series B-1 Preferred are converted into Series B Preferred in connection with a Conversion Event and such Series B Preferred are not actually distributed, disposed of or sold pursuant to such Conversion Event, such Series B Preferred shall be promptly converted back into the same number of Series B-1 Preferred.

                    (D) If at any time the Bank Holding Company Act and the rules and regulations thereunder (the "BHCA Rules") are amended to allow a holder of Series B-1 Preferred to convert to Series B Preferred, then upon any Regulated Holder's request, such Regulated Holder shall have the right to convert shares of Series B-1 Preferred into an equal number of shares of Series B Preferred to the extent permissible at such time under the BHCA Rules (as determined by such holder in its sole discretion).

             (iii) Conversion Procedure.

                    (A) Unless otherwise provided in connection with any conversion, each conversion of Series B-1 Preferred or Series B Preferred, into Series B Preferred or Series B-1 Preferred, as the case may be, shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates into shares of the other class (and such statement shall obligate the Corporation to issue such shares). Unless otherwise provided in connection with any conversion, each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Series B-1 Preferred and Series B Preferred, as the case may be, as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Series B Preferred or Series B-1 Preferred are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Series B Preferred and the Series B-1 Preferred represented thereby.

                    (B) Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Series B Preferred and the Series B-1 Preferred issuable upon such conversion and (ii) a certificate representing any Series B-1 Preferred and Series B Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                    (C) The issuance of certificates for Series B-1 Preferred or Series B Preferred upon conversion of Series B Preferred or Series B-1 Preferred, respectively, shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Series B Preferred and Series B-1 Preferred, as the case may be.

                    (D) The Corporation has duly authorized, solely for the purpose of issuance upon the conversion of the Series B-1 Preferred and Series B Preferred, respectively, such number of Series B Preferred and Series B-1 Preferred, as the case may be issuable upon the conversion of all outstanding Series B-1 Preferred and Series B Preferred, as the case may be. All shares which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

                    (E) The Corporation shall not close its books against the transfer of Series B-1 Preferred and Series B Preferred in any manner which would interfere with the timely conversion of any Series B-1 Preferred or Series B Preferred. The Corporation shall assist and cooperate with any holder of Series B-1 Preferred and Series B Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series B-1 Preferred and Series B Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

                   (F) If the Corporation in any manner subdivides or combines the outstanding Series B-1 Preferred or Series B Preferred, the outstanding shares of the other class shall be proportionately subdivided or combined in a similar manner.

          (g) CONVERSION RIGHTS - CONVERSION OF NON-VOTING COMMON STOCK INTO VOTING COMMON STOCK AND VICE-VERSA.

     The holders of Common Stock shall have the following rights with respect to the conversion of Voting Common Stock into Non-Voting Common Stock or vice-versa:

               (i) Conversion of Voting Common Stock into Non-Voting Common Stock. At any Regulated Holder's request at any time (whether in connection with any action by the Corporation referred to in Section 4.2(f)(ii)(B) above or otherwise), such Regulated Holder shall have the right, upon the occurrence or possible occurrence of a Regulatory Problem, to convert any number of shares of Voting Common Stock then held by such Regulated Holder into an equal number of shares of Non-Voting Common Stock.

              (ii) Conversion of Non-Voting Common Stock into Voting Common
Stock.

                    (A) In connection with the occurrence (or the expected occurrence as described in Section 4.2(g)(ii)(B) below) of any Conversion Event, each holder of Non-Voting Common Stock shall be entitled to convert into an equal number of Voting Common Stock all of such holder's Non-Voting Common Stock being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event.

                    (B) Each Regulated Holder holding Non-Voting Common Stock shall be entitled to convert Non-Voting Common Stock in connection with any Conversion Event if such Regulated Holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any Regulated Holder holding Non-Voting Common Stock to the Corporation shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such Regulated Holder to participate in such Conversion Event. The Corporation shall not cancel the Non-Voting Common Stock so converted before the tenth day following such Conversion Event and shall reserve such Non-Voting Common Stock until such tenth day for reissuance in compliance with the next sentence. If any Non-Voting Common Stock are converted into Voting Common Stock in connection with a Conversion Event and such Voting Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such Voting Common Stock shall be promptly converted back into the same number of Non-Voting Common Stock.

                    (C) If at any time the BHCA Rules are amended to allow a holder of Non-Voting Common Stock to convert to Voting Common Stock, then upon any Regulated Holder's request, such Regulated Holder shall have the right to convert shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock to the extent permissible at such time under the BHCA Rules (as determined by such holder in its sole discretion).

            (iii) Conversion Procedure.

                    (A) Unless otherwise provided in connection with any conversion, each conversion of Non-Voting Common Stock or Voting Common Stock, into Voting Common Stock or Non-Voting Common Stock, as the case may be, shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates into shares of the other class (and such statement shall obligate the Corporation to issue such shares). Unless otherwise provided in connection with any conversion, each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Non-Voting Common Stock and Voting Common Stock, as the case may be, as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Voting Common Stock or Non-Voting Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Voting Common Stock and the Non-Voting Common Stock represented thereby.

                    (B) Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Voting

Common Stock and the Non-Voting Common Stock issuable upon such conversion and
(ii) a certificate representing any Non-Voting Common Stock and Voting Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                    (C) The issuance of certificates for Non-Voting Common Stock or Voting Common Stock upon conversion of Voting Common Stock or Non-Voting Common Stock, respectively, shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Voting Common Stock and Non-Voting Common Stock, as the case may be.

                    (D) The Corporation has duly authorized, solely for the purpose of issuance upon the conversion of the Non-Voting Common Stock and Voting Common Stock, respectively, such number of Voting Common Stock and Non-Voting Common Stock, as the case may be issuable upon the conversion of all outstanding Non-Voting Common Stock and Voting Common Stock, as the case may be. All shares which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

                    (E) The Corporation shall not close its books against the transfer of Non-Voting Common Stock and Voting Common Stock in any manner which would interfere with the timely conversion of any Non-Voting Common Stock or Voting Common Stock. The Corporation shall assist and cooperate with any holder of Non-Voting Common Stock and Voting Common Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Non-Voting Common Stock and Voting Common Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

                    (F) If the Corporation in any manner subdivides or combines the outstanding Non-Voting Common Stock or Voting Common Stock, the outstanding shares of the other class shall be proportionately subdivided or combined in a similar manner.

          (h) CERTAIN DEFINITIONS.

     "COMMON STOCK" means the Voting Common Stock and Non-Voting Common Stock, par value $.0001 per share, of the Corporation.

     "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus (a) the number of shares of Common Stock which would be issued upon exercise of all of the Corporation's outstanding Options and (b) the number of shares of Common Stock which would be issued upon conversion or exchange of all of the Corporation's outstanding Convertible Securities (including Convertible Securities issuable upon exercise of Options).

     "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

     "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

     "PERMITTED ISSUANCE" means any issuance of Reserved Employee Stock.

     "REGULATED HOLDER" means any holder of Preferred Stock or Common Stock who is regulated under the BHCA Rules.

     "REGULATORY PROBLEM" means any transaction, circumstance or situation whereby (i) any Regulated Holder and its affiliates would own, control or have power over a greater quantity of securities of any kind issued by the Corporation or any other entity than are permitted under any requirement of any governmental authority, or would cause such Regulated Holder or any of its affiliates to not be able to hold an investment in or provide financing to the Corporation in compliance with any applicable requirement of any governmental authority, or (ii) it has been asserted by any governmental regulatory agency (or any Regulated Holder believes that there is a risk of such assertion) that such Regulated Holder and its affiliates are not entitled to hold the shares held by such Regulated Holder and its affiliate or exercise any significant right with respect to the shares held by such person or provide financing to the Corporation in compliance with any applicable requirement of any governmental authority.

     "RESERVED EMPLOYEE STOCK" means the shares of Common Stock issuable to employees, directors or consultants of the Corporation and its Subsidiaries pursuant to options granted under the VeloCom Inc. Amended and Restated 1998 Stock Option Plan, which amount shall in no event exceed twelve percent (12%) of the Corporation's Common Stock Deemed Outstanding.

     "SUBSIDIARY" means any corporation of which 50% or more of the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

          (i) AMENDMENT AND WAIVER.

     No amendment, modification or waiver of any of the terms or provisions of the Series Preferred shall be binding or effective without the prior written consent of the Required Holders and no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the Required Holders; provided, however, that no such action shall adversely alter or change any of the rights, preferences, or privileges of the Series A Preferred without the prior written consent of the holders of at least 75% of the Series A Preferred then outstanding; and provided, further, than no such action shall adversely alter or change any of the rights, preferences or privileges of the Series B/B-1 Preferred without the prior written consent of at least 75% of the Series B/B-1 Preferred then outstanding. Any amendment, modification or waiver of any of the terms or provisions of the Series Preferred by the Required Holders (or such higher vote as may be required), whether prospective or retroactively effective, shall be binding upon all holders of the Series Preferred.

          (j) GENERAL PROVISIONS.

               (i) Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of the Series Preferred. Upon the surrender of any certificate representing the Series Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

              (ii) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of the Series Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided, however, that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

             (iii) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series Preferred, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

              (iv) Notices. Any notice required by the provisions of this Amended and Restated Certificate of Incorporation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

               (v) Payment of Taxes. The Corporation shall pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of the Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the Series Preferred so converted were registered.

              (vi) No Dilution or Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

             (vii) No Reissuance of the Series Preferred. No share or shares of the Series Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

                                  ARTICLE FIVE.

     The Corporation is to have perpetual existence.

                                  ARTICLE SIX.

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                                 ARTICLE SEVEN.

     The management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors. The number of directors which shall constitute the whole board of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                 ARTICLE EIGHT.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                                  ARTICLE NINE.

     The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, all persons who it may indemnify pursuant thereto. The personal liability of a director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may hereafter be amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN.

     The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                 ARTICLE ELEVEN.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused this Second Amended & Restated Certificate of Incorporation to be signed and executed in its corporate name by David J. Leonard, its President and Chief Executive Officer, and attested to by Michael S. Quinn, its Assistant Secretary, and its Corporate Seal to be affixed on this ___ day of January, 2000.

                                            VELOCOM INC.


                                            By:
                                                --------------------------------
                                                   Name:  David J. Leonard
                                                   Title:  President and Chief
                                                   Executive Officer

Attest:


--------------------------------
Name:  Michael S. Quinn
Title:   Assistant Secretary

              AMENDMENT NO. 1 TO SERIES B STOCK PURCHASE AGREEMENT

                                    EXHIBIT C

                              CAPITALIZATION CHART

VeloCom Inc.
Capitalization Table
December 27, 1999

                                                           Current Capitalization                            Funding 12/6/99
                                        -------------------------------------------------------------     -------------------------
                                                  Number of Shares                Total       Fully        Funding         Shares
                                        ------------------------------------   Investment    Diluted      -----------    ----------
                                          Common     Preferred      Total        $000's       Own %        $45,942         $6.00
                                        -------------------------------------------------------------     -------------------------
INVESTMENT FUNDS
Telecom Partners II, L.P.                1,500,000    5,605,775    7,105,775   $ 18,317,325     15.52%    $ 4,999,998       833,333
Telecom Partners III, L.P.                       0            0            0   $         --      0.00%    $        --            --
                                        ----------   ----------  -----------  -------------    ------     -----------    ----------
   Total Telecom Partners                1,500,000    5,605,775    7,105,775     18,317,325     15.52%    $ 4,999,998       833,333
Centennial Fund V, L.P.                    932,600    4,186,631    5,119,231   $ 13,492,493     11.18%    $ 1,500,000       250,000
Centennial Fund VI, L.P.                         0            0            0   $         --      0.00%    $ 7,858,854     1,309,809
Centennial Entrepreneurs Fund V, L.P.       28,940      129,918      158,858   $    418,694      0.35%    $        --            --
Centennial Entrepreneurs Fund VI, L.P.          --           --           --   $         --      0.00%    $   196,470        32,745
Centennial Strategic Partners Fund
  VI, L.P.                                      --           --           --   $         --      0.00%    $        --            --
Centennial Holdings I, L.L.C.               38,460      172,655      211,115   $    558,425      0.46%    $   219,036        36,506
                                        ----------   ----------  -----------  -------------    ------     -----------    ----------
   Total Centennial Funds                1,000,000    4,489,204    5,489,204     14,467,612     11.99%    $ 9,774,360     1,629,060
Eagle Ventures WF, L.L.C.(Crescendo)        22,850       57,460       80,310   $    195,230      0.18%    $    30,074         5,079
Crescendo III, GbP.                              0            0            0   $         --      0.00%    $    78,354        13,059
Crescendo III Executive Fund, LP                 0            0            0   $         --      0.00%    $   112,860        18,810
Crescendo World Fund, L.L.C.               477,150    1,199,883    1,677,033   $  4,076,799      3.66%    $   636,198       106,033
Crescendo III, L.P.                              0    3,514,683    3,514,683   $ 10,544,049      7.88%    $ 3,799,998       633,333
                                        ----------   ----------  -----------  -------------    ------     -----------    ----------
   Total Crescendo Ventures                500,000    4,772,026    5,272,026     14,816,078     11.51%    $ 4,657,884       776,314
SLI Wireless S.A.                        4,330,709    7,840,000   12,170,709   $ 34,520,001     26.58%    $ 9,000,000     1,500,000
Formus Common - LA Holdings, LLC         1,574,803    7,866,333    9,441,136   $ 27,598,999     20.62%    $ 5,599,998       933,333
Taquari Participatoes S.A.               1,035,054            0    1,035,064   $  2,629,063      2.28%    $        --            --
Black Coral Enterprises Inc. (Taquari)     638,164            0      638,164   $  1,620,937      1.39%    $        --            --
                                        ----------   ----------  -----------  -------------    ------     -----------    ----------
   Total Taquari                         1,673,220            0    1,673,228      4,249,999      3.65%    $        --            --
                                        ----------   ----------  -----------  -------------    ------     -----------    ----------
TOTAL INVESTMENT FUNDS                  10,578,740   30,573,338  $41,152,078  $ 113,970,014     89.87%    $34,032,240     5,672,040

NEW INVESTORS:
     Janco Capital Management                   --           --           --  $          --         0%    $   250,002        41,667
     Brad Peery Capital, L.P.                   --           --           --  $          --         0%    $   155,100        25,050
     Brad Peery Capital Ventures, L.P.          --           --           --  $          --         0%    $   131,400        21,900
     Brad Peery Capital International           --           --           --  $          --         0%    $   101,400        16,900
     Brad Peery Capital, Inc.                   --           --           --  $          --         0%    $    12,300         2,050
     Mellon Ventures II, L.P.                   --           --           --  $          --         0%    $10,000,002     1,666,667
     Bank of America                            --           --           --  $          --         0%    $        --            --
     Qualcomm Incorporated                      --           --           --  $          --         0%    $        --            --
     Chestnut Hill VeloCom, LLC                 --           --           --  $          --         0%    $        --            --
     Dolphin Communications Fund, LP            --           --           --  $          --         0%    $        --            --
     Dolphin Communications Parallel
       Fund, LP                                 --           --           --  $          --         0%    $        --            --
     First Union                                --           --           --  $          --         0%    $        --            --
     Toronto Dominion Investments,
       Inc.                                     --           --           --  $          --         0%    $        --            --
     CRI Media Partners, LP                     --           --           --  $          --         0%    $        --            --
     CRI Media Partners II, LP                  --           --           --  $          --         0%    $        --            --
     Northwood Ventures LLC                     --           --           --  $          --         0%    $        --            --
     Aleks Aermovic                             --           --           --  $          --         0%    $        --            --
     Orkin R Jacobson                           --           --           --  $          --         0%    $        --            --
     Ravi Mhattre                               --           --           --  $          --         0%    $        --            --
     TD Securities (USA), Inc.                  --           --           --  $          --         0%    $        --            --

                                        ----------   ----------  -----------  -------------    ------     -----------    ----------
   SUBTOTAL:  NEW INVESTORS                     --           --           --  $          --        --     $10,650,204     1,775,034

MANAGEMENT & DIRECTORS
Fred A. Vierra                             100,000       37,531      137,531  $     212,593      0.30%    $   250,002        41,667
Nicholas Kauser                            100,000       37,531      137,531  $     212,593      0.30%    $    49,998         8,333
David J. Leonard                           118,615       18,615      137,230  $     242,940      0.30%    $    49,998         8,333
Barry Rowan                                 83,333            0       83,333  $     249,999      0.18%    $    49,998         8,333
Robert McKenzie                             50,000       18,766       68,766  $     106,298      0.15%    $    75,000        12,500
Comm Capital Ptns Inc/ Barney
  Schotters                                 50,000            0       50,000  $     150,000      0.11%    $   750,000       125,000
Gregory P. Sadler                           25,000        9,383       34,383  $      53,149      0.08%    $    19,998         3,333
R. Dwayne House                             25,000        9,307       34,307  $      84,171      0.07%    $        --            --
Reinco (John Gowen)                         25,000            0       25,000  $      56,250      0.05%    $        --            --
Michael Quinn                               25,000            0       25,000  $      75,000      0.05%    $        --            --
Brad Johnson                                25,000            0       25,000  $      56,250      0.05%    $    15,000         2,500
David Tomzuka                               25,000            0       25,000  $      75,000      0.05%    $        --            --
                                        ----------   ----------  -----------  -------------    ------     -----------    ----------
TOTAL MANAGEMENT & DIRECTORS               651,946      131,133      783,081  $   1,574,243      1.71%    $ 1,259,994       209,999
                                        ----------   ----------  -----------  -------------    ------     -----------    ----------
TOTAL FUNDS AND MANAGEMENT              11,230,688   30,704,471   41,935,159  $ 115,544,257     91.58%    $45,942,438     7,657,073
TOTAL OTHER SHAREHOLDERS                    53,138        1,862       55,000  $     149,414      0.12%    $        --            --
                                        ----------   ----------  -----------  -------------    ------     -----------    ----------
TOTAL SHARES OUTSTANDING                11,283,826   30,706,333   41,990,159  $ 115,693.671     91.70%    $45,942,438     7,657,073
STOCK OPTIONS                                                      3,798,544             --      8.30%    $        --     7,609,205
                                                                 -----------  -------------    ------     -----------    ----------
FULLY DILUTED SHARES OUTSTANDING                                  45,788,703  $ 115,693,671    100.00%    $45,942,438    15,266,278

Implied Valuation                                                                                         Current
                                        per share                              Pre-Money                  Round
                                            $6.00                              $    274,732               $   91.598

a) 948.913 of these shares represent voting series B preferred stock, which will represent 4.9159% of the total outstanding shares of voting series B preferred stock immediately following the January 7, 2000 funding.

VeloCom Inc.
Capitalization Table
December 27, 1999 (continued)

                                                      To Be Funded 01/07/00                       Funded 6/30/00
                                                --------------------------------         ---------------------------------
                                                  Funding               Shares             Funding                Shares
                                                --------------------------------         ---------------------------------
                                                                        $ 6.00                                    $ 6.00
                                                   $82,058                                 $61,000
                                                --------------------------------         ---------------------------------
INVESTMENT FUNDS
Telecom Partners II, L.P.                       $        --                   --          $        --                   --
Telecom Partners III, L.P.                      $19,999,998            3,333,333          $10,000,002            1,666,667
                                                -----------                                                     ----------
   Total Telecom Partners                       $19,999,998            3,333,333          $10,000,002            1,666,667
Centennial Fund V, L.P.                         $        --                   --          $   750,000              125,000
Centennial Fund VI, L.P.                        $        --                   --          $ 3,570,576              595,096
Centennial Entrepreneurs Fund V, L.P.           $        --                   --          $        --                   --
Centennial Entrepreneurs Fund VI, L.P.          $        --                   --          $    89,265               14,878
Centennial Strategic Partners Fund
 VI, L.P.                                       $        --                   --          $   375,000               62,500
Centennial Holdings I, L.L.C                    $        --                   --          $   102,342               17,057
                                                                                          -----------           ----------
   Total Centennial Funds                       $        --                   --          $ 4,867,186              814,531
Eagle Ventures WF, L.L.C.(Crescendo)            $    15,228                2,538          $    22,654                3,809
Crescendo III, GbP.                             $    68,880               11,480          $    73,620               12,270
Crescendo III Executive Fund, LP                $    99,222               16,537          $   106,038               17,673
Crescendo World Fund, L.L.C                     $   318,102               53,017          $   477,150               79,525
Crescendo III, L.P.                             $ 3,340,692              556,782          $ 3,570,348              595,058
                                                -----------          -----------          -----------           ----------
   Total Crescendo Ventures                     $ 3,642,124              640,354          $ 4,250,010              708,335
SLI Wireless S.A                                $ 5,500,002              916,667          $ 7,249,998            1,208,333
Formus Common - LA Holdings, LLC                $        --                   --          $ 2,800,002              466,667
Taquari Participatoes S.A                       $        --                   --          $        --                   --
Black Coral Enterprises Inc. (Taquari)          $        --                   --          $        --                   --
                                                -----------                               -----------           ----------
   Total Taquari                                $        --                   --          $        --                   --
                                                                                          -----------          -----------
TOTAL INVESTMENT FUNDS                          $29,342,124            4,890,354          $29,187,198            4,864,533

NEW INVESTORS:
     Janco Capital Management                   $        --                   --          $   125,004               20,834
     Brad Peery Capital, L.P.                   $        --                   --          $    77,550               12,925
     Brad Peery Capital Ventures, L.P.          $        --                   --          $    65,700               10,950
     Brad Peery Capital International           $        --                   --          $    50,700                8,450
     Brad Peery Capital, Inc.                   $        --                   --          $     6,150                1,025
     Mellon Ventures II, L.P.                   $        --                   --          $ 5,000,004              833,334
     Bank of America                            $17,500,002            2,918,667          $ 8,749,998            1,458,333
     Qualcomm Incorporated                      $ 7,500,000            1,250,000          $ 3,750,000              625,000
     Chestnut Hill VeloCom, LLC                 $10,350,000            1,725,000          $ 5,175,000              862,500
     Dolphin Communications Fund, LP            $ 1,758,840              293,140          $   879,420              146,570
     Dolphin Communications Parallel
       Fund, LP                                 $   741,162              123,527          $   370,578               61,763
     First Union                                $ 9,572,934            1,595,489          $ 4,786,470              797,745
     Toronto Dominion Investments, Inc.         $ 3,499,992              583,333          $ 1,750,002              291,667
     CRI Media Partners, LP                     $    79,995               13,333          $    40,002                6,667
     CRI Media Partners II, LP                  $   319,998               53,333          $   160,002               28,667
     Northwood Ventures LLC                     $   750,000              125,000          $   375,000               62,500
     Aleks Aermovic                             $    49,998                8,333          $    25,002                4,167
     Orkin R Jacobson                           $    30,000                5,000          $    15,000                2,500
     Ravi Mhattre                               $    37,500                6,250          $    18,750                3,125
     TD Securities (USA), Inc.                  $   150,000               25,000          $    75,000               12,500
                                                $        --                   --          $        --                   --
                                                -----------          -----------          -----------           ----------
   SUBTOTAL:  NEW INVESTORS                     $52,340,430            8,723,405          $31,495,332            5,249,222

MANAGEMENT & DIRECTORS
Fred A. Vierra                                  $        --                   --          $        --                   --
Nicholas Kauser                                 $        --                   --          $    25,002                4,167
David J. Leonard                                $        --                   --          $    25,002                4,167
Barry Rowan                                     $        --                   --          $    25,002                4,167
Robert McKenzie                                 $        --                   --          $    37,500                6,250
Comm Capital Ptns Inc/ Barney                   $        --                   --          $   375,000               62,500
 Schotters
Gregory P. Sadler                               $        --                   --          $    10,002                1,667
R. Dwayne House                                 $        --                   --          $        --                   --
Reinco (John Gowen)                             $        --                   --          $        --                   --
Michael Quinn                                   $        --                   --          $        --                   --
Brad Johnson                                    $        --                   --          $     7,500                1,250
David Tomazuka                                  $        --                   --          $        --                   --
                                                -----------                               -----------          -----------
TOTAL MANAGEMENT & DIRECTORS                    $        --                   --          $   505,008               84,168
                                                -----------          -----------          -----------          -----------
TOTAL FUNDS AND MANAGEMENT                      $81,682,554           13,613,759          $61,187,538           10,197,923
TOTAL OTHER SHAREHOLDERS                        $        --                   --          $        --                   --
                                                -----------                               -----------          -----------
TOTAL SHARES OUTSTANDING                        $81,682,554           13,613,759          $61,187,538           10,197,923
                                                                                          -----------          -----------
STOCK OPTIONS                                   $        --                   --          $        --                   --
                                                -----------          -----------          -----------          -----------
FULLY DILUTED SHARES OUTSTANDING                 81,682,554           13,613,758          $61,187,538           10,197,923

Implied Valuation                               Current                                   Current
                                                Round                                     Round
                                                $    81,683                               $    61,188

a) 948.913 of these shares represent voting series B preferred stock, which will represent 4.9159% of the total outstanding shares of voting series B preferred stock immediately following the January 7, 2000 funding.

VeloCom Inc.
Capitalization Table
December 27, 1999 (continued)

                                                      To Be Funded 9/30/00                        Total Current Round
                                                --------------------------------         ----------------------------------
                                                  Funding               Shares              Funding                Shares
                                                --------------------------------         ----------------------------------
                                                                        $ 6.00                                    $ 6.00
                                                   $61,000                                  $250,000
                                                --------------------------------         ----------------------------------
INVESTMENT FUNDS
Telecom Partners II, L.P.                       $         --                  --          $  4,999,998              833,333
Telecom Partners III, L.P.                      $ 10,000,002           1,666,667          $ 40,000,002            6,656,667
                                                ------------          ----------          ------------           ----------
   Total Telecom Partners                       $ 10,000,002           1,666,667          $ 45,000,000            7,500,000
Centennial Fund V, L.P.                         $    750,000             125,000          $  3,000,000              500,000
Centennial Fund VI, L.P.                        $  3,570,570             595,095          $ 15,000,000            2,500,000
Centennial Entrepreneurs Fund V, L.P.           $         --                  --          $         --                   --
Centennial Entrepreneurs Fund VI, L.P.          $     89,262              14,877          $    375,000               62,500
Centennial Strategic Partners Fund
  VI, L.P.                                      $    375,000              62,500          $    750,000              125,000
Centennial Holdings I, L.L.C.                   $    102,342              17,057          $    423,720               70,620
                                                ------------          ----------          ------------           ----------
   Total Centennial Funds                       $  4,887,174             814,529          $ 19,548,720            3,258,120
Eagle Ventures WF, L.L.C.(Crescendo)            $     22,848               3,808          $     91,404               15,234
Crescendo III, GbP                              $     73,614              12,269          $    294,468               49,078
Crescendo III Executive Fund, LP                $    106,038              17,673          $    424,158               70,693
Crescendo World Fund, L.L.C.                    $    477,150              79,525          $  1,908,600              318,100
Crescendo III, L.P.                             $  3,570,342             595,057          $ 14,281,380            2,380,230
                                                ------------          ----------          ------------           ----------
   Total Crescendo Ventures                     $  4,249,992             708,332          $ 17,000,010            2,833,335
SLI Wireless S.A                                $  7,249,998           1,208,333          $ 28,999,998            4,833,333
Formus Common - LA Holdings, LLC                $  2,799,996             466,666          $ 11,199,996            1,886,666
Taquari Participatoes S.A                       $         --                  --          $         --                   --
Black Coral Enterprises Inc. (Taquari)          $         --                  --          $         --                   --
                                                ------------          ----------          ------------           ----------
   Total Taquari                                $         --                  --          $         --                   --
                                                ------------          ----------          ------------           ----------
TOTAL INVESTMENT FUNDS                          $ 29,187,162           4,884,527          $121,748,724           20,291,454

NEW INVESTORS:
     Janco Capital Management                   $    124,998              20,833          $    500,004               83,334
     Brad Peery Capital, L.P.                   $     77,550              12,925          $    310,200               51,700
     Brad Peery Capital Ventures, L.P.          $     65,700              10,950          $    262,800               43,800
     Brad Peery Capital International           $     50,700               8,450          $    202,800               33,800
     Brad Peery Capital, Inc.                   $      6,150               1,025          $     24,600                4,100
     Mellon Ventures II, L.P.                   $  4,999,998             833,333          $ 20,000,004            3,333,334
     Bank of America                            $  8,749,998           1,458,333          $ 34,999,996            5,833,333
     Qualcomm Incorporated                      $  3,750,000             625,000          $ 15,000,000            2,500,000
     Chestnut Hill VeloCom, LLC                 $  5,175,000             862,500          $ 20,700,000            3,450,000
     Dolphin Communications Fund, LP            $    879,420             146,570          $  3,517,680              586,280
     Dolphin Communications Parallel
       Fund, LP                                 $    370,578              61,763          $  1,462,318              247,053
     First Union                                $  4,786,470             797,745          $ 19,145,874            3,190,979
     Toronto Dominion Investments, Inc.         $  1,750,002             291,667          $  7,000,002            1,166,667
     CRI Media Partners, LP                     $     40,002               6,667          $    160,002               26,667
     CRI Media Partners II, LP                  $    160,002              26,667          $    640,002              106,667
     Northwood Ventures LLC                     $    375,000              62,500          $  1,500,000              250,000
     Aleks Aermovic                             $     25,002               4,167          $    100,002               16,667
     Orkin R Jacobson                           $     15,000               2,500          $     60,000               10,000
     Ravi Mhattre                               $     18,750               3,125          $     75,000               12,500
     TD Securities (USA), Inc.                  $     75,000              12,500          $    300,000               50,000
                                                $         --                  --          $         --                   --
                                                ------------          ----------          ------------           ----------
   SUBTOTAL:  NEW INVESTORS                     $ 31,495,320           5,249,220          $125,981,286           20,995,881

MANAGEMENT & DIRECTORS
Fred A. Vierra                                  $         --                  --          $    250,002               41,667
Nicholas Kauser                                 $     24,995               4,166          $     99,996               16,666
David J. Leonard                                $     24,995               4,166          $     99,996               16,666
Barry Rowan                                     $     24,995               4,166          $     99,996               16,666
Robert McKenzie                                 $     37,500               6,250          $    150,000               25,000
Comm Capital Ptns Inc/ Barney
  Schotters                                     $    375,000              82,500          $  1,500,000              250,000
Gregory P. Sadler                               $      9,996               1,666          $     39,996                6,666
R. Dwayne House                                 $         --                  --          $         --                   --
Reinco (John Gowen)                             $         --                  --          $         --                   --
Michael Quinn                                   $         --                  --          $         --                   --
Brad Johnson                                    $      7,500               1,250          $     30,000                5,000
David Tomazuka                                  $         --                  --          $         --                   --
                                                ------------          ----------          ------------           ----------
TOTAL MANAGEMENT & DIRECTORS                    $    504,984              84,164          $  2,289,986              378,331
                                                ------------          ----------          ------------           ----------
TOTAL FUNDS AND MANAGEMENT                      $ 61,187,466          10,197,911          $249,999,996           41,666,666
TOTAL OTHER SHAREHOLDERS                        $         --                  --          $         --                   --
                                                ------------          ----------          ------------           ----------
TOTAL SHARES OUTSTANDING                        $ 61,187,466          10,197,911          $249,999,996           41,666,666
STOCK OPTIONS                                   $         --                  --          $         --            7,609,205
                                                ------------          ----------          ------------           ----------
FULLY DILUTED SHARES OUTSTANDING                $ 61,187,466          10,197,911          $249,999,996           49,275,871

Implied Valuation                               Current                                   Current
                                                Round                                     Round
                                                $     61,187                              $   295,855

a) 948.913 of these shares represent voting series B preferred stock, which will represent 4.9159% of the total outstanding shares of voting series of voting series B preferred stock immediately following the January 7, 2000 funding.

VeloCom Inc.
Capitalization Table
December 27, 1999 (continued)

                                                                              Pro Forma
                                          ---------------------------------------------------------------------------------------
                                           Total Investment        Avg. Investment      Number of Shares      Fully Diluted Own %
                                                                      per share
                                          ---------------------------------------------------------------------------------------
INVESTMENT FUNDS
Telecom Partners II, L.P.                    $ 23,317,323          $         2.94           7,939,108               8.35%
Telecom Partners III, L.P.                   $ 40,000,002          $         6.00           6,666,667               7.01%
                                             ------------          --------------          ----------             ------
   Total Telecom Partners                    $ 63,317,325          $         4.34          14,605,775              15.36%
Centennial Fund V, L.P.                      $ 16,492,493          $         2.94           5,619,231               5.91%
Centennial Fund VI, L.P.                     $ 15,000,000          $         6.00           2,500,000               2.63%
Centennial Entrepreneurs Fund V, L.P.        $    418,694          $         2.64             158,858               0.17%
Centennial Entrepreneurs Fund VI, L.P.       $    375,000          $         6.00              62,500               0.07%
Centennial Strategic Partners Fund
  VI, L.P.                                   $    750,000          $         6.00             125,000               0.13%
Centennial Holdings I, L.L.C.                $    980,145          $         3.48             281,735               0.30%
                                             ------------          --------------          ----------             ------
   Total Centennial Funds                    $ 34,016,332          $         3.89           8,747,324               9.20%
Eagle Ventures WF, L.L.C.(Crescendo)         $    286,634          $         3.00              95,544               0.10%
Crescendo III, GbP.                          $    294,468          $         6.00              49,078               0.05%
Crescendo III Executive Fund, LP             $    424,158          $         6.00              70,693               0.07%
Crescendo World Fund, L.L.C.                 $  5,985,399          $         3.00           1,995,133               2.10%
Crescendo III, L.P.                          $ 24,825,429          $         4.21           5,894,913               6.20%
                                             ------------          --------------          ----------             ------
   Total Crescendo Ventures                  $ 31,816,088          $         3.93           8,105,361               8.53%
SLI Wireless S.A.                            $ 63,519,999          $         3.74          17,004,042              17.89%
Formus Common - LA Holdings, LLC             $ 38,798,995          $         3.43          11,307,802              11.89%
Taquari Participatoes S.A.                   $  2,629,063          $         2.54           1,035,064               1.09%
Black Coral Enterprises Inc. (Taquari)       $  1,620,937          $         2.54             638,164               0.67%
                                             ------------          --------------          ----------             ------
   Total Taquari                             $  4,249,999          $         2.54           1,673,228               1.76%

TOTAL INVESTMENT FUNDS                       $235,718,738          $         3.84          81,443,532              64.63%

NEW INVESTORS:
     Janco Capital Management                $    500,004          $         6.00              83,334               0.09%
     Brad Peery Capital, L.P.                $    310,200          $         6.00              51,700               0.05%
     Brad Peery Capital Ventures, L.P.       $    262,800          $         6.00              43,800               0.05%
     Brad Peery Capital International        $    202,800          $         6.00              33,800               0.04%
     Brad Peery Capital, Inc.                $     24,800          $         6.00               4,100               0.00%
     Mellon Ventures II, L.P.                $ 20,000,004          $         6.00           3,333,334               3.51%
     Bank of America                         $ 34,999,998          $         6.00           5,833,333               6.14%
     Qualcomm Incorporated                   $ 15,000,000          $         6.00           2,500,000               2.63%
     Chestnut Hill VeloCom, LLC              $ 20,700,000          $         6.00           3,450,000               3.63%
     Dolphin Communications Fund, LP         $  3,517,680          $         6.00             586,280               0.62%
     Dolphin Communications Parallel
       Fund, LP                              $  1,482,318          $         6.00             247,053               0.26%
     First Union                             $ 19,145,874          $         6.00           3,190,979               3.36%
     Toronto Dominion Investments, Inc.      $  7,000,002          $         6.00           1,165,667               1.23%
     CRI Media Partners, LP                  $    160,002          $         6.00              26,667               0.03%
     CRI Media Partners II, LP               $    640,002          $         6.00             106,667               0.11%
     Northwood Ventures LLC                  $  1,500,000          $         6.00             250,000               0.26%
     Aleks Aermovic                          $    100,002          $         6.00              16,667               0.02%
     Orkin R Jacobson                        $     60,000          $         6.00              10,000               0.01%
     Ravi Mhattre                            $     75,000          $         6.00              12,500               0.01%
     TD Securities (USA), Inc.               $    300,000          $         6.00              50,000               0.05%
                                             $         --          $         6.00                   0               0.00%
                                             ------------          --------------          ----------             ------
   SUBTOTAL:  NEW INVESTORS                  $125,981,286          $         6.00          20,996,881              22.09%

MANAGEMENT & DIRECTORS
Fred A. Vierra                               $    462,595          $         2.58             179,198               0.19%
Nicholas Kauser                              $    312,589          $         2.03             154,197               0.16%
David J. Leonard                             $    342,936          $         2.23             153,896               0.16%
Barry Rowan                                  $    349,995          $         3.50              99,999               0.11%
Robert McKenzie                              $    256,298          $         2.73              93,766               0.10%
Comm Capital Ptns Inc/ Barney
   Schotters                                 $  1,650,000          $         5.50             300,000               0.32%
Gregory P. Sadler                            $     93,145          $         2.27              41,049               0.04%
R. Dwayne House                              $     84,171          $         2.45              34,307               0.04%
Reinco (John Gowen)                          $     56,250          $         2.25              25,000               0.03%
Michael Quinn                                $     75,000          $         3.00              25,000               0.03%
Brad Johnson                                 $     86,250          $         2.88              30,000               0.03%
David Tomzuka                                $     75,000          $         3.00              25,000               0.03%
                                             ------------          --------------          ----------             ------
TOTAL MANAGEMENT & DIRECTORS                 $  3,844,229          $         3.31           1,161,412               1.22%

TOTAL FUNDS AND MANAGEMENT                   $365,544,253          $         4.37          83,601,825              87.94%
TOTAL OTHER SHAREHOLDERS                     $    149,414          $         2.72              55,000               0.06%
                                                                   --------------          ----------             ------
TOTAL SHARES OUTSTANDING                     $365,693,667          $         4.37          83,656,825              88.00%
STOCK OPTIONS                                $         --          $                       11,407,749              12.00%
                                                                   --------------          ----------             ------
FULLY DILUTED SHARES OUTSTANDING             $365,693,667          $         3.85          95,064,574             100.00%

Implied Valuation                                                                          Post-Money
                                                                                           $  570,387

a) 948.913 of these shares represent voting series B preferred stock, which will represent 4.9159% of the total outstanding shares of voting series of voting series B preferred stock immediately following the January 7, 2000 funding.

                                                                       EXHIBIT D



             FORM OF THIRD AMENDED AND RESTATED INVESTORS AGREEMENT

               FILED AS EXHIBIT 4.1 TO THE REGISTRATION STATEMENT

              AMENDMENT NO. 1 TO SERIES B STOCK PURCHASE AGREEMENT

                                    EXHIBIT E

                              FORM OF LEGAL OPINION

                                                                   EXHIBIT E

                              FORM OF LEGAL OPINION

     We are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business. The Company is qualified to do business and in good standing in each jurisdiction in the United States where the failure to be so qualified would result in a material adverse effect on the business, operations, assets, prospects or condition (financial or otherwise) of the Company (a "Material Adverse Effect").

     2. The authorized capital stock of the Company, immediately prior to the Second Closing Date, shall consist of (a) one hundred eight million six hundred thirty four thousand four hundred twenty one (108,634,421) shares of Common Stock, of which (i) one hundred six million six hundred sixty six thousand six hundred sixty seven (106,666,667) will be designated as Voting Common Stock, eleven million two hundred eighty three thousand eight hundred twenty six (11,283,826) of which will be issued and outstanding immediately prior to the Second Closing Date, and (ii) one million nine hundred sixty seven thousand seven hundred fifty four (1,967,754) will be designated as Non-Voting Common Stock, none of which will be issued and outstanding immediately prior to the Second Closing Date, and (b) seventy eight million six hundred thirty four thousand four hundred twenty one (78,634,421) shares of Preferred Stock, of which (i) thirty one million (31,000,000) will be designated as Series A Preferred Stock, thirty million seven hundred six thousand three hundred thirty three (30,706,333) of which will be issued and outstanding immediately prior to the Second Closing Date, (ii) forty one million six hundred sixty six thousand six hundred sixty seven (41,666,667) will be designated as Series B Preferred Stock, of which seven million six hundred fifty seven thousand seventy-three (7,657,073) will be issued and outstanding immediately prior to the Second Closing Date, and an additional thirty four million nine thousand five hundred ninety three (34,009,593) shares of which will have been committed to be sold by the Company immediately prior to the Second Closing Date and (iii) one million nine hundred sixty seven thousand seven hundred fifty four (1,967,754) will be designated as Series B-1 Preferred Stock, of which no shares will be issued and outstanding immediately prior to the Second Closing Date, but all of which will have been committed to be sold by the Company immediately prior to the Second Closing Date. To our knowledge, except for the three million seven hundred ninety eight thousand five hundred forty four (3,798,544) options outstanding immediately prior to the Second Closing Date, except for the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, except as disclosed in the Follow-On Series B/B-1 Preferred Stock Purchase Agreement dated as of December 20, 1999 among the Company and the

Purchasers listed on the schedule of purchasers attached thereto, and except as disclosed in the Agreements or the exhibits or schedules attached thereto, there are no options, warrants, conversion privileges, preemptive rights, rights of first refusal or other rights to purchase from the Company any of its equity securities that are outstanding immediately prior to the Second Closing Date.

     3. All the shares of capital stock of the Company outstanding prior to the Second Closing Date have been duly authorized, validly issued and are fully paid and nonassessable. The rights, preferences and privileges of the Series B Preferred Stock are as stated in the Certificate of Incorporation.

     4. To our knowledge, Schedule 3.12 to the Purchase Agreement sets forth the current ownership structure of the Company and its Subsidiaries.

     5. Each of the Agreements has been duly authorized, validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity under Section 2.5 of the Investors Agreement may be limited by applicable laws and public policy and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     6. The issuance, sale and delivery of the Series B Preferred Stock has been duly authorized by the Company and, upon delivery to the Purchasers against payment therefor in accordance with the Purchase Agreement and the terms of the Series B Preferred Stock, the shares of Series B Preferred Stock will be validly issued, fully paid and nonassessable.

     7. The shares of Common Stock to be issued upon conversion of the Series B Preferred Stock have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon conversion of the Series B Preferred Stock in accordance with the Certificate of Incorporation, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

     8. The execution of the Agreements by the Company, the compliance by the Company with the terms thereof, and the offer and sale of the Series B Preferred Stock pursuant to the Purchase Agreement (a) do not and will not violate any provision of the Company's Certificate of Incorporation or Bylaws, and (b) do not violate or contravene (i) the laws of the State of Colorado, the General Corporation Law of the State of Delaware or any Federal law of the United States of America applicable to the Company or (ii) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we have knowledge, the default, violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

     9. All consents, approvals, authorizations or orders of, and filings, registrations, and qualifications with, any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Purchase Agreement have been made or obtained, except for any filings required under federal or state securities laws, and except for any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     10. To our knowledge, there is no suit, action, claim, arbitration or similar proceeding or investigation pending or threatened against the Company or against the Company's business or assets which, if adversely resolved, would be reasonably likely to have a Material Adverse Effect.

     11. Subject to the accuracy of the Purchasers' representations in Section 4 of the Purchase Agreement and assuming all required filings are made under federal and state securities laws, the offer, sale and issuance of the Series B Preferred Stock pursuant to the Purchase Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and from the securities registration requirements of the Colorado securities laws. In addition, subject to the accuracy of the Purchasers' representations in Section 4 of the Purchase Agreement, assuming such securities are not being exchanged in a case under title 11 of the United States Code, and assuming no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange, the issuance of the Common Stock issuable upon conversion of the Series B Preferred Stock would also constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act and from the securities registration requirements of the Colorado securities laws.

                              REVISED SCHEDULES TO

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

             REVISED SCHEDULES TO SERIES B STOCK PURCHASE AGREEMENT

Argentina LLC                                           Formus Communications - Argentina LLC
Bell Canada                                             Bell Canada International
Bolivia LLC                                             Formus Communications - Bolivia LLC
Brasil Holdings                                         VeloCom Cayman Brasil Holdings (formerly WLL Cayman
                                                        S.P. Company)
Centennial                                              Centennial Fund V, Centennial Entrepreneurs Fund
                                                        and Centennial Holdings
Centennial Entrepreneurs Fund                           Centennial Entrepreneurs Fund V, L.P.
Centennial Fund V                                       Centennial Fund V, L.P.
Centennial Holdings                                     Centennial Holdings I, LLC
Chile Holdings                                          VeloCom Cayman Chile Holdings
Chile LLC                                               Formus Communications - Chile LLC
Colombia Holdings                                       VeloCom Cayman Colombia Holdings
Colombia LLC                                            Formus Communications - Colombia LLC
Crescendo                                               Eagle Ventures, Crescendo World Fund and Crescendo
                                                        III
Crescendo III                                           Crescendo III, L.P.
Crescendo World Fund                                    Crescendo World Fund, LLC
Eagle Ventures                                          Eagle Ventures WF, LLC
Formus                                                  Formus Communications Inc.
Formus Argentina                                        Formus S.A.
Formus Bolivia                                          Formus Bolivia S.A.
Formus Chile                                            Formus Comunicaciones de Chile Limitada

Formus Colombia                                         Formus Colombia S.A. E.S.P.
Formus LA                                               Formus Communications - Latin America LLC
Formus Peru                                             Formus Peru S.A.
Formus Venezuela                                        Telecomunicaciones Interactivas de Venezuela C.A.
Interloop BVI                                           Interloop Americas Inc.
Interloop Colombia                                      Interloop S.A. Nacional de Telecomunicaciones E.S.P.
MegaTel                                                 Vesper Sao Paulo S.A. (formerly MegaTel do Brasil
                                                        S.A.)
PCN                                                     PCN Investment S.A.
Peru LLC                                                Formus Communications - Peru LLC
Qualcomm                                                QUALCOMM Incorporated
Qualcomm Brasil                                         QUALCOMM do Brasil S.A.
SLI                                                     SLI Wireless S.A.
Smartel                                                 Smartel S.A.
Taquari                                                 Taquari Participacoes S.A.
Telecom                                                 Telecom Partners II, L.P.
Telelatina                                              Telelatina S.A.
TMC                                                     Telelatina Management Company LLC
VeloCom                                                 VeloCom Inc. (also referred to as the "Company")
VeloCom Argentina                                       VeloCom SRL
VeloCom Brasil                                          VeloCom do Brasil Ltda. (formerly WLL Brasil
                                                        Holdings, Ltda.)

VeloCom Chile                                           WLL International Chile Ltda.
Venezuela LLC                                           Formus Communications - Venezuela LLC
Vesper                                                  Vesper (formerly Mirror S.A. and/or Canbra
                                                        Telefonica, S.A.)
Vesper Cayman                                           Vesper Cayman
Vesper Sao Paulo Cayman                                 Vesper Sao Paulo Cayman, Ltd.
Vesper Holding                                          Vesper Holding S.A. (formerly Mirror Holding S.A.
                                                        and/or Canbra Holding S.A.)
Vesper Sao Paulo Holding                                Vesper Sao Paulo Holding S.A. (formerly MegaTel
                                                        Holding S.A.)
WLL Argentina                                           WLL Argentina SRL

                               INDEX OF SCHEDULES

3.4                   Consents and Approvals
3.5(a)                Compliance With Laws
3.5(b)                Material Permits
3.6                   Patent and Trademark Rights
3.8                   Contracts
3.12                  Subsidiaries
3.13                  Capitalization of Subsidiaries
3.14(a)               Share Ownership of Company
3.14(b)               Agreements Relating to Equity Interests in Companies
3.18(a)               Licenses
3.20                  Liabilities
3.22(a)               Collective Bargaining Agreements or Employment Agreements Not Terminable at Will
3.22(b)               Employees and Directors of the Company
3.23(a)               Employee Benefit Plans
3.24                  Recordkeeping Compliance

                                  SCHEDULE 3.4

                             CONSENTS AND APPROVALS

VELOCOM

         Filing of Form D with the United States Securities and Exchange Commission and applicable state securities authorities will be required post-Closing.

                                 SCHEDULE 3.5(a)

                              COMPLIANCE WITH LAWS

VELOCOM CHILE

         VeloCom Chile (a non-operating company with no assets) has not filed certain monthly tax reports with Chilean tax authorities. The Company is in the process of making such filings.

INTERLOOP COLOMBIA

         Interloop Colombia has not made certain payments in respect of its license obligations, the result of which could be a loss of this entity's license. In addition, the buildout requirements in respect of this license have not been fully complied with. Interloop Colombia has also not complied with all legal requirements relating to its financial statements.

                                 SCHEDULE 3.5(b)

                                MATERIAL PERMITS

VESPER HOLDING

         Vesper Holding was registered with Brazilian Federal tax authorities under registration No. 02.763.387/0001-6.

VESPER SAO PAULO HOLDING

         Vesper Sao Paulo Holding was registered with Brazilian Federal tax authorities under registration No. 03.008. 468/0001-10.

VESPER

         1. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Local, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e Vesper.

         2. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Longa Distancia Nacional de Ambito Intra-Regional, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e Vesper.

         3. Vesper was registered with Brazilian Federal and State tax authorities under registrations No. 02.730.101/0001-4 and 85297791, respectively.

         4. License for Packet Switched Network Services issued by Anatel on September 23, 1999.

         5. License for Circuit Switched Network Services issued by Anatel on September 23, 1999.

         6. License for Dedicated Line Services issued by Anatel on September 23, 1999.

         7. License for Special Services of Audio and Video Signal Retransmission issued by Anatel on September 23, 1999.

         8. License for Network Transport issued by Anatel on September 23,
         1999.

MEGATEL

         1. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Local, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e MegaTel.

         2. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Longa Distancia Nacional de Ambito Intra-Regional, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e MegaTel.

         3. MegaTel was registered with Brazilian Federal and State tax authorities under registrations No. 02.629.188/0001-6 and 115.322.817.110, respectively.

         4. License for Packet Switched Network Services issued by Anatel on September 23, 1999.

         5. License for Circuit Switched Network Services issued by Anatel on September 23, 1999.

         6. License for Dedicated Line Services issued by Anatel on September 23, 1999.

         7. License for Special Services of Audio and Video Signal issued by Anatel on September 23, 1999.

         8. License for Retransmission issued by Anatel on September 23, 1999.

         9. Liceneca para transporte de dados - ANATEL ("data transport license" under analysis regarding all possible applications)

TELELATINA

         1. By Resolution 2617SC/97 issued by the Secretary of Communications on September 4, 1997, Telelatina was granted a license to provide Value Added Services, Data Transmission Services and Videoconferencing services nationwide.

         2. By Resolution 3064SC/97, issued by the Secretary of Communications on October 15, 1997, Telelatina was granted an authorization to use, the frequency bandwidth from 3,450 MHz to 3,475 MHz. and from 3,550 MHz. to 3,575 MHz. The use of these frequencies is governed by Resolution 2879SC/97 as amended by 869SC/98.

         3. Telelatina has obtained the National Communications Commission's authorization to install and operate two microwave links, and is in the process of obtaining authorization for various other microwave links.

         4. Telelatina has filed a petition with the National Communications Commission to obtain authorization to install eight cells within the City of Buenos Aires.

SMARTEL

         1. By Resolution 1130SC/98 issued by the Secretary of Communications on May 7, 1998, Smartel was granted a license to provide Value Added Services, Data Transmission Services, Broadcasting signals carriage services and Videoconferencing services.

         2. By Resolution 1247SC/98, issued by the Secretary of Communications on May 22, 1998, Smartel was granted an authorization to use, for the AMBA (which area comprises the City of Buenos Aires and certain locations nearby), Rosario, Cordoba and Mendoza the frequency bandwidth from 26,850 GHz to 27,350 GHz. and from 31,075 GHz. to 31,150 GHz. The use of these frequencies is governed by Resolution 869SC/98, as amended.

FORMUS ARGENTINA

         Bands: E Band which totals 575 MHz and consists of the following frequencies: 25.85 to 26.35 GHz and 29.175 to 29.25 GHz (awarded November 1998). This spectrum assignment may initially be used only in the following cities: AMBA (Area Multiple Buenos Aires), La Plata and Cordoba. Services: Data transmission, value added and videoconferencing (awarded September and November 1998).

FORMUS COLOMBIA

         Bands: 300 MHz at 38 GHz; channels 13, 14, 17 (awarded November 1998). The license fees for the 38 GHz spectrum license has been increased from approximately US$222,000 to approximately US$534,000. This increase is effective for the year 2000 payment due January 2000.

         Services: Local carrier and value added (awarded August 1998 and May
         1999)

FORMUS PERU

         Bands: 400 MHz at 38 GHz; channels 1-4 (awarded May 1999).

         Services: Local carrier and value added (awarded April 1999).

INTERLOOP COLOMBIA

         1. License to provide Basic Commuted Telephone Services in Colombia. Such license was granted by Resolution 4262 issued on 9/23/97, expiring on 12/23/2007, the scope of this license shall be for the territory of Santa Fe de Bogota, DC (Departamento de Curdinamarca), Cali (Departamento de Valle del Cauca), Medellin (Departamento de Antioquia), Barranquilla (Departamento de Atlantico), Bucaramanga (Departamento de Santander), Cartagena (Departamento de Bolivar), Santa Marta (Departamento de Magdalena), Pereira (Departamento de Risaralda), Cucuta (Departamento del Norte de Santander) y Villavicencio (Departamento del Meta).

         2. License to provide Telematics and Value Added Services, and the constitution of an Associate Value Added Service Network, which was granted by Resolution 4472 issued on 10/10/97 expiring on 10/10/2007.

         3. Interloop Colombia was authorized to use the radioelectric spectrum as per Resolution 5195 issued on 29/12/97. By Resolution 106 of 1999, Interloop was authorized to use exclusively bands 23 y 3.4 GHz within the cities where it had been awarded with a license until 9/22/2007.

ODECAR S.A.

         1. Odecar S.A. was assigned, on December 14, 1999, per Resolution No.
         404.99 of the Direccion Nacional de Comunicaciones of Uruguay, the radioelectric sub-blocks 24.600 GHz - 24.850 GHz in Montevideo and 25,100 GHz - 25.350 GHZ, 25.600 GHZ - 25.850 GHz and 26.100 GHz -
         26.350 GHz in Maldonado for use in providing commercial data transmission service.

                                  SCHEDULE 3.6

                           PATENT AND TRADEMARK RIGHTS

VELOCOM

         1. Applications for trademark for "VELOCOM" and "VESPER" have been filed in:

                  Argentina
                  Bolivia
                  Brazil (VeloCom only)
                  Colombia
                  Chile
                  Mexico
                  Paraguay
                  Peru
                  Uruguay
                  Venezuela
                  United States of America

         All applications are pending.

         2. Applications for trademark for "VELOCOMM" have been filed in:

                  Argentina
                  Brazil
                  Colombia
                  Chile
                  Mexico
                  Peru
                  Uruguay
                  Venezuela
                  United States of America

         All applications have been abandoned or will be abandoned.

         3. The domain name "VELOCOM" has been secured by the Company.

VESPER

         1. Applications for the following trademarks have been filed in Brazil:

                   "CLARIDA"
                   "ATIMO"

                   "VESPER"

                   All applications are pending.

TMC

         1. Trademark application for:




                  Application No. 2.210.763 filed on March 29, 1999 to cover all services in International Class 38. This application has encountered an opposition by Radio Mitre S.A. on the basis of the trademark "CADENA LATINA," Registration No. 1.675.177 in International Class 38.

         2. Trademark application for:




                  Application No. 2.210.764 filed on March 29, 1999 to cover all services in International Class 38.

         3. Trademark application for:




                  Application No. 2.210.765 filed on March 29, 1999 to cover all services in International Class 38.

         4. Trademark application for "TMC": Application No. 2.210.766 filed on March 29, 1999 to cover all services in International Class 38. This application has encountered an opposition by T.M.C. Learreta y Ramirez S.E., Ramirez, Fernando Luis / Learreta, Leonardo, on the basis of their trademark "TMC COMPUTACION", Registrations Nos. 1.661.729 granted on March 23, 1998 covering all services in International Class 42, and
         1.666.293 granted on April 24, 1998 covering all goods in International Class 9.

TELELATINA

         1. Trademark application for "LATINWAY": international class No. 38 (minutes 2,173,040) filed on September 2, 1998, and published in the Trademark Bulletin on October 28, 1998. This application has encountered an opposition by Miniphone S.A. based on its trademark "LATINNET (COMUNICACIONES

         PERSONALES LATINOAMERICANAS)" Registration No. 1.576.565 of international class 38.

         2. Trademark application for "LATINCOM": international class No. 38 (minutes 2,173,041) filed on September 2, 1998, and published in the Trademark Bulletin on October 28, 1998. This application has encountered an opposition by Miniphone S.A. based on its trademark "LATINNET (COMUNICACIONES PERSONALES LATINOAMERICANAS)" Registration No. 1.576.565 of international class 38.

         3. Trademark application for "LATINLINK": international class No. 38 (minutes 2,173,038) filed on September 2, 1998, and published in the Trademark Bulletin on October 28, 1998. This application has encountered an opposition by Miniphone S.A. based on its trademark "LATINNET (COMUNICACIONES PERSONALES LATINO-AMERICANAS)" Registration No. 1.576.565 of international class 38.

         4. Trademark application for "LATINDATA", international class No. 38 (minutes 2,173,039) filed on September 2, 1998, and published in the Trademark Bulletin on October 28, 1998. This application has encountered an opposition by Miniphone S.A. based on its trademark "LATINNET (COMUNICACIONES PERSONALES LATINOAMERICANAS)" Registration No. 1.576.565 of international class 38.

         5. Trademark application for "TELELATINA" and logo:



         Application No. 2.198.589 filed on January 20, 1999 to cover all services in International Class 38. This application has encountered an opposition by Radio Mitre S.A. on the basis of their trademark "CADENA LATINA", Registration No. 1.675.177, in International Class 38.

         6. Please note that according to the Trademarks Office database FEDERACION DE COOP. DE TELECOMUNICACIONES DE LA REP. ARG. LTDA owns the trademark application of "TELELATINA", Application No. 2.091.831, filed on July 14, 1997, to cover all services in Int. Class 38.

         7. Trademark application for "ICONWEB": application No. 2.210.176, filed by Mr. Miguel Angel de Dios on March 25, 1999, to cover all services in International Class 38. This application did not encounter oppositions by third parties. This application trademark is in process of being assigned by Mr. Miguel Angel de Dios in favor of Telelatina

         8. Trademark application for "WIDENET": application No. 2.210.177, filed by Mr. Miguel Angel de Dios on March 25, 1999, to cover all services in International Class 38. This application did not encounter oppositions by third parties. This application trademark is in process of being assigned by Mr. Miguel Angel de Dios in favor of Telelatina.

         9. Trademark application for "WIDENET.COM": application No. 2.217.827, filed by Mr. Miguel Angel de Dios on May 6, 1999, to cover all services in International Class 38. This application has been published in the Trademark Bulletin for opposition purposes. The term to oppose this trademark expires on August 27, 1999. Please note that the following applications have not yet been published for opposition purposes. This application trademark is in process of being assigned by Mr. Miguel Angel de Dios in favor of Telelatina.

         10. Trademark application for "W": application No. 2.222.712, filed by Mr. Miguel Angel de Dios on June 4, 1999, to cover all services in International Class 38. This application trademark is in process of being assigned by Mr. Miguel Angel de Dios in favor of Telelatina.

         11. Trademark application for "WIDENET W": application No. 2.223.045, filed by Mr. Miguel Angel de Dios on June 7, 1999, to cover all services in International Class 38. This application trademark is in process of being assigned by Mr. Miguel Angel de Dios in favor of Telelatina.

         12. Trademark application for "WIDENET": application No. 2.223.046, filed by Mr. Miguel Angel de Dios on June 7, 1999, to cover all services in International Class 38. This application trademark is in process of being assigned by Mr. Miguel Angel de Dios in favor of Telelatina.

         13. Trademark application for "I": application No. 2.230.853, filed by Mr. Miguel Angel de Dios on July 26, 1999, to cover all services in International Class 38. This application trademark is in process of being assigned by Mr. Miguel Angel de Dios in favor of Telelatina.

SMARTEL

         1. Trademark application for "SMARTEL": Application No. 2.196.692, filed on January 8, 1999, to cover all goods in International Class 9. This application has encountered oppositions by: a) TELEFONICA DE ARGENTINA S.A., on the basis of "SMART-NET", Application No. 2.113.255, filed on November 7, 1997, to cover all services in International Class 38; b) STARTEL S.A., on the basis of "STARTEL", Registration No. 1.574.537, granted on September 7, 1995, covering all goods in International Class 9, and on the basis of their corporate name STARTEL; and c) DATCO S.A., on the basis of "SMARTTIME", Registration No. 1.608.708, granted on July 29, 1996 to cover all goods in International Class 9.

         2. Trademark application for "SMARTEL": Application No. 2.196.693, filed on January 8, 1999, to cover all services in International Class
         38. This application
         encountered oppositions by: a) TELEFONICA DE ARGENTINA S.A., on the basis of "SMART-NET", Application No. 2.113.255, filed on November 7, 1997 to cover all services in International Class 38; and b) STARTEL S.A., on the basis of "STARTEL S.A. SERVICIOS ARGENTINOS DE TELECOMUNICACIONES", Registration No. 1.574.520, granted on September 7, 1995 covering all services in International Class 38, and on the basis of their corporate name STARTEL.

                                  SCHEDULE 3.8

                                    CONTRACTS

VELOCOM

         1. Equity Subscription Agreement dated as of June 30, 1998 between the Company, Telecom Partners, Centennial Fund V, Centennial Entrepreneurs Fund, Centennial Holdings I, IAI World Fund, L.L.C., Eagle Ventures, Fred A. Vierra, Robert McKenzie and Jim Frank, as amended by the First Amendment to the Seed Round Agreement dated January 6, 1999, and the Second Amendment to the Seed Round Agreement dated May 21, 1999.

         2. Letter Agreement dated as of December 4, 1998 between the Company, Telecom, Centennial, Crescendo World Fund, Eagle Ventures, Fred A. Vierra, Robert McKenzie, Jim Frank, David J. Leonard and Greg Sadler.

         3. Irrevocable Equity Contribution Agreement dated December 7, 1998 by and among the Company, Telecom, Crescendo World Fund and Centennial.

         4. Security Agreement dated December 8, 1998 by and among Telecom, Centennial Fund V and Crescendo World Fund.

         5. Letter Agreement dated December 8, 1998 by and among Telecom, Centennial Fund V and Crescendo World Fund.

         6. Control Agreement dated December 8, 1998 by and among Crescendo World Fund, Centennial Fund V, Telecom, BankBoston, N.A. and Boston 1784 Funds.

         7. Equity Subscription Agreements between the Company and each of Nicolas Kauser, David Leonard, R. Dwayne House, REINCO Corp., Michael
         S. Quinn, C. James Frank, Michael Lisogurski, North River Ventures, Inc. Pension Plan, Francis McInerney, Clarence Endy, Brad Johnson, Sean White, Bernard Schotters, David Leonard and Barry Rowan.

         8. Joinder Agreements between the Company and each of R. Dwayne House, REINCO Corp., Nicolas Kauser, Michael S. Quinn, Clarence Endy, Brad Johnson and Barry Rowan.

         9. Series A Preferred Stock Purchase Agreement dated as of January 26, 1999 between the Company, Telecom, Centennial and Crescendo.

         10. Pro Rata Letter Agreements dated as of March 31, 1999 between the Company and each of Telecom, Centennial, Crescendo, REINCO Corp., C. James Frank, R. Dwayne House, Nicolas Kauser, David J. Leonard, Robert McKenzie, Gregory P. Sadler and Frank A. Vierra.

         11. Second Irrevocable Equity Contribution Agreement dated as of April 16, 1999 between the Company, Telecom, Crescendo, Centennial, David J. Leonard, Gregory P. Sadler, Fred A. Vierra, Robert McKenzie, C. James Frank, R. Dwayne House and Nicolas Kauser.

         12. Second Series A Preferred Stock Purchase Agreement dated as of May 7, 1999 between the Company, Telecom, Crescendo, Centennial, David J. Leonard, Gregory P. Sadler, Fred A. Vierra, Robert McKenzie, C. James Frank, R. Dwayne House and Nicolas Kauser.

         13. Employment Letters between the Company and each of David Leonard, Charles Schneider, Derek Koecher, Henry Peraza, Michael Casullo, Lisa Gamel, Patricia Reichman, R. Dwayne House, John Gowen, Michael Quinn, Barry Rowan, Antonio Salles, Steve Dougherty, Greg Sadler, Julia Hughes, Nicolas Kauser, Brad Johnson, Diego Rodrigues, Guillermo ("Willie") Ramirez, Mark Johnson, Dave Tomizuka, Phillip Shoemaker, Anne Doris, Julie Garcia, and Wendy Shantz.

         14. Stock Option Agreements between the Company and each of David Leonard (10/1/98), David Leonard (10/1/98), David Leonard (5/21/99), Nicolas Kauser (10/1/98), Nicolas Kauser (5/21/99), Clarence Endy (4/12/99), Clarence Endy (5/21/99), Clarence Endy (5/21/99), Barry
         Rowan (7/12/99); Barry Rowan (7/12/99), John Gowen (12/7/98), John
         Gowen (5/21/99), John Gowen (5/21/99), Michael Quinn (7/16/99), Michael Quinn (7/16/99), Greg Sadler (12/7/98), Greg Sadler (5/21/99), Greg
         Sadler (5/21/99), R. Dwayne House (1/4/99), R. Dwayne House (5/21/99),
         R. Dwayne House (5/21/99), Michael Casullo (3/15/99), Michael Casullo (5/21/99), Derek Koecher (6/7/99), Patricia Reichman (4/1/99), Julia Hughes (10/5/98), Julia Hughes (12/7/98), Julia Hughes (5/21/99), Shaun Orton (5/21/99), Lisa Gamel (3/8/99), Lisa Gamel (5/21/99), Brad
         Johnson (5/3/99), Brad Johnson (5/21/99), Brad Johnson (5/21/99), Charles Schneider (7/11/99), Henry Peraza (6/1/99), Henry Peraza (6/1/99), Fred Vierra (9/17/98), Fred Vierra (5/21/99), Bernard
         Schotters (6/18/99), Steve Dougherty (8/1/99), Antonio Salles (8/1/99), David Tomizuka (10/1/99), Mario Janovich (10/1/99), Luis Gonzalez Lanuza (10/1/99), Bob McKenzie (5/21/99), Bob McKenzie (9/17/98), Patti Reichman (5/21/99), Wendy Shantz (7/16/99).

         15. Engagement Letter dated March 11, 1999 by and between the Company and Lehman Brothers.

         16. Engagement Letter dated March 15, 1999 by and between the Company and TD Securities (USA) Inc.

         17. Engagement Letter dated March 15, 1999 by and between the Company and Donaldson, Lufkin & Jenrette Securities Corporation.

         18. Engagement Letter dated July 12, 1999 by and between the Company and Fisher & Hilligoss LLC as amended.

         19. Oral Agreement between the Company and Straight Marketing to provide marketing and consulting services.

         20. Multiparty Non-Disclosure Agreement, between Qualcomm Brasil, the Company and Qualcomm, dated November 4, 1998.

         21. Joint Bidding Agreement, between the Company and Qualcomm Brasil, dated November 9, 1998.

         22. Memorandum of Understanding between the Company, Bell Canada, Taquari, and Qualcomm Brasil, dated December 8, 1998.

         23. Option Agreement between the Company, Bell Canada, Taquari, SLI, BID S.A. and Qualcomm Brasil, dated January 15, 1999.

         24. Multiparty Non-Disclosure Agreement, between Qualcomm Brasil, Bell Canada, the Company, Taquari, SLI and BID S.A., dated January 20, 1999.

         25. Memorandum of Understanding, between the Company, Bell Canada, SLI and Qualcomm Brasil, dated March 15, 1999.

         26. Letter of Agreement, between the Company, Bell Canada, SLI and Qualcomm Brasil, dated May 4, 1999.

         27. Second Letter of Agreement, between the Company, Bell Canada, SLI and Qualcomm Brasil, dated May 26, 1999.

         28. Purchase Agreement by and among Formus, Formus International, Inc. and the Company dated as of August 20, 1999.

         29. Subscription Agreement between Formus and the Company dated August 20, 1999.

         30. Consolidation Agreement by and among SLI, Sociedad Latinoamericana S.A., Brasil Holdings and the Company dated as of August 20, 1999.

         31. Subscription Agreement between SLI and the Company dated August 20, 1999.

         32. Purchase Agreement between Taquari and the Company dated as of August 20, 1999.

         33. Subscription Agreement between Taquari and the Company dated August 20, 1999.

         34. Amended and Restated Investors Agreement dated as of September 27, 1999 between the Company and its principal stockholders.

         35. Purchase Agreement between the Company and PCN do Brasil S.A. dated as of September 27, 1999.

         36. Purchase Agreement between the Company and Inepar S.A. dated as of September 27, 1999.

         37. Pledge Agreement dated September 27, 1999 between the Company and PCN do Brasil S.A.

         38. Escrow Agreement dated September 27, 1999 between the Company, PCN do Brasil S.A. and Bank Boston S.A.

         39. Letter Agreement dated August 23, 1999 between the Company and SLI in respect of the bid for Region II in Brazil.

         40. Joint Bidding Agreement dated August 25, 1999 between the Company, Bell Canada and Qualcomm in respect of the bid for Region II in Brazil.

         41. Consent and Agreement dated September 22, 1999 between the Company and its affiliates, SLI and its affiliates, Qualcomm and its affiliates, Taquari and its affiliates and Bell Canada and its affiliates.

         42. Equity Investment Agreement dated October 21, 1999 between the Company and certain of its stockholders.

         43. Affiliate Agreement made as of November 9, 1998 between Telecom Management II LLC and the Company (Lease Agreement relating to the Company's premises at 6400 South Fiddlers Green Circle).

         44. Capital Contribution Agreement executed by the Company and Brasil Holdings dated December 13, 1999 in favor of ABN Amro as agent for certain lenders.

         45. Additional Capital Contribution Agreement executed by the Company and Brasil Holdings dated December 13, 1999 in favor of ABN Amro as agent for certain lenders.

         46. Two Support Obligations dated December 13, 1999, to be executed by the Company in respect of the Capital Contribution Agreement and Additional Capital Contribution Agreement referred to in items numbered 45 and 46 above.

         47. Side Letter dated December 13, 1999 to be executed by the Company VeloCom Brasil and Brasil Holdings in respect of the Additional Capital Contribution Agreement referred to in item 46 above.


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

         48. Commitment Letter dated as of August 10, 1999 from Nortel Networks Corporation, Northern Telecom do Brasil Comercio e Servicos Ltda. and Northern Telecom do Brasil Industria e Comercio Ltda. to Bell Canada International (Brazil Telecom 1) Limited, SLI, Qualcomm Brasil, Taquari, VeloCom Brasil, Vesper, Bell Canada, VeloCom, Qualcomm, Rio Purus Participacoes Ltda., CFL Participacoes Ltda., Samuel Liberman and Guillermo Liberman.

         49. Letter Agreement dated August 10, 1999 by and among Nortel Networks Corporation, Northern Telecom do Brasil Comercio e Servicos Ltda. and Northern Telecom do Brasil Industria e Comercio Ltda., Bell Canada International (Brazil Telecom 1) Limited, SLI, Qualcomm Brasil, Taquari, VeloCom Brasil, Vesper, Bell Canada, VeloCom, Qualcomm, Rio Purus Participacoes Ltda., CFL Participacoes Ltda., Samuel Liberman and Guillermo Liberman.

         50. Technical Assistance Agreement between the Company and Formus International dated September 27, 1999.

         51. Management Rights Agreement dated October 28, 1999 between the Company and Crescendo III.

         52. Assignment and Assumption Agreement between Formus International Inc. and the Company dated September 27, 1999 in connection with a certain Uruguay LMDS development project.

         53. Consulting Agreement dated October 22, 1999, by and between Rigoberto Costa and the Company.

         54. Loan Agreement dated as of November 19, 1999 among the Company, as borrower, and Telecom Partners II, L.P., Crescendo World Fund, L.L.C., Eagle Ventures WF, LLC, Crescendo III, L.P., Crescendo III, GbR, Crescendo III Executive Fund, L.P., Centennial Fund V., L.P., Centennial Holdings I, LLC, SLI Wireless S.A., Formus Communications - Latin America Holdings, LLC.

         55. Term sheet between BankAmerica International Investment Corporation and the Company dated December 1, 1999.

         56. Purchase Agreement dated December 6, 1999 between the Company and the investors listed therein.

         57. Second Amended and Restated Investors Agreement between the Company and the stockholders listed therein.

         58. Memorandum of Understanding between the Company, Ejemil S.A., Odecar S.A., Mr. Diego Beltran Storace and El Pais S.A. dated November 29, 1999.

         59. Letter of Intent between the Company, Bell Canada International, BRHS S.A. and Roberto Jose Rigotto de Gouvea dated December 21, 1999.

         60. Escrow Agreement between the Company, Bell Canada International, BRHS S.A. and Roberto Jose Rigotto de Gouvea and State Street Bank and Trust Company dated December 21, 1999.

         61. Amended and Restated Shareholders Agreement (Vesper Holding) dated as of December 16, 1999 between the Company, Vesper Holding, Brasil Holding, Bell Canada International and Qualcomm, and their affiliates.

         62. Amended and Restated Shareholders Agreement (Vesper Sao Paulo Holding) dated as of December 23, 1999 between the Company, Brasil Holdings, Vesper Sao Paulo Holding, Bell Canada International and Qualcomm, and their affiliates.

         63. Shareholder Pledge Agreement in respect of the Nortel/Ericsson Financing dated December 16, 1999 between Bell Canada International, the Company, Qualcomm, BCI Brazil, Brasil Holdings, Qualcomm Brasil and the Collateral Agent.

         64. Sponsor Support Agreement (Lucent) dated December 27, 1999 between Lucent, Bell Canada International, Qualcomm, Brasil Holdings, the Company and their affiliates.

         65. Substitute Financing Letter dated December 27, 1999, between Vesper Sao Paulo Holding, Lucent, Bell Canada International, Qualcomm, Brasil Holdings, the Company and their affiliates.

         66. Marketing Assistance Letter dated December 27, 1999 between Lucent, Bell Canada International, Qualcomm, Brasil Holdings, Vesper Sao Paulo Holding, the Company and their Affiliates.

         67. Memorandum of Understanding dated December 21, 1999 between the Company and Qualcomm Incorporated.

VELOCOM BRASIL

         1. Commitment Letter dated as of August 10, 1999 from Nortel Networks Corporation, Northern Telecom do Brasil Comercio e Servicos Ltda. and Northern Telecom do Brasil Industria e Comercio Ltda. to Bell Canada International (Brazil Telecom 1) Limited, SLI, Qualcomm Brasil, Taquari, VeloCom Brasil, Vesper, Bell Canada, VeloCom, Qualcomm, Rio Purus Participacoes Ltda., CFL Participacoes Ltda., Samuel Liberman and Guillermo Liberman.

         2. Letter Agreement dated August 10, 1999 by and among Nortel Networks Corporation, Northern Telecom do Brasil Comercio e Servicos Ltda. and Northern Telecom do Brasil Industria e Comercio Ltda., Bell Canada International (Brazil Telecom 1) Limited, SLI, Qualcomm Brasil, Taquari, VeloCom Brasil, Vesper, Bell Canada, VeloCom, Qualcomm, Rio Purus Participacoes Ltda., CFL Participacoes Ltda., Samuel Liberman and Guillermo Liberman.

         3. Shareholders Agreement between Taquari, SLI, Qualcomm Brasil, Bell Canada, VeloCom Brasil and Vesper, dated February 4, 1999.

         4. Option Agreement between Bell Canada and VeloCom Brasil, dated February 4, 1999.

         5. Agreement between VeloCom Brasil and Qualcomm Brasil, dated February 4, 1999, concerning Option Agreement.

         6. Shareholders Agreement between Taquari, SLI, Qualcomm Brasil, Bell Canada, VeloCom Brasil and Vesper Holding, dated February 4, 1999.

BRASIL HOLDINGS

         1. Shareholders Agreement between SLI, Qualcomm Brasil, Bell Canada International (MegaTel) Limited, Brasil Holdings and Vesper Sao Paulo Holding dated as of July 30, 1999.

         2. Option Agreement dated as of July 30, 1999 by and between Bell Canada International (MegaTel) Limited and Brasil Holdings.

         3. Capital Contribution Agreement to be executed by Brasil Holdings dated December 13, 1999 in favor of ABN Amro as agent for certain lenders.

         4. Additional Capital Contribution Agreement to be executed by Brasil Holdings dated December 13, 1999 in favor of ABN Amro as agent for certain lenders.

         5. Side Letter dated December 13, 1999 to be executed by the Company and Brasil Holding in respect of the Additional Capital Contribution referred to above.

         6. Amended and Restated Shareholders Agreement (Vesper Holding) dated as of December 16, 1999 between the Company, Vesper Holding, Brasil Holdings, Bell Canada International and Qualcomm, and their affiliates.

         7. Amended and Restated Shareholders Agreement (Vesper Sao Paulo Holding) dated as of December 23, 1999 between the Company, Brasil Holdings,

         Vesper Sao Paulo Holding, Bell Canada International, Qualcomm and their affiliates.

         8. Shareholder Pledge Agreement in respect of the Nortel/Ericsson Financing dated December 16, 1999 between Bell Canada International, the Company, Qualcomm, BCI Brasil, Brasil Holdings, Qualcomm Brasil and the Collateral Agent.

         9. Substitute Financing Side Letter, dated December 27, 1999, among Qualcomm, the Company, BCI, the Lenders and the Agents.

VESPER HOLDING

         1. Shareholders Agreement between Taquari, SLI, Qualcomm Brasil, Bell Canada, VeloCom Brasil and Vesper Holding, dated February 4, 1999.

         2. Common Terms Agreement to be executed between Vesper, Vesper Holding, ABN Amro and the lenders thereto dated December 13, 1999.

         3. Amended and Restated Shareholders Agreement dated as of December 16, 1999 between the Company, Vesper Holding, Bell Canada, Brasil Holding, Qualcomm, and their affiliates.

         4. Capital Contribution Agreement dated December 13, 1999 between Vesper Holding and the Collateral Agent (Nortel/Ericsson financing).

         5. Stock Pledge Agreement in respect of stock of Vesper dated December 16, 1999 between Vesper Holding, and the Collateral Agent and related powers of attorney.

         6. Guaranty executed by Vesper Holding in respect of Vesper dated December 16, 1999.

         7. Shareholder Pledge Agreement and related filings dated December 16, 1999 executed by Vesper Holding.

VESPER SAO PAULO HOLDING

         1. Shareholders Agreement between SLI, Qualcomm Brasil, Bell Canada International (MegaTel) Limited, Brasil Holdings and Vesper Sao Paulo Holding dated as of July 30, 1999.

         2. Amended and Restated Shareholders Agreement between Qualcomm Brasil, Bell Canada, Brasil Holdings, the Company, Vesper Sao Paulo Holding and their affiliates dated as of December 23, 1999.

         3. Sponsor Support Agreement dated December 27, 1999 in respect of Lucent financing.

         4. Lucent Credit Agreement dated December 27, 1999 between Vesper Sao Paulo Holding, Vesper Sao Paulo, and Lucent.

         5. Common Agreement dated December 27, 1999 between Vesper Sao Paulo Holding, Vesper Sao Paulo, Lucent and the Collateral Agent.

         6. Pledge and Related Security Agreements in respect of the Lucent financing referred to above.

VESPER

         1. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Local, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e Canbra Telefonica S.A.

         2. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Longa Distancia Nacional de Ambito Intra-Regional, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e Canbra Telefonica S.A.

         3. The following described lease agreements:

                  (i) LOCATION: Rooms 801, 802, 803 and 806 of the 8th floor with right to use 06 (six) vacancies at the garage - numbers 56, 57, 58, 59, 60 and 64 which correspond to the floors mentioned, at the building located at 3131, President Vargas Avenue, Cidade Nova, Rio de Janeiro.
                           TERM: 60 (sixty) months with right to renew for an additional 60 (sixty) months.
                           AMOUNT: The monthly rent is R$42.787,00 (forty-two thousand and seven hundred and eighty seven reais).
                           RENEWAL: May 6, 2004.

                  (ii) LOCATION: 24th and 25th floors of the building located at 500, Chile Avenue, Rio de Janeiro with right to use 36 (thirty-six) vacancies at the garage.
                           TERM: 60 (sixty) months with right to renew for an additional 60 (sixty) months.
                           AMOUNT: The monthly rent is R$66.000,00 (sixty-six thousand reais).
                           RENEWAL:  March 10, 2004.

                  (iii) LOCATION: 21st floor of the building located at 500, Chile Avenue, Rio de Janeiro with right to use 18 (eighteen) vacancies at the garage.

                           TERM: 12 (twelve) months with right to renew for an additional 12 (twelve) months.
                           AMOUNT: The monthly rent is R$33.000,00 (thirty-three thousand reais).
                           RENEWAL: June 6, 2000.

                  (iv) LOCATION: 22nd floor of the building located at 500, Chile Avenue, Rio de Janeiro with right to use 18 (eighteen) vacancies at the garage.
                           TERM: 12 (twelve) months with right to renew for an additional 48 (forty-eight) months.
                           AMOUNT: The monthly rent is R$33.000,00 (thirty-three thousand reais).
                           RENEWAL: June 20, 2000.

                  (v) LOCATION: 23rd floor of the building located at 500, Chile Avenue, Rio de Janeiro with right to use 18 (eighteen) vacancies at the garage.
                           TERM: 60 (sixty) months with right to renew for an additional 60 (sixty) months.
                           AMOUNT: The monthly rent is R$33.000,00 (thirty-three thousand reais).
                           RENEWAL: May 13, 2004.

                  (vi) LOCATION: 01, Rio Branco Avenue, Santa Lucia, Vitoria, Espirito Santo.
                           TERM: 60 (sixty) months with right to renew for an additional 60 (sixty) months.
                           AMOUNT: The monthly rent is R$18.000,00 (eighteen thousand reais).
                           RENEWAL: June 10, 2004.

         4. Technical Services Agreement between Bell Canada and Vesper dated May 27, 1999.

         5. Secondment Agreement dated as of May 27, 1999 between Vesper and Bell Canada.

         6. Technical Services Agreement dated as of May 27, 1999 between Vesper and Bell Canada.

         7. Contrato de Interconexao de Redes de Telecomunicacoes Entre a Embratel (Empresa Brasileira de Telecomunicacoes S.A.) e a Vesper.

         8. Contrato de Interconexao de Redes de Telecomunicacoes Entre a Vesper e a Concessionarios do STFC - Regiao 1 (Tele Norte Leste).

         9. Program Agreement established between the State of Rio de Janeiro and Vesper dated July 13, 1999.

         10. Memorandum of Understanding between Vesper and BCP S.A. dated May 21, 1999.

         11. Memorandum of Understanding between CGI Telecom International Inc. and Vesper, dated as of June 23, 1999, and respective amendment dated October 15, 1999.

         12. Deed of a promise of purchase and sale of land in the city of Macae entered between Vesper and Rocinio Oliveira Fragoso dated July 30, 1999.

         13. Deed of a promise of purchase and sale of a building in the city of Belem entered between Vesper and Angelo Jose Barletta Grisolia and Vicente Grisolia Neto dated July 19, 1999.

         14. Equipment Supply Agreement between Ericsson Inc. and Vesper dated August 4, 1999.

         15. Commitment Letter dated as of August 10, 1999 from Nortel Networks Corporation, Northern Telecom do Brasil Comercio e Servicos Ltda. and Northern Telecom do Brasil Industria e Comercio Ltda. to Bell Canada International (Brazil Telecom 1) Limited, SLI, Qualcomm Brasil, Taquari, VeloCom Brasil, Vesper, Bell Canada, VeloCom, Qualcomm, Rio Purus Participacoes Ltda., CFL Participacoes Ltda., Samuel Liberman and Guillermo Liberman.

         16. Letter Agreement dated August 10, 1999 by and among Nortel Networks Corporation, Northern Telecom do Brasil Comercio e Servicos Ltda. and Northern Telecom do Brasil Industria e Comercio Ltda., Bell Canada International (Brazil Telecom 1) Limited, SLI, Qualcomm Brasil, Taquari, VeloCom Brasil, Vesper, Bell Canada International Inc., Velocom, Qualcomm, Rio Purus Participacoes Ltda., CFL Participacoes Ltda., Samuel Liberman and Guillermo Liberman.

         17. Summary of Indicative Terms and Conditions dated August 4, 1999 proposed by Nortel Networks Corporation.

         18. Contrato de Locacao de Area e Compartilhamento de Infra-Estructura entre a Empresa Brasileira de Telecomunicacoes S.A. -EMBRATEL e a Vesper

         19. Contrato de Locacao de Sistema de Telecomunicacoes entre a Light Telecom Ltda. e a Vesper

         20. Commitment Letter between Ericsson, Qualcomm and Vesper dated August 4, 1999.

         21. Contract for Services between Vesper and Netstream Telecom Ltda. dated as of August 15, 1999.

         22. Instrument for the Construction of Call Center between Vesper and Engineering S.A. Servicios Tecnicos dated August 27, 1999.

         23. Interconnection Agreement between Vesper and Intelig
         Telecomunicaciones.

         24. Senior Secured Note Purchase Agreements each dated December 13, 1999 between Vesper and Nortel Networks Corporation, Qualcomm/Ericsson, Harris Corporation and ABN Amro, as agent and related loan documentation.

         25. Common Terms Agreement dated December 13, 1999 between Vesper, Vesper Holding, ABN Amro and the lenders thereto dated December 1999.

         26. Technical Assistance Agreement between VeloCom and Vesper to be effective as of November 30, 1999.

         27. Equipment Supply and Services Agreement dated July 9, 1999 between Vesper, Nortel Networks Corporation, Northern Telecom do Brasil Industria e Comerico Ltda. and Northern Telecom do Brasil Comerico e Servicios Ltda.

         28. License for Packet Switched Network Services issued by Anatel on September 23, 1999.

         29. License for Circuit Switched Network Services issued by Anatel on September 23, 1999.

         30. License for Dedicated Line Services issued by Anatel on September 23, 1999.

         31. License for Special Services of Audio and Video Signal issued by Anatel on September 23, 1999.

         32. License for Retransmission issued by Anatel on September 23, 1999.

         33. Fiber Contract between Vesper and Energedes dated August 12, 1999.

         34. Switch Site Lease Contract between Vesper and Embratel.

         35. Fiber Contract between Vesper and Metrored dated September 3, 1999.

         36. Colocation Agreement between Vesper and North Brazil Telecom dated October 1999.

         37. Memorandum of Understanding between Vesper and NQT for fiber.

         38. Memorandum of Understanding between Vesper and Barramas for dark fiber and ducts.

         39. Memorandum of Understanding between Vesper and Escelsa for fiber.

         40. Satellite Agreement between Vesper and Embratel dated September 3, 1999.

         41. Mobile Interconnection Agreements with Telefonica, ATL, TIW, NBT, Maxitel, BSE and TIM.

         42. Local Backbone Agreement between Vesper and Escelsa dated October 20, 1999.

         43. Local and Long Distance Backbone Agreements between Vesper and NQT dated October 20, 1999.

         44. Equipment Supply and Services Agreement between Vesper and NEC do Brasil for Macapu and Boa Vista.

         45. Equipment Supply and Services Agreement with Priority Call Management for Prepaid and Voice Mail Solution.

         46. CPE Equipment Supply Letter of Intent with Motorola.

         47. Consulting Services Agreement with Spectralliance LLC.

         48. CPE Equipment Supply Letter of Intent with LG Information Communications.

         49. Fiber Lease Contract with NQT.

         50. Capital Contribution Agreement dated December 13, 1999 between Vesper Holdings, Vesper, Bell Canada, Qualcomm, Brasil Holdings, and the Collateral Agent.

         51. Global Notes executed by Vesper in favor of Nortel, Qualcomm/Ericsson and Harris Corporation dated December 13, 1999.

         52. Exchange Debt Agreement between Vesper, Nortel, Qualcomm, Ericsson and Harris Corporation dated December 16, 1999.

         53. Equipment Pledge Agreement dated December 16, 1999 executed by Vesper in favor of the Collateral Agent and various related powers of attorney.

         54. Receivables Pledge Agreement dated December 16, 1999 between Vesper and the Collateral Agent and related powers of attorney.

         55. Eight Deposit Account Agreements dated December 16, 1999 executed by Vesper in favor of the Collateral Agent.

         56. Contracts Pledge Agreement dated December 16, 1999 executed by Vesper in favor of the Collateral Agent and related power of attorney.

         57. Cash Collateral Pledge Agreement dated December 16, 1999 between Vesper and the Collateral Agent.

         58. Proceeds Account Pledge Agreement dated December 16, 1999 between Vesper and the Collateral Agent.

         59. Mortgages executed by Vesper in connection with Nortel/Qualcomm/ Ericsson/Harris Corporation financing.

         60. Fee letters executed by Vesper in connection with financings dated December 13, 1999.

         61. Paying Agency Agreement dated December 13, 1999 between Vesper and Chase Manhattan Bank.

         62. Equipment Supply Agreement dated December 6, 1999 between Vesper and Motorola do Brasil.

         63. Financing Commitment letter between Vesper and Motorola do Brasil.

MEGATEL

         1. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Local, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e MegaTel.

         2. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Longa Distancia Nacional de Ambito Intra-Regional, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e MegaTel.

         3. The following described lease agreements:

                  (i) LOCATION: 11th floor, parts A and B of the building Villa-Lobos, with right to use 36 (thirty-six) vacancies at the garage of the mentioned building which is located at Nacoes Unidas Avenue number 4.777, at Sao Paulo, State of Sao Paulo, Brazil.
                           TERM: 60 (sixty) months with right to renew for an additional 60 (sixty) months.
                           AMOUNT: R$37.159,00
                           RENEWAL: 06/30/2.004

                  (ii) LOCATION: 10th floor, part B of the building mentioned above with right to have 18 (eighteen) vacancies at the garage of the same building, located at the same address.
                           TERM: 60 (sixty) months with right to renew for an additional 60 (sixty) months.
                           AMOUNT: R$18.579,00
                           RENEWAL: 06/30/2.004

                  (iii) LOCATION: 12th floor, parts A and B of the building mentioned above with right to have 36 (thirty-six) vacancies at the garage of the same building, located at the same address.
                           TERM: 60 (sixty) months with right to renew for an additional 60 (sixty) months.
                           AMOUNT: R$92.897,50
                           RENEWAL: 06/30/2.004

         4. Know-how Transfer and Technical Services Agreement between Bell Canada and MegaTel dated as of July 30, 1999.

         5. Agreement between IBM Brasil Leasing Arrendamento Mercantil S.A. and MegaTel dated July 21, 1999.

         6. Letter of Understanding dated as of July 30, 1999 between MegaTel and Bell Canada.

         7. Secondment Agreement dated as of July 30, 1999 between Bell Canada and MegaTel.

         8. Technical Services Agreement dated as of July 30, 1999 between Bell Canada and MegaTel.

         9. Equipment Supply Agreement dated September 27, 1999 between MegaTel and Lucent.

         10. Commitment Letter between Lucent Technologies Network Systems do Brasil Ltda. and MegaTel dated September 27, 1999.

         11. Interconnection Agreement between MegaTel and Bonari dated August 15, 1999.

         12. Interconnection Agreement between MegaTel and Embratel dated August 10, 1999.

         13. Agreement between MegaTel and Netstream S.A. regarding use of fiber.

         14. License for Packet Switched Network Services issued by Anatel on September 23, 1999.

         15. License for Circuit Switched Network Services issued by Anatel on September 23, 1999.

         16. License for Dedicated Line Services issued by Anatel on September 23, 1999.

         17. License for Special Services of Audio and Video Signal issued by Anatel on September 23, 1999.

         18. License for Retransmission issued by Anatel on September 23, 1999.

         19. Interconnection Agreement between MegaTel and Telesp dated August 20, 1999.

         20. Fiber Agreement between MegaTel and Eletropaulo.

         21. Agreement between MegaTel and SAP.

         22. Contrato de Arrendamento Mercantil com a IBM Brasil Leasing Arrendamento Mercantil S.A. para o arrendamento mercantil de equipamentos de informatica e telecomunicacoes, dentre outros com IBM Brasil - Industria, Maquinas e Servicos Ltda. e Northern Telecom do Brasil Comercio e Servicos Ltda. ("leasing agreement with IBL for IT and Telecom/call center equipment, includes IBM and other IT vendors as well as Nortel").

         23. Contrato de fornecimento de equipamentos e servicos de telecomunicacoes com a Lucent Technologies Network Systems do Brasil Ltda. e outros. ("supply agreement with Lucent Technologies").

         24. Compromisso de compra e venda dos imoveis ("switch buildings purchase commitments" - the purchase agreements will b probably signed by a finance company which will lease the buildings to us for a 15 year term, still under negotiation) 1. Lapa -Rua Heitor Penteado, n(0) 2.200, Perdizes - Sao Paulo; 2. Jabaquara - Rua Mauro, n(0)s 382 e 384, Saude - Sao Paulo; 3. Osasco - Rua Paulo Licio Rizzo, n(0)s 66 e 96, Vila Osasco - Osasco; 4. Paraiso - Rua Conselheiro Ramalho, n(0) s 778 e 768 - Bela Vista - Sao Paulo; 5. Sao Bernardo -Avenida Piraporinha , n(0) 125, Piraporinha - Sao Bernardo do Campo; 6. Campinas - Marechal Rondon.

         25. Licenca para transporte de dados - ANATEL ("data transport license"
         - under analysis by regulatory regarding all possible applications)

         26. Credit Agreement dated December 27, 1999 between Megatel, Vesper Sao Paulo Cayman, the lenders thereto and the administrative agent.

         27. Common Agreement dated December 27, 1999 between Megatel, Vesper Sao Paulo Holding, Lucent and the Collateral Agent.

         28. Pledge and Security Agreements and other collateral documents executed in connection with the Lucent financing referred to above.

         29. Equipment Supply Agreement dated December 1999 between Megatel and Motorola do Brasil.

         30. Interconnection Agreement, dated August 5, 1999, between Intelig (Bonari Holding) and Megatel.

         31. Interconnection Agreement, dated August 20, 1999, between Embratel and Megatel.

         32. Interconnection Agreement, dated August 20, 1999, between Telefonica and Megatel.

         33. Interconnection Agreement, dated August 20, 1999, between Compania Telefonica da Borda do Campo and Megatel.

         34. Interconnection Agreement, dated November 16, 1999, between BCP and Megatel.

         35. Interconnection Agreement, dated November 26, 1999, between Tess and Megatel.

         36. Lease Agreement, dated August 20, 1999, between Megatel and IBM.

         37. Lease Agreement, dated August 20, 1999, between Megatel and IBM.

         38. Lease Agreement, dated August 20, 1999, between Megatel and IBM.

         39. Know-How Transfer and Technical Services Agreement, dated December 27, 1999, between BCI and Megatel.

         40. Credit Agreement dated as of December 27, 1999, among Vesper Sao Paulo Holdings, Megatel, Vesper Cayman Sao Paulo, the Lenders thereunder and Societe Generale, New York Branch, as Administrative Agent.

         41. Paying Agency Agreement dated as of December 27, 1999, among the Japanese Paying Agent, Megatel and Vesper Cayman Sao Paulo.

         42. Share Pledge Agreement, dated December 27, 1999, by and among Vesper Holdings, Qualcomm do Brasil S.A., Vesper Cayman Sao Paulo, and the Lenders.

         43. Secondment Agreement, dated December 27, 1999 between BCI and Megatel.

         44. Substitute Financing Side Letter, dated December 27, 1999, among Qualcomm, the Company, BCI, the Lenders and the Agents.

         45. Technical Services Agreement dated July 30, 1999, between BCI and Vesper, as amended by Amendment No. 1, dated December 23, 1999, between the same parties.

         46. Telecom and Eletropaulo Rental Agreement, dated October 22, 1999, by and among Megatel, Eletropaulo Telecomunicacoes Ltda. and Eletropaulo Metropolitana Eletricidade de Sao Paulo S.A.

         47. Loan Guarantee, dated as of December 27, 1999, made by Megatel in favor of the Collateral Agent.

         48. Fee letter dated December 27, 1999, between Megatel and Lucent.

TMC

         1. Limited Liability Company Agreement: dated as of February 11, 1999, among SLI, PCN, Argentina LLC, and TMC.

         2. Agreement for Lease of Telecommunications Network dated as of January 11, 1999, between Smartel and TMC.

         3. Agreement for Lease of Telecommunications Network dated as of January 11, 1999 between Formus Argentina and TMC.

         4. Agreement for Lease of Telecommunications Network dated as of January 11, 1999 between Telelatina and TMC.

         5. Management Agreement dated as of February 11, 1999 between Smartel and TMC.

         6. Management Agreement dated as of February 11, 1999 between Telelatina and TMC.

         7. Management Agreement dated as of February 11, 1999 between Formus Argentina and TMC.

         8. Sales And Assignment Agreement dated as of February 11, 1999 between Telelatina and TMC.

         9. Trial Agreement, effective as of August 10, 1998 among Lucent Technologies World Services Inc., Lucent Technologies S.A Argentina and Telelatina. Assigned in favor of TMC on March 11, 1999.

         10. Purchase and Sale Agreement (Products, Software And Services), among Lucent Technologies World Services Inc., Lucent Technologies S.A Argentina and Telelatina executed on February 20, 1999, February 23, 1999 and February 26, 1999, respectively. Assigned in favor of TMC on March 11, 1999.

         11. Lease Agreement with Option to Purchase between Lucent Technologies Sociedad Anonima and TMC, dated as of June 25, 1999.

         12. Lease Agreement with Option to Purchase between Lucent Technologies Sociedad Anonima and TMC, dated as of June 25, 1999.

         13. Purchase Order between Lucent Technologies World Services Inc., Lucent Technologies S.A Argentina and TMC dated as of July 8, 1999.

         14. Services Contract, dated February 25, 1999 between IMPSAT S.A and TMC.

         15. Services Contract, dated April 21,1999 between Codner & Co. Personas y Organizaciones S.R.L and TMC.

         16. Lease Contract, dated March 12, 1999 between Eduardo Manuel Stigol (Lessor) and Rigoberto Almeida Costa (Lessee). Property Location: Godoy Cruz 3046, Apartment 23 "Golf".

         17. Lease Contract, dated March 17, 1999 between Jorge Eduardo Taquini (Lessor) and TMC (Lessee). Property Location: Sinclair 3158, Apartment 9B.

         18. Lease Contract, dated March 17, 1999 between Gerardo Adrian Blachman (Lessor) and TMC (Lessee). Property Location: Mendoza 1925, 4th Floor.

         19. Lease Contract, dated March 26, 1999 between Forobra S.A (Lessor) and TMC (Lessee). Property Location: Av. San Martin 638/40.

         20. Lease Contract, dated March 10, 1999 between Financiera Buenos Aires S.A(Lessor) and TMC (Lessee). Property Location: Maipu 255, 19th Floor, with three (3) fixed parking spaces.

         21. Gratuitous Assignment Of Lease Contract, dated March 10, 1999 among Telelatina (Assignor), TMC (Assignee) and Financiera Buenos Aires S.A (Lessor). Property Location: Maipu 255, 20th Floor, three (3) fixed parking spaces and space on the terrace for installation of telecommunication equipment (as gratuitous commodatum).

         22. Lease Contract, dated July 5, 1999 between Consorcio de Propietarios de La Calle Ugarteche 2871/73/75/77 (Lessor) and TMC (Lessee). Property Location: Ugarteche 2873; space on the terrace of the building for the installation of telecommunication equipment.

         23. Lease Contract, dated June 9, 1999 between Consorcio De Propietarios Avenida De Los Incas numero 3310 esquina calle CONDE numeros 1586 y 1594 Capital Federal (Lessor) and TMC (Lessee). Property
         Location: Av. de los Incas

         3310; space on the terrace of the building for the installation of telecommunication equipment.

         24. Lease Contract, dated June 18, 1999 between COCABA S.R.L (Lessor) and TMC (Lessee). Property Location: Arcos 3433; space on the terrace of the building for the installation of telecommunication equipment.

         25. Lease Contract, dated June 18, 1999 between Consorcio de Propietarios de La Calle ARCOS 2419 (Lessor) and TMC (Lessee). Property
         Location: Arcos 2419; space on the terrace of the building for the installation of telecommunication equipment.

         26. Lease Contract, dated June 25, 1999 between Consorcio de Propietarios Del Edificio de La Calle Chile1342/44 (Lessor) and TMC (Lessee). Property Location: Chile 1342/44; space on the terrace of the building for the installation of telecommunication equipment.

         27. Lease Contract, dated June 30, 1999 between Consorcio de Propietarios de La Calle Honduras 5597 (Lessor) and TMC (Lessee). Property Location: Honduras 5597; space on the terrace of the building for the installation of telecommunication equipment.

         28. Lease Contract, dated June 30, 1999 between Consorcio de Propietrios de La Calle Medrano 1670 (Lessor) and TMC (Lessee). Property Location: Medrano 1670; space on the terrace of the building for the installation of telecommunication equipment.

         29. Lease Contract, dated June 18, 1999 between Consorcio de Propietarios Edificio Galeria Jardin (Lessor) and TMC (Lessee). Property Location: Florida 537/71; space on the terrace of the building for the installation of telecommunication equipment.

         30. Electric Supply Contract, dated May 11, 1999 between Edesur S.A and TMC.

         31. Service Contract, dated May 17, 1999 between TMC and Tamabru S.A

         32. Lease Contract, dated July 15, 1999 between Consorcio de Propietarios Del Edificio Ubicado En La Calle Teniente General Juan D. Peron 1457 (Lessor) and TMC, Sucursal Argentina (Lessee). Property
         Location: Teniente General Juan D. Peron 1457, Buenos Aires, space on the terrace of the building for the installation of telecommunication equipment.

         33. Lease Contract, dated July 8, 1999 between Demaria Construcciones S.A. (Lessor) and TMC, Sucursal Argentina (Lessee); Property Location:
         Demaria

         4721, Buenos Aires; space on the terrace of the building for the installation of telecommunication equipment.

         34. Service Order, subscribed between Metrored and TMC, dated as of June 15, 1999.

         35. Service Order, subscribed between Metrored and TMC, dated as of June 22, 1999.

         36. Purchase Order, subscribed by TMC to Idabour Construcciones, dated as of June 15, 1999.

         37. Subscription and Redemption of Mutual Funds, dated July 16, 1999 between Citibank N.A. and TMC.

         38. Maintenance Service Contract, dated as of July 1,1999 between TMC and Lucent Technologies S.A. Argentina.

         39. Lease Contract, dated July 23, 1999 between Consorcio de propietarios Ramon Freire 3005 (Lessor) and TMC, Sucursal Argentina (Lessee); Property Location: Ramon Freire 3005, Buenos Aires; space on the terrace of the building for the installation of telecommunication equipment.

         40. Lease Contract, dated July 25, 1999 between Consorcio de propietarios Olleros 2344 (Lessor) and TMC, Sucursal Argentina (Lessee); Property Location: Olleros 2344, Buenos Aires; space on the terrace of the building for the installation of telecommunication equipment.

         41. Lease Contract, dated August 20, 1999 between Consorcio de Propietarios de Larrea 785 and TMC. Property Location: Larrea 785; space on the terrace of the building for the installation of telecommunications equipment.

         42. Lease Contract, dated September 13, 1999 between Asoc. Civil y Mutual Circular Militar and TMC. Property Location: Santa Fe 760, space on the terrace of the building for the installation of telecommunications equipment.

         43. Lease Contract, dated October 8, 1999 between Consorcio de Propietarios de Av. Gral. Las Heras 2263 and TMC. Property location:
         Heras 2263; space on the terrace of the building for the installation of telecommunications equipment.

         44. Lease Contract, dated September 10, 1999 between Prefectura Naval Argentina and TMC. Property Location: Edificio Guardacostas; space on the terrace of the building for the installation of telecommunications equipment.

         45. Lease Contract, dated September 6, 1999 between Consorcio de Propietarios de Maure 3149/51 and TMC. Property Location: Maure 3149/51;

         space on the terrace of the building for the installation of telecommunications equipment.

         46. Services Contract, dated March 23, 1999 between El Sitio and TMC.

         47. Letter of Intent dated July 28, 1999, between TMC and Transistemas S.A.

         48. Purchase Order dated July 8, 1999 between TMC and Lucent Technologies S.A. Argentina and Lucent Technologies World Services Inc. in respect of $10,739,987 of equipment.

TELELATINA

         1. Memorandum Of Understanding "Memorandum de Entendimiento" dated July, 1998 between Telelatina and Datacoop S.A

         2. Management Agreement, as of February 11, 1999 between Telelatina and TMC.

         3. Agreement for Lease of Telecommunications Network, as of January 11, 1999 between Telelatina and TMC.

         4. Lease Contract, dated June 24, 1998 between Consorcio de Propietarios del Edificio Ubicado en La Calle Dorrego 2699 (Lessor) and TMC (Lessee). Property Location: Dorrego 2699.

         5. Infrastructure Sharing Agreement, as of February 11, 1999 among Telelatina, Smartel and Formus Argentina.

         6. Agreement for the Rendering of Services, as of May 31, 1999 between Telelatina and Gire S.A.

         7. Sales and Assignment Agreement, as of February 11, 1999 between Telelatina and TMC.

SMARTEL

         1. Infrastructure Sharing Agreement, as of February 11, 1999 among Telelatina, Smartel and Formus Argentina.

         2. Agreement For Lease of Telecommunications Network, as of January 11, 1999, between Smartel and TMC.

         3. Management Agreement, as of February 11, 1999 between Smartel and
         TMC.

FORMUS ARGENTINA

         1. Management Agreement dated as of February 11, 1999 by and among Formus Argentina and TMC.

         2. Agreement for Lease of Telecommunications Network dated as of January 11, 1999 by and among Formus Argentina and TMC.

         3. Infrastructure Sharing Agreement dated as of February 11, 1999 by and among Telelatina, Formus Argentina and Smartel.

FORMUS CHILE

         Foreign Investment Contract with Chile.

FORMUS COLOMBIA

         1. Purchase order to Wireless Inc. for $125,000 to purchase six 38 GHz links.

         2. Purchase Order Agreement between Formus Colombia and Tess dated October 1999.

ARGENTINA LLC

         Limited Liability Company Agreement dated as of February 11, 1999, among SLI, PCN, Argentina LLC, and TMC.

COLOMBIA LLC

         Consulting Agreement dated January 27, 1998 by Jacobson & Associates, Inc. and Colombia LLC.

VESPER CAYMAN

         1. Purchase Fee Letters dated December 13, 1999 between Vesper Cayman and ABN Amro.

VESPER SAO PAULO CAYMAN LTDA.

         1. Common Terms Agreement, Credit Agreement and various pledge and security documents executed in connection with the Lucent vendor financing.

EJEMIL S.A. AND ODECAR S.A.

         1. Memorandum of Understanding between the Company, Ejemil S.A., Odecar S.A., Mr. Diego Beltran Storace and El Pais S.A. dated November 29, 1999.

                                  SCHEDULE 3.12

                                  SUBSIDIARIES


                                    [CHART]

                                  SCHEDULE 3.13

                         CAPITALIZATION OF SUBSIDIARIES

VELOCOM BRASIL

         Velocom Brasil has an authorized and issued capital of R$23,377,392.00 divided into 23,377,392 quotas of par value R$1.00 each. In connection with the restructuring of this entity, its capital is being reduced.

BRASIL HOLDINGS

         Brasil Holdings has an authorized capital of US$50,000 divided into 50,000 shares of par value $1.00 each, of which 2 shares are issued and outstanding in the name of VeloCom.

VESPER HOLDING

         Vesper Holding has an authorized and issued capital of R$184,445,760 divided into 536,000 ordinary shares with no par value and 536,000 preferred shares with no par value.

VESPER SAO PAULO HOLDING

         Vesper Sao Paulo Holding has an authorized and issued capital of R$119,119,000 divided into 119,000 ordinary shares with no par value and 119,000 preferred shares with no par value.

VESPER

         Vesper has an authorized and issued capital of R$77,033,010 divided into 431,171 ordinary shares with no par value.

VESPER CAYMAN

         Vesper Cayman has an authorized and issued capital of US$1.00 divided into 1 share.

MEGATEL

         MegaTel has an authorized and issued capital of R$69,913,000 divided into 70,813 ordinary shares with no par value.

VESPER SAO PAULO CAYMAN LTD.

         Vesper Sao Paulo Cayman has an authorized and issued capital of US$1.00 divided into 1 share.

         ENCUMBRANCES

         The shares of Vesper, Vesper Holding, Vesper Sao Paulo Holding and MegaTel are subject to the terms of the respective shareholders agreements, constituent documents and Licenses. The shares of Vesper and MegaTel will be pledged to certain lenders pursuant to the terms of the vendor financing arrangements currently being negotiated as described in the Schedules to this Agreement.

TMC

         Capital contributions of US$15,963,953 have been made to TMC. The number of shares authorized and issued is 1,000.

TELELATINA

         1. Telelatina has an authorized and issued capital of A$1,000,000 divided into 1,000,000 shares with a par value of A$1.00 per share. There is also an irrevocable capital contribution of A$2,242,326 recorded on the books of this company.

         2. Sales And Assignment Agreement, as of February 11, 1999 between Telelatina and TMC.

VELOCOM ARGENTINA

         VeloCom Argentina has an authorized and issued capital of A$3,000 divided into 3,000 quotas of par value A$1.00 each.

WLL ARGENTINA

         WLL Argentina has an authorized and issued capital of A$2,000 divided into 200 quotas of par value A$10.00 each.

SMARTEL

         Smartel has an authorized and issued capital of A$20,000 divided into 20,000 shares with a par value of A$1.00 per share. There is also an irrevocable capital contribution of A$2,000,000 recorded on the books of the Company which has not yet been funded.

PCN

         PCN has an authorized and issued capital of US$100,000, divided into 100,000 shares with a par value of US$1.00 per share. There is also an irrevocable capital contribution of US$4,767,238.86 recorded on the books of this company.

VELOCOM CHILE

         VeloCom Chile has an authorized and issued capital of CH$910,455 divided into 910,455 quotas.

EJEMIL S.A.

         Ejemil S.A. has nominal capital.

ODECAR S.A.

         Odecar S.A. has nominal capital.

CHILE HOLDINGS

         Chile Holdings has an authorized capital of US$50,000 divided into 50,000 shares of par value US$1.00 each, of which 2 shares are issued and outstanding in the name of VeloCom.

COLOMBIA HOLDINGS

         Colombia Holdings has an authorized capital of US$50,000 divided into 50,000 shares of par value US$1.00 each, of which 2 shares are issued and outstanding in the name of VeloCom.

FORMUS ARGENTINA

         Formus Argentina has an authorized and issued capital of A$12,000 divided into 12,000 ordinary shares with a par value of A$1.00.

FORMUS BOLIVIA

         Formus Bolivia has an authorized and issued capital of Bs$10,000,000 divided into 200 shares or Bs$20,000,000 with a par value of Bs$100,000.

FORMUS CHILE

         Formus Chile has an authorized and issued capital of CH$455,000,455 divided into unlimited equity interest with no par value.

FORMUS COLOMBIA

         Formus Colombia has an authorized and issued capital of C$800,522,200 divided into 8,005,222 shares with a par value of C$100.

FORMUS LA

         Formus LA has one membership interest outstanding which was issued for US$100.

FORMUS PERU

         Formus Peru has an authorized and issued capital of NS$2,700 divided into 2,700 unlimited equity interest with no par value.

FORMUS VENEZUELA

         Formus Venezuela has an authorized and issued capital of B$4,000,000 divided into 2,000 shares with a par value of B$10,000.

ARGENTINA LLC

         Argentina LLC has one membership interest outstanding which was issued for US$100.

BOLIVIA LLC

         Bolivia LLC has one membership interest outstanding which was issued for US$100.

CHILE LLC

         Chile LLC has one membership interest outstanding which was issued for US$100.

COLOMBIA LLC

         Colombia LLC has one membership interest outstanding which was issued for US$100.

PERU LLC

         Peru LLC has one membership interest outstanding which was issued for US$100.

VENEZUELA LLC

         Venezuela LLC has one membership interest outstanding which was issued for US$100.

INTERLOOP BVI

         Interloop BVI has an authorized and issued capital of US$ 3,400,000 divided into 3,400,000 shares with a par value of $1.00 per share.

INTERLOOP COLOMBIA

         Interloop Colombia has an authorized and issued capital of CP$ 2,397,950,000 divided into 2,397,950 shares with a par value of CP$1.00 per share.

                                SCHEDULE 3.14(a)

                           SHARE OWNERSHIP OF COMPANY

                       VELOCOM CAPITAL STRUCTURE - 12/6/99

                                                                 SERIES A       TOTAL SERIES    SERIES B
             NAME                   COMMON     TOTAL COMMON      PREFERRED      A PREFERRED     PREFERRED
             ----                   ------     ------------      ---------      -----------     ---------

Telecom Partners II, L.P.            200,000                       855,556
                                   1,300,000                     2,811,111
                                                 1,500,000       1,939,108       5,605,775        833,333

Centennial Fund V, L.P.              932,600                       652,820
                                                                 2,144,980
                                                                 1,388,831                        250,000

Centennial Fund VI, L.P.                   -                             -                      1,309,809

Centennial Entrepreneurs Fund         28,940                        20,260
V L.P.
                                                                    66,560
                                                                    43,098

Centennial Entrepreneurs Fund              -                             -                         32,745
VI, L.P.

Centennial Holdings I, L.L.C.         38,460                        26,920
                                                                    88,460
                                                 1,000,000          57,275       4,489,204         36,506

Crescendo World Fund, L.L.C.         477,150                       742,234
                                                                   457,649                        106,033

Crescendo III, L.P.                        -                     2,555,555
                                                                   959,128                        633,333


                                    TOTAL SERIES B                  FULLY DILUTED
             NAME                     PREFERRED        OPTIONS        OWNERSHIP       % OWNERSHIP
             ----                   --------------     -------      -------------     -----------

Telecom Partners II, L.P.

                                          833,333                      7,939,108        0.1485

Centennial Fund V, L.P.                                                        -             -
                                                                               -             -
                                                                               -             -

Centennial Fund VI, L.P.

Centennial Entrepreneurs Fund                                                  -             -
V L.P.
                                                                               -             -
                                                                               -             -

Centennial Entrepreneurs Fund
VI, L.P.

Centennial Holdings I, L.L.C.                                                  -             -
                                                                               -             -
                                        1,629,060                      7,118,264        0.1332

Crescendo World Fund, L.L.C.                    -                              -             -
                                                                               -             -

Crescendo III, L.P.                                                            -             -
                                                                               -             -

                      VELOCOM CAPITAL STRUCTURE - 12/6/99

                                                                 SERIES A       TOTAL SERIES    SERIES B
             NAME                   COMMON     TOTAL COMMON      PREFERRED      A PREFERRED     PREFERRED
             ----                   ------     ------------      ---------      -----------     ---------

Eagle Ventures WF, L.L.C.             22,850                        35,544
                                                                    21,916                          5,079

Crescendo III, GbR                        --                            --                         13,059

Crescendo III Executive Fund,             --       500,000              --       4,772,026         18,810
L.P.

SLI Wireless S.A.                  4,330,709     4,330,709       7,840,000       7,840,000      1,500,000

Formus Communications - Latin      1,574,803     1,574,803       7,866,333       7,866,333        933,333
America Holdings, LLC

Janco Capital Management, LLC             --                            --                         41,667

Brad Peery Capital, L.P.                  --                            --                         25,850

Brad Peery Capital Ventures,              --                            --                         21,900
L.P.

Brad Peery Capital                        --                            --                         16,900
International

Brad Peery Capital, Inc.                  --                            --                          2,050

Mellon Ventures II, L.P.                  --                            --                      1,666,667

Taquari Participacoes S.A.         1,035,064     1,035,064              --              --             --



                                   TOTAL SERIES B                  FULLY DILUTED
             NAME                    PREFERRED        OPTIONS        OWNERSHIP       % OWNERSHIP
             ----                  --------------     -------      -------------     -----------

Eagle Ventures WF, L.L.C.                                                    --            --
                                                                                           --

Crescendo III, GbR

Crescendo III Executive Fund,            776,314                      6,048,340        0.1132
L.P.

SLI Wireless S.A.                      1,500,000                     13,670,709        0.2558

Formus Communications - Latin            933,333                     10,374,469        0.1941
America Holdings, LLC

Janco Capital Management, LLC             41,667                         41,667        0.0008

Brad Peery Capital, L.P.                                                                   --

Brad Peery Capital Ventures,                                                               --
L.P.

Brad Peery Capital                                                                         --
International

Brad Peery Capital, Inc.                  66,700                         66,700        0.0012

Mellon Ventures II, L.P.               1,666,667                      1,666,667        0.0312

Taquari Participacoes S.A.                                            1,035,064        0.0194

                      VELOCOM CAPITAL STRUCTURE - 12/6/99

                                                                 SERIES A       TOTAL SERIES    SERIES B
             NAME                   COMMON     TOTAL COMMON      PREFERRED      A PREFERRED     PREFERRED
             ----                   ------     ------------      ---------      -----------     ---------

Black Coral Enterprises Inc.         638,164       638,164              --              --             --

C. James Frank                         5,000                         1,862              --             --
                                      14,805        19,805                           1,862             --

Sean White                             1,666         1,666              --              --             --

Francis McInerney                      1,667         1,667              --              --             --

North River Ventures, Inc.             5,000         5,000              --              --
Pension Plan                                                                                           --

Michael Lisogurski                    24,000        24,000              --              --             --

Clarence Endy                          1,000         1,000              --              --             --

DIRECTORS, EMPLOYEES AND                  --       651,948              --         131,133        209,999
OPTIONS


                                             --------------                ---------------      ---------
TOTAL                                           11,283,826                      30,706,333



                                  TOTAL SERIES B                  FULLY DILUTED
             NAME                   PREFERRED        OPTIONS        OWNERSHIP       % OWNERSHIP
             ----                 --------------     -------      -------------     -----------

Black Coral Enterprises Inc.                                           638,164        0.0119

C. James Frank                               --
                                                                        21,667        0.0004

Sean White                                   --                          1,666        0.0000

Francis McInerney                            --                          1,667        0.0000

North River Ventures, Inc.                   --                          5,000        0.0001
Pension Plan

Michael Lisogurski                           --                         24,000        0.0004

Clarence Endy                                --                          1,000        0.0000
                                             --                             --
DIRECTORS, EMPLOYEES AND                209,999    3,798,544         4,791,624        0.0897
OPTIONS
                                                                            --
                                                                            --
                                  -------------    ---------        ----------        -------
TOTAL                                 7,657,073    3,798,544        53,445,776        1.0000

                                SCHEDULE 3.14(b)

              AGREEMENTS RELATING TO EQUITY INTERESTS IN COMPANIES

VELOCOM

         1. Option Agreement dated as of January 15, 1999 among the Company, Bell Canada International Inc., Taquari, SLI, Qualcomm, and BID S.A.

         2. Subscription Agreement between Formus and the Company dated August 20, 1999.

         3. Subscription Agreement between SLI and the Company dated August 20, 1999.

         4. Subscription Agreement between Taquari and the Company dated August 20, 1999.

         5. Amended and Restated Investors Agreement dated as of September 27, 1999 between the Company and its principal stockholders.

         6. Consent and Agreement dated September 22, 1999 between BCI, SLI, Qualcomm, Vicunha and the Company.

         7. Equity Subscription Agreements between the Company and each of Nicolas Kauser, David Leonard, R. Dwayne House, REINCO Corp., Michael
         S. Quinn, C. James Frank, Michael Lisogurski, North River Ventures, Inc. Pension Plan, Francis McInerney, Clarence Endy, Brad Johnson, Sean White, Bernard Schotters, David Leonard, Barry Rowan and David Tomizuka.

         8. Joinder Agreements between the Company and each of R. Dwayne House, REINCO Corp., Nicolas Kauser, Michael S. Quinn, Clarence Endy, David Tomizuka, Brad Johnson and Barry Rowan.

         9. Series A Preferred Stock Purchase Agreement dated as of January 26, 1999 between the Company, Telecom, Centennial and Crescendo.

         10. Second Series A Preferred Stock Purchase Agreement dated as of May 7, 1999 between the Company, Telecom, Crescendo, Centennial, David J. Leonard, Gregory P. Sadler, Fred A. Vierra, Robert McKenzie, C. James Frank, R. Dwayne House and Nicolas Kauser.

         11. Employment Letters between the Company and each of David Leonard, Charles Schneider, Derek Koecher, Henry Peraza, Michael Casullo, Lisa Gamel, Patricia Reichman, R. Dwayne House, John Gowen, Michael Quinn, Barry Rowan, Antonio Salles, Steve Dougherty, Greg Sadler, Julia Hughes, Nicolas

         Kauser, Endy, Brad Johnson, Diego Rodrigues, Willie Hernandez, Mark Johnson, Dave Tomizuka, and Phillip Shoemaker.

         12. Stock Option Agreements between the Company and each of David Leonard (10/1/98), David Leonard (10/1/98), David Leonard (5/21/99), Nicolas Kauser (10/1/98), Nicolas Kauser (5/21/99), Clarence Endy (4/12/99), Clarence Endy (5/21/99), Clarence Endy (5/21/99), Barry
         Rowan (7/12/99); Barry Rowan (7/12/99), John Gowen (12/7/98), John
         Gowen (5/21/99), John Gowen (5/21/99), Michael Quinn (7/16/99), Michael Quinn (7/16/99), Greg Sadler (12/7/98), Greg Sadler (5/21/99), Greg
         Sadler (5/21/99), R. Dwayne House (1/4/99), R. Dwayne House (5/21/99),
         R. Dwayne House (5/21/99), Michael Casullo (3/15/99), Michael Casullo (5/21/99), Derek Koecher (6/7/99), Patricia Reichman (4/1/99), Julia Hughes (10/5/98), Julia Hughes (12/7/98), Julia Hughes (12/7/98), Julia Hughes (5/21/99), Shaun Orton (5/21/99), Lisa Gamel (3/8/99), Lisa Gamel (5/21/99), Brad Johnson (5/3/99), Brad Johnson (5/21/99), Brad Johnson (5/21/99), Charles Schneider (7/11/99), Henry Peraza (6/1/99), Henry Peraza (6/1/99), Fred Vierra (9/17/98), Fred Vierra (5/21/99) and Bernard Schotters (6/18/99), David Tomizuka (10/1/99), Steve Dougherty (8/1/99), Antonio Salles (8/1/99), Luis Gonzalez Lanuza (10/1/99) and Mario Janovich (10/1/99).

         13. Equity Investment Agreement dated October 21, 1999 between the Company and certain of its stockholders.

         14. Purchase Agreement dated December 6, 1999 between the Company and the investors set forth therein.

VELOCOM BRASIL

         1. Option Agreement dated as of February 4, 1999 by and between Bell Canada International (Brazil Telecom I) Limited and VeloCom Brasil.

         2. Agreement dated as of February 4, 1999 by and between VeloCom Brasil and QUALCOMM do Brasil S.A.

         3. Shareholder Agreement between Taquari, SLI, Qualcomm, Bell Canada International (Brazil Telecom I) Limited, VeloCom Brasil and Vesper Holding, dated February 4, 1999.

BRASIL HOLDINGS

         1. Option Agreement dated as of July 30, 1999 by and between Bell Canada International (MegaTel) Limited and Brasil Holdings.

         2. Shareholder Agreement between SLI, QUALCOMM, Bell Canada International (MegaTel) Limited, Brasil Holdings and Vesper Sao Paulo Holding dated July 30, 1999.

         3. Amended and Restated Shareholders Agreement dated as of December 23, 1999 between the shareholders of Vesper Sao Paulo Holding.

         4. Amended and Restated Shareholders Agreement dated as of December 23, 1999 between the shareholders of Vesper Holding.

VESPER HOLDING

         1. Shareholder Agreement between Taquari Participacoes S.A. ("Taquari"), SLI Wireless S.A. ("SLI"), QUALCOMM do Brasil S.A. ("QUALCOMM"), Bell Canada International (Brazil Telecom I) Limited, VeloCom Brasil and Vesper Holding, dated February 4, 1999.

         2. Amended and Restated Shareholder Agreement dated as of December 23, 1999 between the shareholders of Vesper Holding.

VESPER SAO PAULO HOLDING

         1. Shareholder Agreement between SLI, QUALCOMM, Bell Canada International (MegaTel) Limited, Brasil Holdings and Vesper Sao Paulo Holding dated July 30, 1999.

         2. Amended and Restated Shareholders Agreement dated as of December 23, 1999 between the shareholders of Vesper Sao Paulo Holdings.

ARGENTINA LLC

         Oral agreement with Alfredo Iribarren for 1% of Formus Argentina LLC's interest in TMC at such time that a liquidity event occurs.

COLOMBIA LLC

         Consulting Agreement between Colombia LLC and Jacobsen Consulting dated January 27, 1999.

                                SCHEDULE 3.18(a)

                                    LICENSES

VESPER

         1. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Local, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e Vesper.)

         2. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Longa Distancia Nacional de Ambito Intra-Regional, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e Vesper.

         3. License for Packet Switched Network Services issued by Anatel on September 23, 1999.

         4. License for Circuit Switched Network Services issued by Anatel on September 23, 1999.

         5. License for Dedicated Line Services issued by Anatel on September 23, 1999.

         6. License for Special Services of Audio and Video Signal issued by Anatel on September 23, 1999.

         7. License for Retransmission issued by Anatel on September 23, 1999.

Vesper may experience certain delays in meeting its build out obligations under its licenses. The Company does not believe that the impact of these delays will be material but there could be resulting fines due to such delays.


MEGATEL

         1. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Local, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e MegaTel.

         2. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Longa Distancia Nacional de Ambito Intra-Regional, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e MegaTel.

         3. Licenca para transporte de dados - ANATEL ("data transport license"
         - under analysis regarding all possible applications).

MegaTel may experience certain delays in meeting its build out obligations under its licenses. The Company does not believe that the impact of these delays will be material but there could be resulting fines due to such delays.


TELELATINA

         1. By Resolution 2617SC/97 issued by the Secretary of Communications on September 4, 1997, Telelatina was granted a license to provide Value Added Services, Data Transmission Services and Videoconferencing services nationwide.

         2. By Resolution 3064SC/97, issued by the Secretary of Communications on October 15, 1997, Telelatina was granted an authorization to use the frequency bandwidth from 3,450 Mhz to 3,475 Mhz. and from 3,550 Mhz. to 3,575 Mhz. The use of these frequencies is governed by Resolution 2879SC/97 as amended by 869SC/98.

Telelatina has applied for modifications to the build out schedule under its licenses due to the fact that certain of the equipment to be used by it is still in the testing phase. The Company expects that each of these requests for modification will be granted.


SMARTEL

         1. By Resolution 1130SC/98 issued by the Secretary of Communications on May 7, 1998, Smartel was granted a license to provide Value Added Services, Data Transmission Services, Broadcasting signals carriage services and Videoconferencing services.

         2. By Resolution 1247SC/98, issued by the Secretary of Communications on May 22, 1998, Smartel was granted an authorization to use on a precarious basis, for the AMBA (which area comprises the City of Buenos Aires and certain locations nearby), Rosario, Cordoba and Mendoza the frequency bandwidth from 26,850 Ghz to 27,350 Ghz. and from 31,075 Ghz. to 31,150 Ghz. The use of these frequencies is governed by Resolution 869SC/98, as amended.

Smartel has applied for modifications to the build out schedule under its licenses due to the fact that certain of the equipment to be used by it is still in the testing phase. The Company expects that each of these requests for modification will be granted.

FORMUS ARGENTINA

         Bands: E Band which totals 575 MHz and consists of the following frequencies: 25.85 to 26.35 GHz and 29.175 to 29.25 GHz (awarded November 1998). This spectrum assignment may initially be used only in the following cities: AMBA (Area Multiple Buenos Aires), La Plata and Cordoba.

         Services: Data transmission, value added and videoconferencing (awarded September and November 1998).

Formus Argentina has applied for modifications to the build out schedule under its licenses due to the fact that certain of the equipment to be used by it is still in the testing phase. The Company expects that each of these requests for modification will be granted.

FORMUS COLOMBIA

         Bands: 300 MHz at 38 GHz; channels 13, 14, 17 (awarded November 1998). The license fees for the 38 GHz spectrum license has been increased from approximately US$222,000 to approximately US$534,000. This increase is effective for the year 2000 payment due January 2000.

         Services: Local carrier and value added (awarded August 1998 and May
         1999)

Formus Colombia may be slightly delayed in connection with its implementation deadline of the end of November 1999. The Company believes that any delay will be slight and will not have a material adverse effect on its license.

FORMUS PERU

         Bands: 400 MHz at 38 GHz; channels 1-4 (awarded May 1999).

         Services: Local carrier and value added (awarded April 1999).

INTERLOOP COLOMBIA

         1. License to provide Basic Commuted Telephone Service in Colombia. Such license was granted by Resolution 4262 issued on 9/23/97, expiring on 12/23/2007, the scope of this license shall be for the territory of Santa Fe de Bogota, DC (Departamento de Curdinamarca), Cali (Departamento de Valle del Cauca), Medellin (Departamento de Antioquia), Barranquilla (Departamento de Atlantico), Bucaramanga (Departamento de Santander), Cartagena (Departamento de Bolivar), Santa Marta (Departamento de Magdalena), Pereira (Departamento de Risaralda), Cucuta (Departamento del Norte de Santander) y Villavicencio (Departamento del Meta);

         2. License to provide Value Added Services, Telematics services, and the constitution of an Associate Value Added Services Network, which was granted by Resolucion 4472 issued on 10/10/97 expiring on 10/10/2007.

         3. Interloop Colombia was authorized to use the radioelectric spectrum as per Resolution 5195 issued on 29/12/97. By Resolution 106 of 1999, Interloop was authorized to use exclusively bands 23 y 3.4 Ghz within the cities where it had been awarded with a License until 9/22/2007.

Interloop Colombia is not in compliance with certain of its build out obligations and may face fines or revocation of its license.

ODECAR S.A.

Odecar S.A. was assigned, on December 14, 1999, per Resolution No. 404.99 of the Direccion Nacional de Comunicaciones of Uruguay, the radioelectric sub-blocks
24.600 GHz - 24.850 GHz in Montevideo and 25,100 GHz - 25.350 GHZ, 25.600 GHZ -
25.850 GHz and 26.100 GHz - 26.350 GHz in Maldonado for use in providing commercial data transmission service.

                                  SCHEDULE 3.20

                                   LIABILITIES

               PLEASE SEE SCHEDULE 3.18 FOR POTENTIAL LIABILITIES
                  UNDER CERTAIN LICENSES HELD BY THE COMPANIES.

THE COMPANY

         1. The Company has posted a US$1 million guarantee in respect of a license bid in Uruguay which will be replaced by a US$300,000 performance bond.

VELOCOM BRASIL

         Guarantee for three months of rent payments by VeloCom Brasil of Charles Schneider's residential lease in Sao Paulo, Brazil.

VESPER

         1. Liabilities under cell site and switch site leases entered into by Vesper.

         2. Vesper has guaranteed the residential leases of the following employees of Vesper:

                  (a)      William Dunbar

                  (b)      Luis Gentil

                  (c)      Norman Gaudreau

                  (d)      Jim Greenlaw

                  (e)      Paul Newman

                  (f)      Pamela Goossen

                  (g)      Timothy Quinn

                  (h)      Francisco Neves Filho

                  (i)      Jean Provencher

                  (j)      Jacques Despars

                  (k)      Charles Laflamme

                  (l)      Edmund del Sol

                  (m)      Sebastian Poisson

                  (n)      Yuan Ringuetti

         3. Capitalized Leases pursuant to that certain Leasing Agreement with IBM Brasil Leasing Arrendamento Mercantil S.A. in the total amount of $1,800,000.

         4. Debt incurred pursuant to that certain loan facility agreement between Vesper S.A. and Nortel dated as of October 25, 1999.

         5. Debt incurred pursuant to note purchase agreements dated December 16, 1999 between Vesper S.A. and Ericsson Telecomunicacoes S.A., Nortel and Harris Corporation Networks.

         6. Debt incurred pursuant to Motorola CPE Supply Agreement and related vendor financing.

VESPER HOLDINGS

         1. Guaranty of Indebtedness of Vesper set forth in number 6 above.

MEGATEL

         1. Liabilities under cell site and switch site leases entered into by MegaTel.

         2. MegaTel has guaranteed the residential leases of the following employees of MegaTel:

                  (a)      Norman Taylor

                  (b)      Giles Leclerc

                  (c)      Roland L'Esperance

                  (d)      Claude Page

                  (e)      Monique Baril

                  (f)      Francois Levesque

                  (g)      Robin Constantin

                  (h)      Rene Quenneville

                  (i)      Roger Croteau

                  (j)      Francois Cote

                  (k)      Glenda Maillaux

                  (l)      Denis Dion

                  (m)      Keith Knox

         3. Bridge loan facility by Lucent to MegaTel under the Equipment Supply Agreement dated September 27, 1999.

         4. Debt Pursuant to Credit Agreement dated December 27, 1999.

         5. Debt incurred pursuant to Motorola CPE Supply Agreement and related vendor financing.

VESPER SAO PAULO HOLDING

         1. Guaranty of Indebtedness of Megatel set forth in number 4 above.

TMC

         1. Pursuant to the Lease Contract, dated March 12, 1999 between Eduardo Manuel Stigol (Lessor) and Rigoberto Almeida Costa (Lessee). Guarantee for three months of rent payments by TMC of Mr. Costa's residential lease in Buenos Aires, Argentina.

         2. Liabilities under cell site and switch site leases entered into by TMC.

VELOCOM ARGENTINA

         1. VeloCom Argentina has agreed to pay the residential lease for Derek Koecher.

                                SCHEDULE 3.22(a)

                        COLLECTIVE BARGAINING AGREEMENTS
                 OR EMPLOYMENT AGREEMENTS NOT TERMINABLE AT WILL


VESPER

         As of the date hereof, there exists no agreement between Vesper and any union. However, Vesper will need to enter into a collective beginning agreement with the union of telecommunication workers.

MEGATEL

         As of the date hereof, there exists no agreement between MegaTel and any union. However, MegaTel will need to enter into a collective beginning agreement with the union of telecommunication workers.

TMC

         1. Collective Bargaining Agreements: TMC is not currently making payments according to any collective bargaining agreement, but there is a risk that certain of its employees be deemed to be included under the following collective bargaining agreements:

                  (i) Collective Bargaining Agreement for Commercial Employees ("CBACE") Nbr. 130/7.

                  (ii) FOEESITRA (Federacion de Obreros, Especialistas y Empleados de los Servicios e Industria de las Telecomunicaciones de la Republica Argentina).

                  (iii) Traveling Salesman Collective Bargaining Agreement for traveling salesmen, Nbr. 308/75.

         No dispute, arbitration, litigation or breach exists under any collective bargaining agreement.

         2. TMC Employment Agreements which are not terminable at will without making severance payments:

                  NAME OF THE EMPLOYEE:

                  ALVAREZ Jose Luis

                  ARCE Walter Javier

                  ASEF Felix Nadir

                  BERTOLA Marcelo E.

                  BLAUZWIRN LABORDE Pablo Ernesto

                  NAME OF THE EMPLOYEE:

                  BOSSIO Rafael

                  BRAVO Ricardo Luis

                  BURGUENO SCALONE Juan Manuel

                  CARBONE LORENA Alejandra

                  CAZENAVE Luciana

                  CHOROVICZ Demian

                  COCCIOLO Roberto Anibal

                  COCIMANO Daniel

                  CONTSOMANOLAKY Alejandro

                  CRISTALLO Alejandro

                  CUESTA Fernando Anibal

                  DE LUQUE Mariano

                  ESCALA Nestor Alberto

                  ESPERON Jose Luis

                  FERNANDEZ Maria Jose

                  FERNANDEZ Nestor

                  FOURCADE Juan Edgardo

                  ADRIANO GALLINEA Fabio

                  GARCIA Jose

                  GARCIA Natalia

                  GERARDI Maximiliano

                  GORINI Fernando Gabriel

                  GRANJA Anabella Dafne

                  HORVAT Jacobo

                  IGLESIAS Sergio Gustavo

                  IGOUNET Maria Jose

                  IURCOVICH Patricia

                  JANCZUK Juan Carlos

                  JOVENICH Victor Augusto

                  KRAEFFT Mariano Ricardo

                  L`AVENA Teresa Haydee

                  LISJAK Ariel

                  LOPEZ Pablo David

                  MEDINA Felix Adolfo

                  MELERO Roberto Eduardo

                  MENDEZ GUERIN Nicolas

                  MERLIS Alfredo Guillermo

                  MOIX Roman Angel

                  MOLLO FREYTAZ Carlos

                  MOREY Gustavo Nicolas

                  MUSUMECI Sergio Dario

                  NUGUER Karina

                  NAME OF THE EMPLOYEE:

                  PELIZZA Luis Jorge

                  PEREYRA Ricardo Hector

                  PONCE Maria Sandra

                  RICKE William

                  ROBLEDO Mabel

                  ROMEO Mariano

                  RUBIN Ubaldo

                  RUIZ Maria Alejandra

                  SAINT - JEAN Pedro Miguel

                  SALAS GRABOLO Gustavo

                  SAWON Ricardo

                  SCOTTI Alejandro

                  TIBALDO Mauricio Edgardo

                  TORRES Julio Oscar

                  VENENATI Mariano

                  VILLALBA Eduardo Humberto

                  VILLECO Diego

                  ZAIDEL Alejandro

                  ZAYAT Gonzalo Manuel

                  ZUMARRAGA Juan Pablo



VELOCOM ARGENTINA

         VeloCom Argentina employment agreements which are not terminable at will without making severance payments:

         1. Rudolfo Pella

         2. Ana Guiqou

         In addition, this entity is responsible for social security "OSDE" benefits for these employees.

                                SCHEDULE 3.22(b)

                     EMPLOYEES AND DIRECTORS OF THE COMPANY

                                                                                                                          TERM OF
        EMPLOYEE                       POSITION                                   SALARY              BENEFITS          EMPLOYMENT*
        --------                       --------                                   ------              --------          -----------

        Fred Vierra                    Chairman - Non-Employee                    $  12,000.00        $  3,600.00       At Will
        David Leonard                  President & CEO                            $ 300,000.00        $ 90,000.00       At Will
        Nick Kauser                    Chief Technology Officer                   $ 120,000.00        $ 36,000.00       At Will
        Barry Rowan                    Chief Financial Officer                    $ 225,000.00        $ 52,500.00       At Will
        John Gowen                     Chief Development Officer                  $ 200,000.00        $ 60,000.00       At Will
        Michael Quinn                  VP Legal & Strategic Affairs               $ 250,000.00        $ 75,000.00       At Will
        Greg Sadler                    VP Finance                                 $ 150,000.00        $ 45,000.00       At Will
        Dwayne House                   VP Operations                              $ 150,000.00        $ 45,000.00       At Will
        Mike Casullo                   VP - Info Technology                       $ 110,000.00        $ 33,000.00       At Will
        David Tomizuka                 VP - Internet Strategy & Bus. Dev.         $ 200,000.00        $ 60,000.00       At Will
        Mark Johnson                   VP - IP Services                           $ 110,000.00        $ 33,000.00       At Will
        Ann Doris                      VP - Marketing Strategy/Communications     $ 175,000.00        $ 51,000.00       At Will
        Derek Koecher                  Financial Analyst                          $  65,000.00        $ 19,500.00       At Will
        Patti Reichman                 Controller                                 $  90,000.00        $ 27,000.00       At Will
        Julia K. Hughes                Executive Assistant                        $  45,000.00        $ 13,500.00       At Will
                                       MIS Manager                                $  35,000.00        $ 10,500.00       At Will
        Lisa Gamel                     Administrative Assistant                   $  33,000.00        $  9,900.00       At Will
        Wendy Shantz                   Administrative Assistant                   $  40,000.00        $ 12,000.00       At Will
                                       Receptionist/Admin Assist                  $  29,000.00        $  9,000.00       At Will
        Brad Johnson                   VP Southern Cone                           $ 225,000.00        $ 67,500.00       At Will
        Steve Dougherty                VP Brazil                                  $ 250,000.00        $ 75,000.00       At Will
        Chuck Schneider                Brazil CFO                                 $ 150,000.00        $ 45,000.00       At Will

        Henry Peraza                   Pres-Brazil Sm Markets                     $ 150,000.00        $ 45,000.00       At Will
        Barney Schotters               Board Member - Non Employee                $  12,000.00        $        --
        Bob McKenzie                   Board Member - Non Employee                $  12,000.00        $        --
        Diego Rodriguez                Director of Transition Management          $ 120,000.00        $        --
        Phil Shoemaker                 Director of Implementation and             $ 110,000.00        $ 33,000.00
                                       Deployment

through Brazil and Argentina:
        Guillermo Ramirez              Senior Project Manager                     $  97,750.00        $ 29,000.00
        Ana Guigou                     Argentina Admin                            $  35,000.00        $ 10,500.00       At Will
        Cristina Diegues               Secretary                                  $  29,750.00        $  3,000.00       At Will
        Naomi Periera                  Secretary                                  $  25,000.00        $ 18,000.00       At Will
        Rudolfo Pella                  Argentine Engineer                         $  65,000.00        $ 19,500.00       At Will
        Antonio de Salles              Operations Manager                         $ 125,000.00        $ 36,000.00       At Will

                                SCHEDULE 3.23(a)

                             EMPLOYEE BENEFIT PLANS

VELOCOM

         1. VeloCom Stock Option Plan.

         2. VeloCom Death and Disability Plan.

         3. Vision Care Plan.

         4. Humana Medical PPO Plan.

         5. Reliant Life Insurance Plan.

         6. Delta Dental Plan.

VESPER

         Vesper executive compensation package.

MEGATEL

         MegaTel executive compensation package.

TMC

         1. Insurance policy No. 1996 of Generali Argentina Compania de Seguros Patrimoniales regarding labor risk of employees.

         2. Tickets for buying at restaurants "Ticket Restaurant" ($ 10 per employee for each working day) and Tickets for buying other goods "Ticket Canasta" ($150 per employee, per month).

         3. Social security "OSDE", "Docthos", "OSECAC" and Accion Social de Empresarios for employees.

         4. Difference of price of social security (Argentine pesos 35 per month) in favor of Carlos Esteban Castro.

         5. Other benefits arising out of the labor agreements entered into by:
         (i) Rigoberto Almeida Costa, TMC and Fabio Adriano Gallinea, and (ii) William Ricke.

         6. TMC has agreed to institute a phantom stock option plan for senior management by year end. This stock option plan is subject to the approval of the Company's board of directors.

                                  SCHEDULE 3.24

                            RECORDKEEPING COMPLIANCE

VELOCOM CHILE

         VeloCom Chile has not filed certain monthly tax reports with Chilean tax authorities. The Company is in the process of making such filings.

FORMUS ARGENTINA

         Certain tax documents are in the process of being filed.









                                       1